UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Notice of 2021 Annual Meeting and

2021 Proxy Statement

teradata.

MESSAGE TO SHAREHOLDERS

March 18, 2021

Dear Fellow Shareholder:

I am pleased to invite you to attend Teradata Corporation’s 2021 Annual Meeting of Stockholders on May 4, 2021 at 8:00 a.m. Pacific Time. The meeting will be held virtually via a live webcast and can be accessed by following the instructions provided in this proxy statement. We believe that the virtual format is prudent for the health and safety of our shareholders, directors and employees during the COVID-19 pandemic. This proxy statement, which includes a notice of the 2021 annual meeting, tells you more about the agenda and procedures for the meeting, including how shareholders can participate. It also describes how our Board of Directors operates and gives information about director candidates and general compensation, corporate governance, and other matters.

I am proud of the resilience demonstrated by our employees in the face of the challenges of 2020. In the backdrop of the global pandemic, we rose to the occasion and advanced our cloud-first strategy. Despite the impact to our business globally due to COVID-19, our results for 2020 exceeded our expectations on key financial metrics, including annual recurring revenue (“ARR”) growth, while more than doubling our public cloud ARR (as defined on page 2 of this proxy statement).

We were able to accomplish these results while placing the safety and well-being of our employees first. In response to the pandemic, we established a pandemic response team to develop and execute plans to continue to operate globally with safety-first considerations and transitioning the majority of our employees to a work from home model while implementing additional safety measures for employees continuing critical on-site work. We have also been providing virtual sales and marketing support to our customers, including through our pandemic response customer outreach program, as well as working virtually with our partners and suppliers.

During 2020, we also experienced a transition in leadership at Teradata. Following a thorough search, in June 2020, Stephen McMillan became our new President and Chief Executive Officer. I firmly believe that Mr. McMillan is the right leader to guide Teradata through the next phase of our cloud transformation.

Included among our other accomplishments in 2020 were the following:

•	We made key advancements in Teradata Vantage™, our leading multi-cloud data warehouse platform, including the availability of Vantage on the top public cloud providers (Amazon Web Services, Google Cloud, and Microsoft Azure) and expanding our cloud-based capabilities;
•	We were recognized as a leader in Cloud Database Management by Gartner, Inc.;
•	For the 12th year in a row, we were included on the Ethisphere Institute’s list of the World’s Most Ethical Companies;
•	For the 11th consecutive year, we were named to the Dow Jones Sustainability North American Index for Software and Services, and we were also named to the Dow Jones Sustainability World Index; and
•	We advanced our commitment to diversity, equity, and inclusion through several initiatives, including an anti-racism pledge signed by our executive leadership team and the launch of our Culture Learning Lab, Inclusive Leadership Learning Lab, and Diversity Dialogues programs; and we scored 90 out of 100 in the Human Rights Campaign 2021 Corporate Equality Index.

As always, we greatly value the input we receive from our investors on our business and strategy. Shareholder engagement remains a priority for Teradata, and we are in frequent communication with our largest investors on key matters, including our strategic direction, executive compensation, and environmental, social and governance (“ESG”) activities and practices. Our executive compensation program continues to reflect the feedback provided through our shareholder outreach efforts. Our goal is to continue to connect pay and performance and enhance the alignment of our executive compensation program with your long-term interests. We are also focused on advancing our ESG efforts, which is informed by input from our shareholders.

Our Board of Directors, consisting of a diverse set of highly accomplished and experienced leaders, is committed to engaged oversight of Teradata’s business and acting in the best interests of our shareholders and other key stakeholders. We encourage you to review the qualifications, skills and experience that each of our directors contributes to our Board of Directors as described beginning on page 6 of this proxy statement.

Mr. McMillan and I look forward to your participation at the annual meeting. In addition, we encourage and welcome shareholder feedback on any topic related to the Company. Communications can be addressed to directors in care of the Chief Legal Officer and Corporate Secretary, Margaret A. Treese, at 17095 Via Del Campo, San Diego, California 92127 or by email to investor.relations@teradata.com.

Every vote is important. Whether or not you plan to attend the annual meeting, I urge you to authorize your proxy as soon as possible so that your shares may be represented at the meeting.

Thank you for your continued support of Teradata.

Sincerely,

Michael P. Gianoni

Chairman of the Board

NOTICE OF VIRTUAL ANNUAL MEETING

OF STOCKHOLDERS

TIME 8:00 a.m. Pacific Time	DATE Tuesday, May 4, 2021	PLACE Virtual www.virtualshareholdermeeting.com/TDC2021

Purpose

•

Elect (i) Ms. Bacus and Messrs. Chou and Schwarz to serve as Class II directors for three-year terms expiring at the 2024 annual meeting of stockholders and to hold office until their respective successors are duly elected and qualified, and (ii) Mr. McMillan to serve as a Class I director for a two-year term expiring at the 2023 annual meeting of stockholders and to hold office until his successor is duly elected and qualified;

•	Consider an advisory (non-binding) vote to approve executive compensation (a “say-on-pay” vote);

•	Consider and vote upon the approval of the amended and restated Teradata 2012 Stock Incentive Plan;

•	Consider and vote upon the approval of the amended and restated Teradata Employee Stock Purchase Plan;

•	Consider and vote upon the ratification of the appointment of our independent registered public accounting firm for 2021; and

•	Transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting by or at the direction of the Board of Directors.

Other Important Information

•

We will hold a virtual annual meeting. Shareholders will be able to listen, vote and submit questions from their home or from any remote location that has internet connectivity. There will be no physical location for shareholders to attend. Shareholders may participate online by logging in at www.virtualshareholdermeeting.com/TDC2021. We believe that this format is appropriate for the health and safety of our shareholders, employees, and directors and will facilitate shareholder attendance and participation. Please refer to page 94 of this proxy statement under “Other General Information” for more information about attending the virtual meeting.

•	Record holders of Teradata common stock at the close of business on March 5, 2021, may vote at the meeting.

•

Your shares cannot be voted unless they are represented by proxy or in person by the record holder at the meeting. Even if you plan to attend the meeting, please submit a proxy to ensure that your shares are represented at the meeting.

Internet Availability

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting of Stockholders to be held on May 4, 2021: This notice of the 2021 annual meeting of stockholders and proxy statement, our 2020 annual report, and form of proxy and voting instruction card are available at www.proxyvote.com.

By order of the Board of Directors,

Margaret A. Treese

Chief Legal Officer and Secretary

March 18, 2021

i

PROXY SUMMARY

This summary highlights information contained elsewhere in the proxy statement that is being provided to you by Teradata Corporation (“Teradata,” the “Company,” “we,” or “us”) in connection with its 2021 annual meeting of stockholders. This summary is not a complete description, and you should read the entire proxy statement carefully before voting.

This proxy statement contains important information about the 2021 annual meeting of stockholders, as well as information regarding the voting process, director elections, our corporate governance programs, executive and director compensation, and other environmental, social and governance (“ESG”) matters, among other things. We are furnishing this proxy statement together with our 2020 annual report and form of proxy and voting instruction card (“proxy card”). Proxy materials for the 2021 annual meeting of stockholders are being made available in printed form on or about March 24, 2021, and they will be available online on or about March 22, 2021. On behalf of the Teradata Board of Directors, we are requesting your proxy for the 2021 annual meeting of stockholders and any adjournments or postponements that follow.

Voting Methods – Your Vote is Important!

Even if you plan to attend the 2021 annual meeting of stockholders in person, we urge you to vote in advance of the meeting using one of these advance voting methods.

By Internet: www.proxyvote.com	By Phone: 1-800-690-6903	By Mail: 51 Mercedes Way Edgewood, NY 11717

2021 Virtual Annual Meeting Information

Date and Time:	May 4, 2021 at 8:00 a.m. (Pacific Time)

Format:	We will hold a virtual annual meeting. Stockholders will be able to listen, vote and submit questions from their home or from any remote location that has internet connectivity. We believe that this format is appropriate for the health and safety of our stockholders, employees, and directors and will facilitate stockholder attendance and participation.

Record Date:	All common stockholders of record as of March 5, 2021 may vote. Each outstanding share of common stock is entitled to one vote on each matter to be voted upon at the annual meeting.

Admission:	Attend the annual meeting online, including to vote and/or submit questions, at www.virtualshareholdermeeting.com/TDC2021. You will need to use your 16-digit Control Number provided in the Notice, proxy card or instructions that accompanied your proxy materials, to log in to this website and access the live audio webcast of the meeting. If you are a beneficial owner (and thus hold your shares in an account at a bank, broker, or other holder of record), you will need to contact the bank, broker, or other holder of record to obtain your control number prior to the meeting. Please refer to page 94 of this proxy statement under “Other General Information” for more information about attending the annual meeting.

Logistics:	We encourage you to access the annual meeting prior to the start time. Please allow ample time for online check-in, which will begin at 7:45 a.m. Pacific Time. We will offer live technical support during the meeting. If you encounter any technical difficulties accessing the meeting, please call 844-986-0822 (US) or 303-562-9302 (International).

Voting During Meeting:	Stockholders should follow the instructions to vote during the annual meeting at www.virtualshareholdermeeting.com/TDC2021. Shares held in your name as the shareholder of record may be voted electronically during the annual meeting. Shares for which you are the beneficial owner also may be voted during the annual meeting. However, even if you plan to attend the annual meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the annual meeting.

Asking Questions:	We encourage questions. Stockholders may submit a question online during the meeting at www.virtualshareholdermeeting.com/TDC2021. We will answer as many questions as time permits at the meeting.

Post Meeting:	Following the meeting, we will post to the Investor Relations section of our website (www.teradata.com) a replay of the Annual Meeting (including the question and answer session). We will include the results of the votes taken at the meeting, in a quarterly report on Form 10-Q or a current report on Form 8-K that we expect to file with the SEC within four business days after the date of the annual meeting or any adjournment or postponement thereof, which will also be posted to the Investor Relations section of our website. You may also find information on how to obtain a transcript of the meeting by writing to our Corporate Secretary at Teradata Corporation, 17095 Via Del Campo, San Diego, CA 92127.

1

Meeting Agenda

MATTER		BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
Proposal 1	Consider and vote upon the election of (i) Ms. Bacus and Messrs. Chou and Schwarz to serve as Class II directors for three-year terms expiring at the 2024 annual meeting of stockholders and to hold office until their respective successors are duly elected and qualified and (ii) Mr. McMillan to serve as a Class I director for a two-year term expiring at the 2023 annual meeting of stockholders and to hold office until his successor is duly elected and qualified	FOR each nominee	6
Proposal 2	Consider an advisory (non-binding) vote to approve executive compensation (a “say-on-pay” vote)	FOR	70
Proposal 3	Consider and vote upon the approval of the amended and restated Teradata 2012 Stock Incentive Plan	FOR	71
Proposal 4	Consider and vote upon the approval of the amended and restated Teradata Employee Stock Purchase Plan	FOR	82
Proposal 5	Consider and vote upon the ratification of the appointment of our independent registered public accounting firm for 2021	FOR	85

2020 Financial Highlights vs. Prior Year

11% ANNUAL RECURRING REVENUE (“ARR”) GROWTH(1)	165% PUBLIC CLOUD ARR GROWTH(2)	7% TOTAL RECURRING REVENUE GROWTH	79% RECURRING REVENUE AS A % OF TOTAL REVENUE

(1) Annual recurring revenue (“ARR”) is defined as the annual value at a point in time of all recurring contracts, including subscription, software upgrade rights, maintenance and managed services.

(2) “Public cloud ARR” is defined as the annual value at a point in time of all contracts related to public cloud implementations of Teradata Vantage and does not include ARR related to private or managed cloud implementations.

Board of Directors

NAME	CLASS	AGE	POSITION
Daniel R. Fishback	I	59	Director
David E. Kepler[1]	I	68	Director
Kimberly K. Nelson	I	53	Director
Lisa R. Bacus*	II	57	Director
Timothy C.K. Chou*	II	66	Director
James M. Ringler[2]	II	75	Director
John G. Schwarz*	II	70	Director
Michael P. Gianoni	III	60	Chairman
Stephen McMillan*[3]	III	50	President and Chief Executive Officer and Director
Cary T. Fu	III	72	Director
Joanne B. Olsen	III	62	Director

* Nominees for election

1 Retiring at the time of the 2021 annual meeting.

2 Retiring at end of current term, which expires at the 2021 annual meeting, at which time the number of Class II directors will be reduced from four to three

3 Appointed President and Chief Executive Officer as of June 8, 2020. Re-assigned from Class III to Class I, effective as of 2021 annual meeting, in connection with re-balancing of Board classes in light of retirements of Messrs. Kepler and Ringler, whereby the number of Class III directors will be reduced from four to three.

2	2021 PROXY STATEMENT

Governance Highlights

Teradata has adopted many governance practices that establish strong independent leadership in our boardroom and provide our stockholders with meaningful rights, including:

INDEPENDENT BOARD • 10 of 11 independent directors • All audit, compensation and governance committee members independent • Independent non-executive Chairman	DIVERSE AND QUALIFIED BOARD AND MANAGEMENT • Extensive executive experience at global, public companies • Knowledge of software and technology industries, including cloud-based technologies

SEPARATE CEO AND CHAIR ROLES	BOARD REFRESHMENT AND SUCESSION PLANNING • 4 new independent directors in the past 4 years • Ongoing succession planning

REGULAR EXECUTIVE SESSIONS of independent directors at board and committee meetings	INDEPENDENT COMPENSATION CONSULTANT engaged to advise on compensation of our executives and directors

ACTIVE BOARD OVERSIGHT • Strategy • Risk and operational plans, including ESG matters	ROBUST STOCK OWNERSHIP GUIDELINES for directors and executive officers

ANTI-HEDGING/PLEDGING AND CLAWBACK POLICIES prohibitions on hedging and pledging stock compensation clawback and anti-harmful activity policies	ONGOING SHAREHOLDER ENGAGEMENT results in impactful changes to executive compensation and corporate governance programs and informs on ESG initiatives

3

Post-2021 Annual Meeting:

After the retirements of Mr. Ringler and Mr. Kepler that will be effective at the time of the 2021 Annual Stockholders’ Meeting, the size of the board will be reduced to nine members. The charts below depict board statistics following such retirements (assuming re-election of all director nominees at the meeting).

4	2021 PROXY STATEMENT

Environmental, Social and Governance (ESG) Highlights

Covid-19 Response

•  Pandemic Response Team formed to ensure business continuity with safety-first considerations

•  Transitioned vast majority of employees to work from home model during pandemic

•  Enhanced safety protocols for critical on-site work

•  Supported virtual sales and marketing of customers and pandemic response customer outreach

•  Collaborated virtually with partners and suppliers

•  Supported production and delivery of life-saving COVID-19 vaccines

Diversity, Equity, and Inclusion

•  Executive team pledged commitment to diversity, equity, and inclusion

•  Formed Diversity, Equity, and Inclusion Advisory Board

•  Sponsored Diversity in Technology Scholarship for underrepresented students

•  Launched Culture Learning Lab, Inclusion Leadership Learning Lab, and Diversity Dialogues programs

•  Scored 90 out of 100 in Human Rights Campaign 2021 Corporate Equality Index

Doing Good With DataTM

•  Employees conducted a Global COVID-19 Hackathon

•  Created a COVID-19 Resiliency Dashboard

•  Partnered with DataKind to match data scientists with social agencies, civil groups, and nongovernmental agencies

• Teradata Cares volunteer program • Annual Days of Caring • Charitable giving matching program • Additional giving committed for social injustice causes in 2020

Sustainability

•  Commitment to environmental sustainability in our products, supply chain, and facilities

•  Greenhouse Gas (GHG) management program goal of 10% energy intensive reduction in GHG with a base year of 2018 and a goal year of 2022

•  Launched Future of Work initiative to reduce our real estate footprint and provide a more flexible and hybrid work environment to employees

•  Adopted policy promoting use of small businesses, minority, women, veteran, and LGBTQ+ owned business enterprises as sources of supply

•  Annual publication of report on corporate responsibility, sustainability and other ESG-related matters

Recognition and Ratings

•  Named a World’s Most Ethical Company by The Ethisphere Institute in 2021 for 12th straight year

•  Named to Dow Jones Sustainability North American Index for Software and Services for 11th
straight year; also named to Dow Jones Sustainability World Index

•  Received high ISS Quality Score (as of March 1, 2021):

• Governance: 2 • Environmental: 1 • Social: 2
• Attained MSCI ESG GovernanceMetrics rating of AAA (top performer) (as of March 1, 2021) • Received Sustainalytics “Low” ESG risk rating (as of March 1, 2021)

5

ELECTION OF DIRECTORS (Item 1 on Proxy Card)

The Board of Directors is currently divided into three classes. Directors are elected by stockholders for terms of three years and hold office until their successors are elected and qualified. One of the three classes is elected each year to succeed the directors whose terms are expiring. As of the 2021 annual meeting, the terms for the directors in Classes I, II and III of the Board of Directors expire in 2023, 2021 and 2022, respectively.

Ms. Bacus and Messrs. Chou, Ringler, and Schwarz currently are Class II directors whose terms are expiring at the 2021 annual meeting. In November 2020, (i) Mr. Ringler informed the Board of Directors that he will be retiring at the end of his current term and will not stand for re-election at the 2021 annual meeting, and (ii) Mr. Kepler informed the Board of Directors that he will be retiring at the time of the 2021 annual meeting. The board has extended its sincerest gratitude to each of Mr. Ringler and Mr. Kepler for their many years of distinguished service to the Company and decided not to nominate a replacement director for Mr. Ringler or Mr. Kepler at this time. In light of these retirements, and in order to balance the board Classes, effective as of the 2021 annual meeting, the board (i) reduced the number of Class I directors from four to three, (ii) reduced the number of Class III directors from four to three, and (iii) re-assigned Mr. McMillan from Class III to Class I and nominated him to stand for re-election at the 2021 annual meeting for a two-year term expiring at the 2023 annual meeting of stockholders. As a result of the foregoing changes, as of the 2021 annual meeting, the size of the Board of Directors will be reduced from eleven members to nine members, and each Class will consist of three members.

For the reasons described below, each of the Class II directors (except Mr. Ringler due to his pending retirement) has been nominated by the board for re-election through the 2024 annual meeting of stockholders and until their respective successors are elected and qualified, and Mr. McMillan, as a Class I director, has been nominated by the board for re-election through the 2023 annual meeting of stockholders and until his successor is elected and qualified.

Proxies solicited by the board will be voted for the election of the nominees, unless you instruct otherwise on your proxy. Each of the nominees is willing to serve if elected. The board has no reason to believe that these nominees will be unable to serve. However, if one of them should be unable to serve, the board may further reduce the size of the board or designate a substitute nominee. If the board designates a substitute, shares represented by proxies will be voted for the substitute nominee.

The Board of Directors recommends that you vote FOR the election of each of the Class II nominees as a director and Mr. McMillan as a Class I director.

Election of each nominee requires the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on such election. If a nominee does not receive a majority vote, he or she is required to tender his or her resignation for consideration by the disinterested members of the Board of Directors in accordance with our Corporate Governance Guidelines. Proxies solicited by the Board of Directors will be voted FOR each nominee, unless you specify otherwise in your proxy. Abstentions will have the same effect as votes against the matter and shares that are the subject of a broker “non-vote” will be deemed absent and will have no effect on the outcome of the vote.

Director Qualifications

Our Board of Directors currently consists of eleven members whom we believe are extremely well-qualified to serve on the board and represent our stockholders’ best interests. As described on page 18 of this proxy statement under the caption “Selection of Nominees for Directors,” the board and its Committee on Directors and Governance (the “Governance Committee”) select nominees with a view to establishing a Board of Directors that is comprised of members who:

•	have extensive business leadership experience,

•	bring diverse perspectives to the board,

•	are independent and collegial,

•	have high ethical standards as well as sound business judgment and acumen, and

•	understand and are willing to make the time commitment necessary for the board to effectively fulfill its responsibilities.

6	2021 PROXY STATEMENT

Election of Directors

Key Qualifications and Attributes

We believe that each of the director nominees and other directors bring these qualifications to our Board of Directors. Moreover, they provide our board with a diverse complement of specific business skills, experience and perspectives, including: extensive financial and accounting expertise, public-company board experience, knowledge of the technology and software industries and of Teradata’s business, including cloud-based technologies, experience with companies with a global presence and with growth and/or transformation strategies, and extensive operational and strategic planning experience. In addition, the board believes that each of the director nominees and other directors has demonstrated outstanding achievement in his or her professional career, the willingness to participate actively in board activities and share policy-making and strategic thinking experiences, an ability to articulate independent perspectives, make analytical inquiries and take tough positions that challenge management, and a high degree of personal and professional integrity.

The following describes the key qualifications, business skills, experience and perspectives that each of our directors brings to the Board of Directors, in addition to the general qualifications and attributes described above and information included in the biographical summaries provided below for each director. Based on all of these qualifications and attributes, we believe that the directors and nominees have the appropriate set and complement of skills to serve as members of the board.

2021 Director Nominees

Class II Nominees — Current Terms Expiring in 2021:

LISA R. BACUS	Retired Executive Vice President and Chief Marketing Officer for Cigna Corporation	Director since: 2015

Key Qualifications and Attributes:

•  Deep marketing expertise with focus on strategic planning and data analytics, in-depth knowledge of communication and marketing strategies and customer service operations

•  Experience as senior executive of large global companies

•  Diverse perspectives given gender and Hispanic heritage

Biography:

Ms. Bacus, age 57, served as the Executive Vice President and Chief Marketing Officer at Cigna Corporation, a global health care services company, from May 2013 until her retirement in July 2019. Her marketing role expanded with Cigna’s acquisition of Express Scripts in December 2018. Prior to joining Cigna, Ms. Bacus was the Executive Vice President and chief marketer at American Family Insurance Group, a personal and commercial property and casualty company, from 2011 until 2013, and its Vice President, Marketing, from 2008 to 2011. Before joining American Family Insurance, she was with Ford Motor Company, from 1986 to 2008, where she held a number of executive leadership positions, including Executive Director of Global Market Research and Insights, Executive Director of Global Marketing Strategy, and head of marketing for Ford in Mexico. She also serves on the boards of Selective Insurance Group, Inc. and Douglas Dynamics, Inc. and on the board of privately-held Culver Franchising System, Inc., as well as a number of non-profit corporations, and previously served on the board of Shoutlet, Inc., a privately-held company. Ms. Bacus joined our board in January 2015.

7

Election of Directors

TIMOTHY C.K. CHOU	Former President of Oracle On Demand, a division of Oracle Corporation	Director since: 2017

Key Qualifications and Attributes:

•  Extensive experience with technology companies, including many years of experience in building and selling enterprise software and hardware

•  Recognized as an industry leader in cloud computing and the Internet of Things, having published several landmark books and been featured in various publications including Forbes, Business Week, The Economist, and The New York Times as well as on CNBC and NPR

•  Extensive experience with startup companies in both workflow and analytic cloud-based applications

•  Diverse perspective given Chinese heritage and experience teaching a course on cloud computing in China

Biography:

Dr. Chou, age 66, served as President of Oracle On Demand, a division of Oracle Corporation, from 1999 until his retirement in 2005, during which time he led the growth of Oracle’s cloud business from a nascent stage to an industry-leading position. Prior to that, he served as the Chief Operating Officer of Reasoning, Inc., a pioneering application services provider, until it was acquired by Oracle in 2000. He served on the board of Embarcadero Technologies, a provider of database tools, from 2000 until 2007. In addition to his commercial career, he has taught in the computer science department at Stanford University since 1982. In 2006, he launched the first class on cloud computing at Stanford and in 2008 started a similar class at Tsinghua University in Beijing, China. In 2013, he became the Chairman of the Alchemist Accelerator, a leading enterprise software accelerator where he is focused on analytics, artificial intelligence and the Internet of Things. His landmark book, The End of Software, served to educate enterprises, operators and investors in this major shift in business models. He has been a director at Blackbaud since 2007 and joined our board in January 2017.

JOHN G. SCHWARZ	Founder and Chairman of the Board of Visier Inc.	Director since: 2010

Key Qualifications and Attributes:

•  Extensive experience within the software and technology industries, including as the chief executive officer and director of global, analytics technology companies

•  Operational and strategic planning experience leading a business organization that experienced high growth through both acquisitions and organic growth strategies

•  Broad global experience and perspective

Biography:

Mr. Schwarz, age 70, is the founder and Chairman of the Board of Visier Inc., a business analytics cloud-based software firm, a position he has held since 2010. From 2010 until May 2020, he served as the Chief Executive Officer at Visier. Previously, he served as Chief Executive Officer of SAP Business Objects, a unit of SAP AG, from 2008 to 2010, during which time he was a member of the executive board of SAP AG and also served on the board of directors of SAP Business Objects. From 2005 until its acquisition by SAP in 2008, he served as Chief Executive Officer of Business Objects S.A., a provider of business intelligence software and services. Mr. Schwarz served as President and Chief Operating Officer of Symantec Corporation, a provider of infrastructure security and storage management software, from 2001 to 2005. From 2000 to 2001, he served as President and Chief Executive Officer of Reciprocal Inc., which provided business-to-business secure e-commerce services for digital content distribution over the Internet. Prior to joining Reciprocal, Mr. Schwarz spent 25 years at IBM Corporation with his last position being General Manager of IBM’s Industry Solutions unit, a worldwide organization focused on building business applications and related services for IBM’s large industry customers. Mr. Schwarz serves as a director of Synopsys, Inc. and Avast PLC, and served as a director of SuccessFactors, Inc. from 2010 to 2011. He is also a member of the Dalhousie University Advisory Board. He joined our board in September 2010.

8	2021 PROXY STATEMENT

Election of Directors

Class I Nominee (Current Class III — Term Expiring in 2022)*

STEPHEN MCMILLAN	President and Chief Executive Officer of Teradata Corporation	Director since: 2020

Key Qualifications and Attributes:

•  Experience as Teradata’s President and Chief Executive Officer

•  Extensive knowledge of the Company’s operations, strategy, customers, and financial position

•  Experience as a seasoned technology executive with a track record of transforming enterprise product and services businesses into industry-leading cloud portfolio offerings

•  Expertise in cloud-based technologies

Biography:

Mr. McMillan, age 50, is Teradata’s President and Chief Executive Officer and has served in this role since joining the Company in June 2020. Previously, he served as the Executive Vice President of Global Services for F5 Networks, Inc., a transnational company that specializes in application services and application delivery networking, from October 2017 when he joined F5 until May 2020. Prior to joining F5, from September 2015 until October 2017, he was Senior Vice President, Customer Success and Managed Cloud Services at Oracle Corporation, a global software and services company, where he was responsible for developing, overseeing, and expanding a customer success organization focused on the company’s strategic SaaS portfolio. From May 2012 to September 2015, he served as Senior Vice President, Managed Cloud Services at Oracle. Prior to joining Oracle, Mr. McMillan spent 19 years at IBM, where he held a number of leadership roles focused on global managed services, consulting, and IT. He joined our board in June 2020.

* In connection with the rebalancing of the board classes, the Board of Directors reduced the number of Class III directors (terms expiring in 2022) from four to three, reassigned Mr. McMillan from Class III to Class I, and nominated him for re-election at the 2021 annual meeting for a two-year term expiring at the 2023 annual meeting of stockholders.

Class III — Current Terms Expiring in 2022:

CARY T. FU	Co-founder and retired Chairman and Chief Executive Officer of Benchmark Electronics, Inc.	Director since: 2008

Key Qualifications and Attributes:

•  Experience as the chief executive officer and chairman of the board of a global, publicly-traded technology company

•  Financial expertise and experience as a chief financial officer and certified public accountant

•  Experience co-founding and leading a high-growth business organization

•  Diverse perspectives given Taiwanese heritage and years of experience doing business in Asia

Biography:

Mr. Fu, age 72, is the co-founder of Benchmark Electronics, Inc. (“Benchmark”), a publicly-held electronics manufacturing services provider. He served as Chairman of the Board of Benchmark from 2009 until his retirement in December 2012 and was a director of Benchmark from 1990 to 2009. In 2011, Mr. Fu retired as Benchmark’s Chief Executive Officer, a position he had held since 2004. Prior to becoming Chief Executive Officer of Benchmark, he served as its President and Chief Operating Officer from 2001 to 2004, Executive Vice President from 1992 to 2001, and Executive Vice President, Financial Administration, from 1990 to 1992. He also serves on the board of directors of Littelfuse, Inc., a leading global manufacturer of circuit protection and power control technologies, and is a certified public accountant. He joined our board in July 2008.

9

Election of Directors

MICHAEL P. GIANONI	Chairman of the Board of Teradata Corporation President and Chief Executive Officer of Blackbaud, Inc.	Director since: 2015

Key Qualifications and Attributes:

•  Experience as the president and chief executive officer of a global, publicly-traded software-as-a-service company

•  Strong operational and leadership skills and business acumen

•  Proven track record driving financial performance improvement

•  Deep software industry knowledge

Biography:

Mr. Gianoni, age 60, is the President and Chief Executive Officer of Blackbaud, Inc., a provider of cloud-based software and services specifically designed for nonprofit organizations, a position he has held since joining the company in January 2014. Previously, Mr. Gianoni was the Executive Vice President and Group President, Financial Institutions, at Fiserv, Inc., a global technology provider serving the financial services industry, from 2010 to 2013. He joined Fiserv as President of its Investment Services division in 2007, where he was responsible for product, technology, sales, finance, operational, and strategy. From 2006 until its acquisition by Fiserv, Mr. Gianoni was Executive Vice President and General Manager of CheckFree Corporation, a leading provider of financial e-commerce solutions. Prior to that time, he held a number of senior management positions at DST Systems Inc., an information processing and software services company. Mr. Gianoni serves as a director of Blackbaud. He joined our board in January 2015 and was appointed our non-executive Chairman in February 2020 after serving as independent Lead Director since January 2019.

JOANNE B. OLSEN	Former Executive Vice President, Cloud Services and Support, Oracle Corporation	Director since: 2018

Key Qualifications and Attributes:

•  Extensive experience within the software and technology industries

•  Senior executive leadership of cloud-based solutions and services

•  Diverse perspectives given gender and global management experience

Biography:

Ms. Olsen, age 62, served as the Executive Vice President, Cloud Services and Support at Oracle Corporation, a global software and services company, from November 2016 until she retired in August 2017. In that role, she drove Oracle’s cloud transformation services and support strategy, partnering with leaders across all business units, leading a team of cloud customer experience experts, covering customer success, implementation success, consulting, support, education, and managed cloud services. She previously served as Senior Vice President and leader of Oracle’s applications sales, alliances, and consulting organizations in North America from 2010 to 2016. Ms. Olsen began her career with IBM, where, over the course of more than three decades, she held a variety of executive management positions across sales, global financing and hardware. She also serves as a director of Ciena Corporation, a global supplier of telecommunications networking equipment, software, and services, and Keysight Technologies, Inc., a provider of electronic design and test solutions. She joined our board in June 2018.

10	2021 PROXY STATEMENT

Election of Directors

Class I — Current Terms Expiring in 2023:

DANIEL R. FISHBACK	Co-Chief Executive Officer and Chairman of the Board of Directors of UserZoom	Director since: 2017

Key Qualifications and Attributes:

•  Experience as the chief executive officer of a global, publicly-traded company in the software-as-a service industry

•  Strong leadership skills and a proven track record driving financial growth and product development

•  Technology industry expertise, including cloud-based technologies

Biography:

Mr. Fishback, age 59, has served as Co-Chief Executive Officer of UserZoom, a user behavior and analytics platform provider, since April 2018 and as Chairman of the Board of UserZoom since October 2015. Mr. Fishback previously served as the President and Chief Executive Officer of DemandTec, Inc. from 2001 to 2013. DemandTec was a provider of a cloud-based collaborative optimization network for retailers and consumer products companies that was acquired by IBM in 2012. From 2000 to 2001, Mr. Fishback served as Vice President of Channels for Ariba, Inc., a provider of solutions to help companies manage their corporate spending. Prior to that, he held sales and executive leadership positions at Trading Dynamics Company and Hyperion Solutions Corporation. Mr. Fishback serves on the board of Qumu Corporation, a leading enterprise video cloud-based platform provider, serves on the board of directors for several private technology companies, and is an advisor and consultant to a number of companies focusing on the application of analytic solutions to solve complex business problems. He joined our board in January 2017.

KIMBERLY K. NELSON	Executive Vice President and Chief Financial Officer, SPS Commerce, Inc.	Director since: 2019

Key Qualifications and Attributes:

•  Senior executive leadership of cloud-based solutions company

•  Financial expertise and experience as a chief financial officer

•  Diverse perspectives given gender and technology company experience

Biography:

Ms. Nelson, age 53, is the Executive Vice President and Chief Financial Officer at SPS Commerce, Inc., a provider of cloud-based supply chain management solutions worldwide, a position she has held since joining the company in 2007. Prior to joining SPS Commerce, Ms. Nelson led Investor Relations at Amazon.com, Inc., from 2005 until 2007. She served as Amazon’s Finance Director, Technology, from 2003 to 2005, and its Finance Director, Corporate Financial Planning and Analysis, from 2000 to 2003. Prior to that, she served as a Director, Finance at The Pillsbury Company, LLC, a subsidiary of General Mills, Inc., from 1997 until 2000. She also serves as a director of Calyxt, Inc., a consumer-centric food- and agriculture-focused micro-cap public company. She joined our board in November 2019.

11

Election of Directors

Directors Retiring as of 2021 Annual Meeting

DAVID E. KEPLER	Retired Executive Vice President, Chief Sustainability Officer and Chief Information Officer of The Dow Chemical Company	Director since: 2007

Key Qualifications and Attributes:

•  Experience as the chief information officer of a complex, global company with additional responsibility for corporate sustainability initiatives, risk management and business services operations

•  Financial expertise

•  Recognized leader in the area of cybersecurity

Biography:

Mr. Kepler, age 68, served as the Executive Vice President, Chief Sustainability Officer and Chief Information Officer (“CIO”) of The Dow Chemical Company (“Dow”) from 2008 until his retirement in 2014. Mr. Kepler joined Dow in 1975 and was appointed the company’s Vice President and CIO in 1998 and Corporate Vice President in 2001. At Dow, Mr. Kepler assumed responsibility for Business Services in 2004, was appointed Senior Vice President in 2006, with added responsibilities for the company’s sustainability initiatives, and appointed Executive Vice President in 2008. He also serves on the board of directors of TD Bank Group and Autoliv, Inc., as a trustee of the University of California Berkeley, and as a board member of the Michigan Baseball Foundation. From 2008 to 2015, he was appointed to and served on the U.S. National Infrastructure Advisory Council that advised the President on the protection of critical infrastructure and homeland security issues. He joined our board in November 2007.

JAMES M. RINGLER	Former Chairman of Teradata Corporation	Director since: 2007

Key Qualifications and Attributes:

•  Experience as the chief executive officer and chairman of the board of publicly-held, global companies

•  Extensive experience on public company boards

•  Excellent operational and leadership skills and business acumen

Biography:

Mr. Ringler, age 75, was Chairman of the Board of Teradata from September 2007 until January 2019. He previously served as Chairman of the Board of NCR Corporation, from 2005 to 2007, and served as NCR’s President and Interim Chief Executive Officer for approximately 6 months in 2005. He served as Vice Chairman of Illinois Tool Works Inc., a multi-billion dollar diversified manufacturer of highly engineered components and industrial systems, from 1999 until he retired in 2004. Prior to joining Illinois Tool Works, from 1997 to 1999, Mr. Ringler was Chairman of Premark International, Inc. He also served as Premark’s Chief Executive Officer from 1995 to 1999 when it merged with Illinois Tool Works. Mr. Ringler serves as a director of Autoliv, Inc., Veoneer, Inc., TechnipFMC plc, and John Bean Technologies Corporation. He previously served on the board of The Dow Chemical Company/DowDuPont, Inc., from 2001 until February 2019, and Ingredion Incorporated, from 2002 until 2014. He joined our board in September 2007.

No family relationship exists among any of the directors, nominees or executive officers. No arrangement or understanding exists between any director, nominee, or executive officer and any other person pursuant to which any director, nominee or executive officer was selected as a director, nominee or executive officer of the Company.

12	2021 PROXY STATEMENT

OUR CORPORATE GOVERNANCE

Overview

Our Board of Directors is elected by the stockholders to govern our business. The board selects the senior management team, who is charged with conducting our business, and acts as an advisor to senior management, monitors its performance, and approves its compensation. Our Board of Directors engages in active discussion and oversight of the Company’s business plans and strategy. It dedicates a meeting each year as well as time at other regular meetings to cover strategic planning and monitoring. As part of this process, the board considers how best to capture opportunities and balance risks with potential stockholder returns in light of many factors such as our competitive landscape, technology developments, organizational structure, and financial objectives, among other things. The board’s responsibilities also include planning for senior management succession, overseeing the integrity of our financial statements, and monitoring enterprise risks and compliance efforts.

To support these important duties, the board employs a strong framework of corporate governance practices, including those outlined below:

Independent Leadership and Oversight

  All directors, except the Company’s President and CEO, are independent

  Separate CEO and board chair roles

  Independent non-executive Chairman of the Board

  Four new experienced independent directors added in the last four years, including two female and one ethnically diverse director, provides fresh perspectives

  Average board tenure of continuing directors is 5.3 years

  Executive sessions of independent directors scheduled at every regular board meeting

  Limit on additional board service (no continuing director currently sits on more than two other public company boards)

  Directors possess highly relevant experience and knowledge (5 of 9 continuing directors are current or former chief executive officers, 8 of 9 have software and/or technology industry experience, and 7 of 9 have experience in cloud-based technologies)

Executive Compensation Best Practices

  Emphasis on performance-based and long-term equity incentives

  2020 and 2021 long-term equity programs are 60% performance-based

  Prohibitions on hedging and pledging Company stock by executive officers and directors

  Clawback and harmful activity policies

  Annual advisory vote on compensation

  Annual incentive compensation is capped

  Approved by a fully-independent board committee using an independent consultant

Shareholder Engagement & Alignment	Track record of proactive, ongoing stockholder dialogue Significant Teradata stock ownership by officers and directors and strong stock ownership guidelines

Stockholder Rights	Majority vote standard for election of directors No poison pill in place Proxy access bylaw permits eligible stockholders to nominate candidates for election to the board

13

Our Corporate Governance

Shareholder Outreach

Shareholder engagement is an important part of our business practices, and we greatly value the input we receive from our shareholders. Teradata Investor Relations and members of Teradata management are in frequent communication with shareholders on a variety of matters, including strategy, operations, corporate governance and other ESG practices, and executive compensation.

Teradata has engaged in a robust shareholder outreach effort for many years to better understand and address any concerns shareholders might have relating to the Company’s executive compensation program. This outreach continued through 2020 and early 2021, and in addition to compensation-related matters, a number of corporate governance matters as well as other ESG matters were discussed with our shareholders during the outreach process. As described below on page 41 of the Compensation Discussion and Analysis section of this proxy statement, this engagement has been very productive and informative. Accordingly, shareholders’ interests have been taken into consideration in establishing or maintaining a number of meaningful aspects to Teradata’s executive compensation program and corporate governance framework as well as advancing our thinking on other ESG matters. We have also enhanced our disclosures in this proxy statement based on input provided through our shareholder engagement process, particularly in the Compensation Discussion and Analysis and Environmental, Social and Governance (ESG) sections.

Corporate Governance Guidelines

To help discharge its responsibilities, the Board of Directors has adopted Corporate Governance Guidelines on significant corporate governance issues. These guidelines address, among other things, such matters as director independence, committee membership and structure, meetings and executive sessions, the annual self-assessments of the board and its committees, and director selection, retirement, and training. As reported in last year’s proxy statement, the guidelines were updated in February 2020, to implement our policy with respect to the separation of the roles of our Chairman and Chief Executive Officer. The board’s Corporate Governance Guidelines are found on our corporate governance website at www.teradata.com/governance-guidelines. The board’s independent directors have an opportunity to meet at each regularly scheduled meeting in executive session without management present. Our non-executive Chairman presides at the executive sessions.

Board Independence and Related Transactions

We believe that the Company benefits from having a strong and independent board. For a director to be considered independent, the board must determine that the director does not have any direct or indirect material relationship with the Company that would affect his or her exercise of independent judgment. The Board of Directors has established independence standards as part of its Corporate Governance Guidelines. In general, the board must determine whether a director is considered independent, taking into account the independence guidelines of the New York Stock Exchange (“NYSE”) and the factors listed immediately following this paragraph (which are included as Exhibit B, Director Independence Standards, to the board’s Corporate Governance Guidelines referenced above) in addition to those other factors it may deem relevant. No director may qualify as independent unless the board affirmatively determines (i) under the NYSE listing standards, that he or she has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us), and (ii) under our independence standards, that the director or director candidate does not have any direct or indirect material relationship with us. Our independence standards include the following minimum criteria:

1.	A director will not be independent if:

•	at any time during the last three years, he or she has been an employee of Teradata, or an immediate family member of the director has been an executive officer of Teradata;

•

he or she has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from Teradata, other than certain limited circumstances, including: (a) compensation and other fees paid for service as a director; or (b) compensation received by an immediate family member for service as an employee of Teradata (other than as an executive officer);

•

he or she has certain relationships with any firm that serves as Teradata’s internal or external auditor, including (a) the director is a current partner or employee of such firm; (b) the director has an immediate family member who is a current partner of such firm; (c) the director has an immediate family member who is a current employee of such firm and personally works on Teradata’s audit; or (d) the director or an immediate family member of the director was within the last three years a partner or employee of such a firm and personally worked on Teradata’s audit within that time;

14	2021 PROXY STATEMENT

Our Corporate Governance

•

at any time within the past three years, the director or his or her immediate family member has been employed as an executive officer of another company where any of Teradata’s present executive officers at the same time serves or served on that company’s compensation committee; or

•

he or she is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, Teradata for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues (in each case, as reported in the other company’s last completed fiscal year).

2.

A director will not be independent if he or she is an employee, or any member of the director’s immediate family is an executive officer, of a company which is indebted to Teradata or to which Teradata is indebted, and the total amount of the indebtedness exceeds the greater of $1,000,000 or 2% of the consolidated annual gross revenues of either company.

3.

A director will not be independent if he or she or any member of the director’s immediate family is an officer, director or trustee of a charitable or other tax-exempt organization, and donations by Teradata during any single fiscal year to the charitable or other tax-exempt organization within the last three years exceeds the greater of $1,000,000 or 2% of the organization’s consolidated annual gross revenues.

4.

A relationship arising solely from a director’s interest in another company or similar entity that is party to a transaction with Teradata will not be considered to be a material relationship with Teradata that would impair the director’s independence if: (i) such interest arises only from: (a) the director’s position as a director, trustee or similar position of such other company or entity, and/or (b) the direct or indirect ownership by the director and the director’s immediate family members, in the aggregate, is less than 10% of the equity or similar ownership interest in such other company or entity; and (ii) the director is not involved in the negotiation of the terms of the transaction with Teradata and does not receive any special benefits as the result of the transaction.

The board’s independence standards also provide for additional criteria for members of the Audit and Compensation and Human Resource Committees as required under applicable NYSE rules.

Our Board of Directors has affirmatively determined that all of our non-employee directors and nominees, namely Mmes. Bacus, Nelson and Olsen and Messrs. Chou, Fishback, Fu, Gianoni, Kepler, Ringler, and Schwarz, meet the NYSE listing independence standards and our independence standards for the board and the committees on which they serve. There were no transactions, relationships or arrangements in fiscal year 2020 that required review by the board for purposes of determining director independence.

Board Leadership Structure

In February 2020, we amended our Corporate Governance Guidelines to adopt a policy providing that the positions of Chairman of the Board and CEO should be held by separate persons. Our Corporate Governance Guidelines do not require that our Chairman be independent. In the event the Chairman of the Board is not independent, the Board will designate a Lead Director who is an independent, non-employee Director. The board believes that this leadership structure, separating the positions of Chairman and CEO, best serves the interests of Teradata and its stockholders and demonstrates our commitment to strong corporate governance practices.

Concurrent with this policy change, Mr. Gianoni was appointed our non-executive Chairman of the Board, succeeding Victor Lund, who at the time was serving as our Interim President and CEO and as a director. Mr. McMillan, our President and CEO, is the only member of the board who is not independent. We believe that this leadership structure enhances the accountability of the CEO to the board, strengthens the board’s independence from management, and benefits independent risk oversight of the Company’s day-to-day risk management activities. In addition, separating these roles allows our CEO to focus his efforts on running our business, meeting with customers and investors, and managing the Company in the best interests of our stockholders, while we are able to benefit from the leadership experience of Mr. Gianoni.

Board Oversight of Risk

Management is responsible for the Company’s day-to-day risk management activities (including the identification, assessment, and mitigation of risks), and our board’s role is to engage in informed risk oversight. In fulfilling this oversight role, our Board of Directors focuses on understanding the nature of our enterprise risks, including our operations and strategic direction, as well as the adequacy of our risk management process and overall risk management system. The board’s committee structure and the collective knowledge and experience of its members promotes a broad perspective, open dialogue and useful insights regarding risk, thereby increasing the effectiveness of the board’s role in risk oversight.

15

Our Corporate Governance

There are a number of ways our board performs this risk oversight function, including the following:

•	at its regularly scheduled meetings, the board receives management updates on our business operations, financial results, and strategy and discusses risks related to the business;

•

the Audit Committee assists the board in its oversight of risk management by overseeing the Company’s enterprise risk management process and discussing with management – particularly, the Chief Financial Officer; the Senior Vice President, Chief Information Officer; the Vice President, Enterprise Risk and Assurance Services; and the Chief Ethics, Compliance and Privacy Officer – the Company’s guidelines and policies regarding financial and enterprise risk management and risk appetite, including: (i) major risk exposures such as financial, cybersecurity, privacy and data protection, operational, and legal and regulatory, and the steps management has taken to monitor and control such exposures; and (ii) internal audit and ethics and compliance updates, as well as whistleblower updates, if any;

•

the Audit Committee also receives quarterly reports from our Chief Security Officer assessing the status, adequacy and effectiveness of cybersecurity risks and twice per year, or more as needed, reviews and discusses the Chief Security Officer’s report on cybersecurity risks and the steps the security team has taken to monitor and control related exposures and reports to the board on these matters;

•

the Compensation and Human Resource Committee (the “Compensation Committee”) annually receives reports and discusses with management risks relating to executive compensation, talent acquisition, retention and management, and corporate culture (including diversity, equity, and inclusion);

•

the Committee on Directors and Governance assists the board with oversight of our corporate governance framework, board effectiveness, board composition and succession planning, and ESG activities; and

•

through management updates and committee reports, the board monitors our risk management activities, including the enterprise risk management process, risks relating to our compensation programs, culture and talent management, and financial and operational risks being managed by the Company.

Compensation Risk Assessment

Based on an analysis conducted by management and reviewed by the Board of Directors, we do not believe that our compensation programs for employees are reasonably likely to have a material adverse effect on the Company.

Director Education

The Company encourages directors to participate in continuing education programs focused on the Company’s business and industry, committee roles and responsibilities and legal and ethical responsibilities of directors, and the Company reimburses directors for their expenses associated with this participation. We also encourage our directors to attend Teradata events such as our annual users’ conference (Teradata Universe) and our Analyst Investor Day events. Continuing director education is also provided during board meetings and other board discussions as part of the formal meetings and may include internally developed materials and presentations as well as programs presented by third parties. In addition, new directors participate in extensive orientation sessions that are focused on corporate governance and the Company’s strategy and business.

16	2021 PROXY STATEMENT

Our Corporate Governance

Executive Management Succession Planning

In consultation with its Compensation and Human Resource Committee and CEO, the Board of Directors regularly reviews short- and long-term succession plans for all senior management positions and, in particular, our CEO.

The criteria used when assessing the qualifications of potential CEO successors include, among others:

As more fully discussed under the heading “CEO Transition and New Executive Leadership” on page 37 of the Compensation Discussion and Analysis section of this proxy statement, effective June 8, 2020, Mr. McMillan was appointed President and CEO, replacing Mr. Lund, our former Interim President and CEO.

Code of Ethics

We have a Code of Conduct that sets the standard for ethics and compliance for all of our employees, including our officers, directors, chief accounting officer, and corporate controller. Our Code of Conduct is available on our corporate governance website at www.teradata.com/code-of-conduct. Among the core principles that guide our employees is accountability to each other, which means that we trust and collaborate with each other, inviting transparency and challenge; we debate, decide, commit and follow through with velocity; and we are inclusive and generous in helping each other.

Policy Regarding Hedging and Pledging of Teradata Securities

Pursuant to the Teradata Insider Trading Policy, Teradata associates (including employees, officers, and members of the Teradata Board of Directors) may not trade in derivative securities of Teradata or engage in hedging transactions involving Teradata securities. For purposes of this policy, “derivative securities” include publicly traded options, short sales, puts, calls, covered calls, straddles, strips, or similar derivative securities whether or not issued directly by the Company or by any stock exchange, and “hedging transactions” include pre-paid variable forwards, equity swaps, collars and exchange funds designed to hedge or offset any decrease in the market value of Teradata securities held by the Company’s employees, officers and directors.

In addition, under the Insider Trading Policy, directors and executive officers are prohibited from pledging Teradata securities as collateral for loans (including depositing such securities in margin accounts). While all other Teradata employees are not prohibited from pledging Teradata securities as collateral for loans, such employees are advised to exercise caution in holding Teradata securities in a margin account or pledging Teradata securities as collateral for a loan.

17

Our Corporate Governance

Political Activities

For many years, Teradata has had a Political Activities Policy Statement in place, which reinforces and declares our commitment to responsible corporate citizenship while also complying with applicable laws and related regulations regarding the use of corporate resources in connection with political activities.

We generally encourage our employees to feel free to participate in permitted political activities where they live and work, provided such activities occur solely in an individual and private capacity and not on behalf of the Company. In furtherance of these principles, the Political Activities Policy Statement provides that the Company and its affiliates will not make political contributions, or use any corporate funds or assets, for any candidates or political parties, including campaign committees and funds, caucuses, independent expenditure committees, or special interest groups engaged in lobbying activities. It further provides that employees who engage in partisan political activities, including the election process, must do so solely on their own behalf and not on the Company’s behalf or using Teradata resources.

Meetings and Meeting Attendance

The board and its committees met throughout the year on a set schedule, held special meetings, and acted by written consent from time to time as appropriate. At each of its regular meetings, the board had an opportunity to meet in executive session without the CEO present. Members of the senior management team regularly attend board meetings to present information on our business and strategy, and board members are welcome and encouraged to meet with employees worldwide and to attend industry, analyst, and other major events.

The board and its committees met a total of 34 times last year. In 2020, each of the directors attended 75% or more of the total number of meetings of the board and the committee(s) on which he or she serves, except for Bill Stavropoulos, who retired from the Board in May 2020. In addition, under the board’s Corporate Governance Guidelines, our directors are expected to attend our annual meeting of stockholders each year. All of our directors attended the 2020 virtual annual meeting of stockholders.

Director Commitments

Under our Corporate Governance Guidelines, each board member is expected to ensure that other existing and planned future commitments do not materially interfere with such member’s service as a director and that he or she devotes the time necessary to discharge his or her duties as a director. In assessing whether directors and nominees for director have sufficient time and attention to devote to board duties, the Governance Committee and our board consider, among other things, whether directors may be “overboarded,” which refers to the situation where a director serves on an excessive number of boards. Under our Corporate Governance Guidelines, a director may not serve on the boards of more than four other public companies, or, if the board member is an active chief executive officer (or its equivalent), on the board of more than two other public companies. Each of our directors is in compliance with this requirement, and our board believes that each of our directors, including each of our director nominees, has demonstrated the ability to devote sufficient time and attention to board duties and to otherwise fulfill the responsibilities required of directors. We will continue to periodically review our director commitment policies.

Selection of Nominees for Directors

The Board of Directors and the Governance Committee are responsible for recommending candidates for membership to the board. The director selection process and director qualification guidelines are described in detail in the board’s Corporate Governance Guidelines, which are posted on our corporate governance website at www.teradata.com/governance-guidelines.

In determining candidates for nomination, the Governance Committee will seek the input of the Chairman of the Board, the CEO and other directors, and will consider individuals recommended for board membership by our stockholders in accordance with our bylaws and applicable law. In general, we desire to have a balanced group of directors who can perpetuate the Company’s long-term success and represent stockholder interests generally through the exercise of sound business judgment based on a diversity of experiences and perspectives. As part of the selection process, the board and the Governance Committee use the qualification factors listed in our Corporate Governance Guidelines and examine candidates’ business skills and experience, personal integrity, judgment, and ability to devote the appropriate amount of time and energy to serving the best interests of stockholders, in addition to the desired composition of the board as a whole and the Company’s current and future needs. Although we do not have a formal diversity policy, the Governance Committee and the board also consider the desirability of diverse perspectives from different professional experiences, backgrounds, and education, as well as gender, race or ethnic diversity. In addition, while the board does

18	2021 PROXY STATEMENT

Our Corporate Governance

not have age or term limits, it seeks to balance director turnover. The board believes that new perspectives and ideas are critical to a forward-looking and strategic board as is the ability to benefit from the valuable experience and familiarity that longer-serving directors bring to the board room.

As described under the caption “Director Qualifications” on pages 6 to 7 of this proxy statement, we believe our current directors represent a highly qualified and capable board with very diverse perspectives and balanced tenure.

If you are a stockholder and wish to recommend individuals for consideration as directors, you can submit your suggestions in writing to our Corporate Secretary as outlined in our bylaws. Under our bylaws, you will need to provide, among other things, the candidate’s name, age, residential and business contact information, detailed biographical data and qualifications for service as a board member, the class or series and number of shares of Teradata’s capital stock (if any) which are owned beneficially or of record by the candidate, a document signed by the candidate indicating the candidate’s willingness to serve, if elected, and evidence of the stockholder’s ownership of our stock. Recommendations by stockholders that are made in this manner will be evaluated in the same manner as other candidates. Stockholders who intend to nominate directors for election at our next annual meeting of stockholders must follow the procedures described in our bylaws, which are available on our corporate governance website at www.teradata.com/articles-and-bylaws. See “Procedures for Stockholder Proposals and Nominations” on page 89 of this proxy statement for further details regarding how to nominate directors.

The directors nominated by the Board of Directors for election at the 2021 annual meeting were recommended by the Governance Committee following the process described above. See “Director Qualifications” and “Nominees” on pages 6 to 12 of this proxy statement for further details regarding the reasons and director attributes supporting these nominations. All of these candidates for election are currently serving as our directors and, other than Mr. McMillan, have been determined by the board to be independent. Mr. Ringler, one of our current directors, informed the board that he is retiring from the board at the expiration of his current term at the 2021 annual meeting and thus will not stand for re-election.

Under the board’s Corporate Governance Guidelines, if any director who is nominated for election at the 2021 annual meeting is not re-elected by the required majority vote, such director is required to promptly offer his or her resignation. The Board of Directors, giving due consideration to the best interests of the Company and our stockholders, is required to evaluate the relevant facts and circumstances, including whether the underlying cause of the director’s failure to receive the required majority vote can be cured, and make a decision on whether to accept the offered resignation. Any director who offers a resignation pursuant to this provision cannot participate in the board’s decision process. The Board of Directors will promptly disclose publicly its decision and, if applicable, the reasons for rejecting the offered resignation. If the board accepts a director’s resignation pursuant to this process, the Governance Committee will recommend to the Board of Directors whether to fill the resulting vacancy or reduce the size of the board.

19

COMMITTEES OF THE BOARD

Committee Structure and Responsibilities

Our Board of Directors has four standing committees: the Audit Committee, the Compensation and Human Resource Committee, the Committee on Directors and Governance, and the Executive Committee. In addition, in November 2019, the board formed a CEO Search Committee to advise the board in connection with the identification and appointment of a new President and CEO. The CEO Search Committee was dissolved in August 2020, having completed the selection and onboarding of Stephen McMillan as President and Chief Executive Officer.

Listed below is the current membership of our board committees as well as our CEO Search Committee, which was dissolved in August 2020. Following the table is a summary of each’s committee’s responsibilities. Each of the Audit Committee, Compensation and Human Resource Committee, and Committee on Directors and Governance has a charter describing its specific responsibilities, which can be found on the corporate governance section of our website as follows:

•	Audit Committee: www.teradata.com/audit-committee-charter

•	Compensation and Human Resource Committee: www.teradata.com/compensation-committee-charter

•	Committee on Directors and Governance: www.teradata.com/committee-on-directors-and-governance-charter

Board Committee Membership

NAME	EXECUTIVE COMMITTEE (1)		COMPENSATION AND HUMAN RESOURCE COMMITTEE (2)		AUDIT COMMITTEE (3)		COMMITTEE ON DIRECTORS AND GOVERNANCE (2)		CEO SEARCH COMMITTEE (4)

Stephen McMillan

Lisa R. Bacus

Timothy C.K. Chou

Daniel R. Fishback				*

Cary T. Fu					E

Michael P. Gianoni		*						*		*

David E. Kepler

Kimberly K. Nelson						*E

Joanne B. Olsen

James M. Ringler

John G. Schwarz

Number of Meetings in 2020	0		10		5		4		6

*	Committee Chair
E	Audit Committee Financial Expert

(1)	As of June 8, 2020, Mr. McMillan was appointed President and CEO to replace Mr. Lund as Interim President and CEO, and also replaced Mr. Lund as a member of the Executive Committee.
(2)	Effective March 1, 2021, Ms. Bacus was appointed to the Committee on Directors and Governance. Prior to March 1, 2021, Ms. Bacus served on the Compensation and Human Resource Committee.
(3)	As of January 1, 2021, Ms. Nelson replaced Mr. Kepler as the chair of the Audit Committee and as a member of the Executive Committee.
(4)	As of August 2020, the CEO Search Committee was dissolved.

Audit Committee

•	Principal agent of our Board in overseeing our accounting and financial reporting process and audits of our financial statements and internal controls

•

Discusses with management and our independent auditor our annual audited financial statements and unaudited quarterly financial statements and recommends to our board the inclusion of our annual audited financial statements in the Company’s annual report filing with the SEC.

20	2021 PROXY STATEMENT

Committees of the Board

•	Responsible for the appointment, compensation, retention, and oversight of our independent auditor engaged to audit our financial statements and internal control over financial reporting

•

Oversees our major financial and risk exposures (including financial, cash investments, cybersecurity, information technology, privacy and data protection, business continuity, and legal and regulatory risks) and enterprise risk management program and reviews with management plans and actions to address these risks

•

Oversees the qualifications and performance of our internal audit function and internal auditors, and reviews with our management, our independent auditor, and the internal auditors the internal audit plan and activities

•	Reviews and discusses with management our periodic SEC filings and our quarterly earnings releases

•	Oversees our compliance with ethical, legal and regulatory requirements, including oversight of our ethics and compliance program

The Audit Committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities and meets with representatives of management, the internal auditor, and the independent auditor in executive session on a regular basis.

Each Audit Committee member meets the NYSE listing independence standards, is independent under our independence standards and financially literate, as determined by the board under applicable NYSE standards. In addition, the board has determined that because of their respective accounting and financial management expertise, each of Ms. Nelson and Mr. Fu is an “audit committee financial expert,” as defined under SEC regulations.

A report of the Audit Committee is set forth below on page 86 of this proxy statement.

Compensation and Human Resource Committee

•	Discharges the Board’s responsibility relating to the compensation of our executives

•	Establishes the annual goals and objectives of our CEO, after consulting with the independent members of the board

•	Evaluates our CEO’s performance and, along with the independent members of the board, determines the compensation of our CEO

•	Evaluates the performance of our other executive officers and approves the annual compensation for our other executive officers

•	Recommends to our board for approval our executive compensation plans, including incentive compensation plans, and all equity-based compensation plans

•	Oversees our management succession planning and leadership development, including succession planning with respect to the CEO

•	Oversees administration of the Company’s various benefit plans, including the Company’s 401(k) savings plan

•	Oversees the Company’s diversity, equity, and inclusion initiatives and other people and culture initiatives

•	Reviews shareholder feedback on our executive compensation program.

Each Compensation Committee member meets the NYSE listing independence standards and our independence standards. The committee may form subcommittees with authority to act on the committee’s behalf as it deems appropriate and has delegated authority to our CEO and Chief Human Resources Officer to award equity to individuals other than executive officers in limited instances. In addition, the CEO conducts annual performance evaluations of executives and, after consulting with the Chief Human Resources Officer, provides this committee with his assessments and recommendations with respect to the amount and form of compensation for such executives.

Independent Compensation Consultant. The Compensation Committee retained an independent compensation consultant throughout fiscal year 2020. Through August 2020, Frederic W. Cook & Co. (“FW Cook”) and Coda Advisors, LLC served in this role. The Committee regularly reviews the performance of its independent compensation consultant and periodically issues a request for proposal (“RFP”) in the marketplace, which it did in mid-2020. After considering the various responses to the RFP, in August 2020, this committee retained Radford Rewards Solutions at Aon plc (“Aon”) as its outside compensation consultant to assist the committee in the development of our executive compensation and benefit programs, including the amount and form of

21

Committees of the Board

such compensation, and in the evaluation of our CEO. The rules for the use of the compensation consultants by the committee and management include the following: (i) only the committee and its Chair can hire or fire the consultant with respect to such services; (ii) on an annual basis, the consultant will provide the committee with a letter of the projected scope of services for the year; (iii) the consultant’s work will be coordinated with our Chief Human Resources Officer and any project undertaken at management’s request will be with the knowledge and consent of the committee Chair; (iv) the consultant will have direct contact with the committee; and (v) the committee will evaluate the performance of the consultant on an annual basis. As discussed on pages 51 to 52 of the Compensation Discussion and Analysis section of this proxy statement, in 2020, our Human Resources department purchased compensation surveys and reports from Aon at a cost of approximately $54,000. Management also engaged with Aon affiliates for various insurance-related products and services, covering health and benefits, pension-related services, other insurance brokerage services and risk services to the business. The Compensation and Human Resource Committee reviewed the independence of Aon in light of SEC rules and NYSE listing standards regarding compensation consultants and has concluded that Aon’s work for the committee is independent and does not raise any conflicts of interest.

A report of the committee is set forth below on page 34 of this proxy statement.

Committee on Directors and Governance

•	Determines and recommends to the board the director nominees for election to our board at our annual stockholder meetings and the filling of any vacancies on our board.

•	Reviews board composition and succession planning.

•	Reviews and makes recommendation to the board regarding the composition of board committees.

•	Annually assesses the independence of each director.

•	Oversees the annual performance evaluation of the board.

•	Reviews the board’s corporate governance practices and procedures.

•	Reviews and makes recommendations to the board concerning non-employee director compensation.

•	Oversees the Company’s shareholder engagement program and ESG-related activities.

•	Oversees the Company’s Related Person Transactions Policy and Corporate Governance Guidelines.

Each member of the Governance Committee meets the NYSE listing independence standards and our independence standards.

The Governance Committee retained an independent consultant to review our director compensation program in 2020. F.W. Cook and Coda Advisors served in this role through May 2020. In February 2021, the Governance Committee appointed Aon as its consultant to review our director compensation program. The Governance Committee reviewed the independence of Aon in light of SEC rules and NYSE listing standards regarding compensation consultants and has concluded that the firm’s work for the committee is independent and does not raise any conflicts of interest.

Executive Committee

The Executive Committee has the authority to exercise all powers of the full Board of Directors, except those prohibited by applicable law, such as amending the bylaws or approving a merger that requires stockholder approval. This committee meets between regular board meetings if urgent action is required.

CEO Search Committee

The CEO Search Committee was formed in November 2019 to advise the board in connection with the identification and appointment of a new President and CEO. This committee was dissolved in August 2020 following the appointment and onboarding of Stephen McMillan as our President and CEO in June 2020.

Compensation Committee Interlocks and Insider Participation

During 2020, no member of the Compensation and Human Resource Committee was a current or former officer or employee of the Company. During 2020, none of our executive officers served as a member of the compensation committee (or board of directors

22	2021 PROXY STATEMENT

Committees of the Board

serving the compensation function) or director of another entity where such entity’s executive officers served on our Compensation and Human Resource Committee or board, except that Mark Culhane, our Chief Financial Officer, served as a director of UserZoom, Inc., a private company in which Dan Fishback, Chair of our Compensation and Human Resource Committee, serves as Co-Chief Executive Officer.

Communications with Directors

Stockholders and interested parties wishing to communicate directly with our Board of Directors, any individual director, the Chairman of the Board or, if applicable, the independent Lead Director, or our non-management or independent directors as a group are welcome to do so by writing our Corporate Secretary at Teradata Corporation, 17095 Via Del Campo, San Diego, CA 92127. The Corporate Secretary will forward any communications as directed. Any matters reported by stockholders or interested parties relating to our accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee as appropriate. Anonymous and/or confidential communications with the Board of Directors may also be made by writing to this address. For more information on how to contact our board, please see our corporate governance website at www.teradata.com/contact-the-board.

23

RELATED PERSON TRANSACTIONS

Our Related Person Transactions Policy was adopted by the Board of Directors in 2007, and the board approved minor amendments to the policy in 2013. Under this policy, the Governance Committee is responsible for reviewing and approving each transaction in which Teradata was a participant involving or potentially involving an amount in excess of $120,000 and in which a related person had a material interest. A related person is any director or executive officer, any immediate family member of a director or executive officer, a 5% or more stockholder, and any immediate family member of a 5% or more stockholder.

This policy provides for approval or ratification of each related person transaction in accordance with the procedures and policies discussed below (i) by our Governance Committee, or (ii) if the Governance Committee determines that the approval or ratification of such related person transaction should be considered by all of the disinterested members of the Board of Directors, by a majority vote of the disinterested members of the board.

The policy requires our Chief Legal Officer to advise the Chair of the Governance Committee of any potential related person transaction involving in excess of $120,000 of which the Chief Legal Officer becomes aware, including management’s assessment of whether the related person’s interest in the potential related person transaction is material. The Governance Committee is required to consider such potential related person transaction, including whether the related person’s interest in the potential related person transaction is material, unless the Governance Committee determines that the approval or ratification of such potential transaction should be considered by all of the disinterested members of the Board of Directors, in which case such disinterested members of the board will consider the potential transaction. Except as set forth below, we will not enter into a related person transaction that is not approved in advance unless the consummation of such transaction is expressly subject to ratification.

If we enter into a transaction that we subsequently determine is a related person transaction or a transaction that was not a related person transaction at the time it was entered into but thereafter becomes a related person transaction, then in either such case the related person transaction must be presented to the Governance Committee or the disinterested members of the Board of Directors, as applicable, for ratification. If the related person transaction is not ratified, then we are required to take all reasonable actions to attempt to terminate our participation in the transaction.

Factors that are reviewed by the Governance Committee or the Board of Directors, as applicable, when evaluating a potential related person transaction include: (i) the size of the transaction and the amount payable to a related person; (ii) the nature of the interest of the related person in the transaction; (iii) whether the transaction may involve a conflict of interest; (iv) whether the transaction is fair to the Company; (v) whether the transaction might impair independence of an outside director of the Company; and (vi) whether the transaction involves the provision of goods or services to us that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to us as would be available in comparable transactions with or involving unaffiliated third parties.

Since the beginning of 2020, there were no related person transactions, and there are not currently any proposed related person transactions, that would require disclosure under the SEC rules.

24	2021 PROXY STATEMENT

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

Our Mission

We transform how businesses work and people live through the power of data.

Our Commitment

At Teradata, we are committed to furthering our mission by fostering a strong corporate culture, anchored in our core values and principles, that intentionally promotes and encourages diversity, equity and inclusion, operating in a sustainable manner and giving back to the communities in which we live and do business. We are committed to fostering a diverse and inclusive workplace where our employees feel a sense of belonging and can thrive. We believe that all our stakeholders – our stockholders, employees, customers, suppliers, the people in the communities in which we live and work, and the environment – must be considered in our daily operations. As a result of our focus on our culture and our communities, we are committed to giving back to the places in which we operate, and we believe in doing our part to address the world’s environmental challenges. We are accomplishing these commitments through a number of initiatives, including those listed below.

Governance

Our board and management team set the tone for our corporate culture, and one vital element of our culture is operating as a responsible global citizen. Our board is actively engaged in the oversight of our corporate responsibility, sustainability and other ESG matters.

•

Our Audit Committee is tasked with responsibility and oversight of our ethical standards and compliance, including initiatives pertaining to corporate social responsibility, sustainability and long-term corporate strategy and performance. In addition, our Audit Committee assists the board in its oversight of risk management by overseeing the Company’s enterprise risk management program, which includes ESG-related risks.

•

Our Compensation and Human Resource Committee provides board-level oversight relating to matters regarding our human capital, including supporting our Company’s diversity, equity and inclusion practices, as well as overseeing our succession planning and leadership development activities. In addition, our Compensation and Human Resource Committee annually receives updates and discusses with management programs and risks related to executive compensation, talent acquisition, retention and talent management, and corporate culture.

•

Our Governance Committee is responsible for reviewing the board’s corporate governance practices and procedures, including the board’s self-evaluation process, board composition, shareholder engagement, and our governance policies. In addition, the Governance Committee has received updates from management with respect to the Company’s overall ESG activities, including third-party ratings and our ESG-related public disclosures.

•

Our board regularly receives updates from our committees with respect to these activities and engages with management on our corporate culture, talent acquisition, talent management, risk oversight, including our COVID-19 pandemic response efforts, and strategy matters, with consideration of corporate responsibility and sustainability and other ESG priorities.

For a further description of these activities, see “Our Corporate Governance—Board Oversight of Risk” and “Committees of the Board” on page 15 and page 20, respectively, of this proxy statement.

Our management team is responsible for implementing the Company’s corporate responsibility, sustainability, and other ESG-related activities.

•

Our management team is actively engaged in ESG-related initiatives and has taken steps toward advancing a formalized ESG program with cross-functional support across our entire organization to identify, coordinate, and advance our ESG priorities and objectives. These activities are currently being led by our Chief Legal Officer. As part of this effort, we are re-constituting our corporate citizenship council, which is a cross-functional team of representatives across the Company, to coordinate and advance our ESG initiatives.

•

Our Chief Human Resources Officer is responsible for implementation of the Company’s people strategies and programs, including our diversity, equity, and inclusion, employee engagement and enhancing the employee experience, COVID-19 pandemic response and wellness efforts, as well as career development and executive leadership planning.

25

Environmental, Social and Governance

•	Our Chief Ethics, Compliance and Privacy Officer is our senior leader responsible for our ethics and compliance initiatives, including administration of our Code of Conduct.

•	Our Chief Marketing Officer is responsible for our community outreach activities, including our Teradata Cares program described below, as well as ESG-related customer-facing activities and support.

•

Our Chief Financial Officer oversees our Operations department, which is responsible for our environmental and sustainability initiatives relating to our supply chain and facilities as well as the publication of our annual report on corporate responsibility, sustainability and other ESG matters.

Covid-19 Response

The COVID-19 pandemic demonstrated the resiliency of our employees in the face of a global health crisis. In 2020, in response to the COVID-19 pandemic, we took several actions to promote the health and well-being of our employees, including the following:

•	We established a Pandemic Response Team to develop and execute plans to continue to operate globally with safety-first considerations.

•	We transitioned the vast majority of our employees to a work from home model.

•	We implemented additional safety measures for employees continuing critical on-site work, both at customers and in our offices, with safety protocols in compliance with local government regulations.

•	We have kept employees informed on the activities of our Pandemic Response Team, including updates relating to plans to re-open our offices.

•	We have retained a medical expert to share information and provide periodic updates on the COVID-19 pandemic to employees.

•	We launched a global Employee Assistance Program (EAP) for employees and their families.

•	We provided additional paid wellness days off in June 2020 and January 2021 to give employees a chance to rest and reset.

While taking these health and safety-first steps, we have been able to continue to operate with minimal disruption during the pandemic. From a go-to-market standpoint, we have been providing virtual support to our customers, including through our pandemic response customer outreach program. We have also been working virtually with our partners and suppliers. Additionally, through use of our Vantage multi-cloud data warehouse platform, we have supported customers’ production and delivery of life-saving COVID-19 vaccines.

Our People and Culture

Diversity, Equity, and Inclusion. Teradata’s core strength is our people and creating an inclusive workplace where everyone feels safe and welcome being their genuine and authentic selves is a key focus for us. We are an equal opportunity employer, committed to sustaining a world-class team by providing an environment that is intentionally inclusive and fully encourages and leverages diversity in all aspects of our business.

We have many people and culture initiatives, with a strong focus on diversity, equity and inclusion (“DEI”).

•   Our executive team has signed a pledge committing to DEI and anti-racism.

•   We created a DEI Advisory Board to support the Company’s mission to eradicate racism and inequality in the workplace.

•   We provide resources and tools for our employees to help them engage within culturally- and geographically-dispersed work teams to enable a culture of growth, learning, and collaboration. In 2020, we launched our Culture Learning Lab, Inclusive Leadership Learning Lab, and Diversity Dialogues programs, all of which deliver interactive learning that heightens the behaviors and insights that build and support an inclusive culture and strive to erase bias.

•   We continue to empower our Inclusion Communities, which are networks of employees who unite based on shared characteristics, life experiences, or common interests. These communities are designed to provide support, networking and enhanced career and personal development. These networks include Teradata Alliance of Black Employees, Blend, Veterans Community, Teradata Pride, HISPA (Hispanic and Latin Allies), Women of Teradata, Green Team, Terabytes (work-life integration), and Toastmasters International.

26	2021 PROXY STATEMENT

Environmental, Social and Governance

•   In further support of the communities where we operate and live, we launched a Diversity in Technology Scholarship Program for underrepresented minorities who are pursuing STEM-related degrees.

•   Teradata earned a score of 90 out of 100 in the Human Rights Campaign 2021 Corporate Equality Index (CEI), a benchmarking survey and report that measures corporate policies and practices related to LGBTQ+ equality.

We believe that a diverse workforce is critical to the Company’s success, and we will continue to focus on the hiring, retention and advancement of underrepresented minorities and women in technology.

Health, Safety, and Wellness. We are committed to the health, safety, and wellness of our employees. We provide our employees and their families with access to a variety of flexible and convenient health and wellness programs. In 2020, in response to the COVID-19 pandemic, we took several actions to promote the health and well-being of our employees, as described above under “COVID-19 Response.”

Talent Development. Teradata is continuously focused on promoting the professional development of our employees and providing tools that enable employees to manage their careers. Our talent development programs provide employees with the resources to advance their careers, build leadership skills, and lead within their organizations. We have launched on-demand learning resources, such as LinkedIn Learning and Country Navigator. Our Learning Labs focus on Understanding Culture, Inclusive Leadership and Creating Your Personal Brand. We also provide executive and management development programs.

Sustainability

•   Products. We design technology for the future, as our customers demand powerful cloud-based platform data warehousing and analytic offerings that are capable of meeting increasingly stringent worldwide energy standards focused on reducing consumption and waste of the Earth’s precious natural resources, including efficient usage of power and water, as well as space efficiency. Our objective is to provide our customers with best-in-class products that are not only highly scalable, but environmentally sustainable as well. To that end, we continuously seek technology advancements and alternatives to improve performance-per-watt, reduce cooling requirements, and reduce datacenter floorspace needs for our customers. Our cloud-based solutions are designed to enable customers to scale their system resources to meet dynamic business requirements to ensure the “right-sizing” of systems for optimal power and consumption efficiency.

In 2020, for the eleventh consecutive year, Teradata was named to the Dow Jones Sustainability North American Index for the Software and Services industry; Teradata was also included in the Dow Jones Sustainability World Index.

•   Supply Chain. Our suppliers and business partners are expected to meet or exceed the standards of our Code of Conduct, which includes adherence to ethical, responsible and environmentally sustainable business practices with respect to all of their Teradata-related activities. Through the execution of our cloud-first strategy, we expect to substantially reduce the environmental impact of our operations because our Vantage public cloud offerings do not require manufacturing and shipment of hardware to our customers. For customers who choose our on-premises offerings, we also strive to reduce our inventory costs and the environmental impact of our manufacturing supply chain, through our managed inventory program that requires suppliers to ship bulk quantities of product to local hubs near our manufacturing site, rather than discrete customer shipments.

In addition, our Conflicts Minerals Policy prohibits Teradata, our subsidiaries, employees, and suppliers from utilizing conflicts minerals sourced from forced labor, child labor, slavery, or violence in the region of the Democratic Republic of the Congo in Africa or those who perpetrate or support such human rights abuses.

As part of our commitment to DEI, Teradata recognizes the need for and the benefits of sourcing and stimulating the growth of small businesses, minority, women, veteran, and LGBTQ+ owned business enterprises (diverse suppliers). We have adopted a proactive policy of promoting the use of such businesses as sources of supply with an initial focus largely in the United States and longer-term plans for global adoption.

•   Facilities.

In 2020, Teradata launched its Future of Work initiative to reflect a more agile workforce model. Through this initiative we are working to substantially reduce our global real estate footprint and provide a more flexible and hybrid work environment to our employees, while recognizing the positive impact this effort will have on our commitment to sustainability.

We have also designed our facilities to reduce Teradata’s environmental impact and have implemented many programs in the areas of video conferencing, virtual employment (including transitioning the vast majority of our employees to a work from home model in response to the COVID-19 pandemic, as described above), recycling and energy conservation that get the job done while using and re-using resources at the most efficient level possible. From printing all corporate business cards on stock that is 100% recycled/post-consumer waste material, to

27

Environmental, Social and Governance

recycling all of our non-hazardous waste and providing 100 charging stations for electric cars at our San Diego headquarters, to installing a cutting-edge building automation system to optimize efficiency in lighting and HVAC systems, to sending our annual report and proxy statement electronically to reduce unnecessary paper usage, we adopt sustainable policies and procedures at every opportunity.

•   Climate Change Commitments. With these and other measures to reduce our environmental impact, we have a set a greenhouse gas (GHG) management program goal of 10% energy intensive reduction in GHG with a base year of 2018 and a goal year of 2022. In addition, Teradata is a responding company for the Carbon Disclosure Project (“CDP”).

Community Engagement - Doing Good With Data™

•   We believe that building connections between our employees, their families, and our communities creates a more meaningful, fulfilling, and enjoyable workplace.

•   We are committed to giving back to the communities in which we operate and where we live, and we believe we can build a better world by working together and improving lives through the power of data.

•   We are a founding member of the 2019 – 2022 UN Global Compact, focused on setting the United States agenda for adopting and implementing sustainable and socially responsible policies in the workplace, define STEM priorities, and lead C-Suite discussions with the United Nations.

•   We support local STEM education programs to ensure emerging leaders in our communities have opportunities to explore their interests. For example, our Women of Teradata Inclusion Community works with local robotics teams to provide learning opportunities to students interested in STEM careers.

•   Our Teradata Cares program empowers our employees to help build strong and vibrant communities, improve quality of life, and make a positive difference where we live and work through volunteerism and giving. Through this program, our employees volunteered more than 25,000 hours of service in 2020.

•   We support our employees’ giving and volunteer efforts by providing matching donations for employee contributions to qualified not-for-profit agencies, project grants, Annual Days of Caring, and supporting communities where we have employee populations or events.

•   To further enable employees to support the charity of their choice, we afford every employee four days a year, during normal working hours, for volunteer efforts of their choice.

•   Our customers across the globe are using our offerings to do great things through data – from supporting the data to accelerate the production and delivery of life-saving COVID-19 vaccines, to providing groundbreaking discoveries in medical research to facilitating lifesaving telecommunications in times of emergencies.

•   Teradata is also dedicated to helping non-profit organizations around the globe use data to tackle the problems they face every day. With a corporate emphasis on data and analytics – through platforms, applications and services – our data philanthropy strategy aligns our corporate strength of data analytics with the demands of charitable organizations – using data to understand and help the world’s citizens for public good.

•   To strengthen our commitment, Teradata has partnered with DataKind, a non-profit group that matches talented data scientists with social agencies, civil groups, and nongovernmental organizations to explore the power of using data to better serve humanity.

Ethical Business Conduct

•   We have a zero-tolerance policy for non-ethical behavior and expect the highest standards of compliance throughout the world. Our ethical standards run from top to bottom in our company. All employees, including our executive leadership team and directors, are bound by our Code of Conduct which establishes the minimum standards of proper conduct that must be met.

•   We are committed to supporting human rights and have set high expectations and standards for our employees in locations globally. In addition, we have implemented systems and controls designed to ensure that slavery and human trafficking do not occur anywhere in our business or in that of our supply chains.

•   We have clearly defined core principles that help establish and maintain our company culture where Teradata people and Teradata organizations constantly strive to exceed standards and expectations. We strive to do the right thing and hold ourselves accountable to each other...always.

Teradata has been included on the Ethisphere Institute’s list of the World’s Most Ethical Companies every year since 2010.

28	2021 PROXY STATEMENT

Environmental, Social and Governance

Reporting

Teradata publishes an annual report on corporate responsibility, sustainability, and other ESG-related matters. We also maintain a Corporate Social Responsibility website which provides additional information relating to ESG activities.

Teradata’s 2019 Corporate Social Responsibility Report: assets.teradata.com/pdf/Corporate/Teradata-CSR-Report.pdf

For more information, Visit our Corporate Social Responsibility website: www.teradata.com/About/Corporate-Social-Responsibility-en.

29

STOCK OWNERSHIP

Ownership by Directors and Officers

This table shows our common stock beneficially owned as of February 15, 2021, by each executive officer named in the Summary Compensation Table found on page 56 of this proxy statement, each non-employee director, and the directors and executive officers and former executive officers as a group.

NAME	TOTAL SHARES BENEFICIALLY OWNED(1)	SHARES COVERED BY OPTIONS(2)	% OF CLASS BENEFICIALLY OWNED(3)
Non-Employee Directors
Lisa Bacus, Class II Director	36,298	0	*
Timothy Chou, Class II Director	10,998	0	*
Daniel Fishback, Class I Director	32,741	0	*
Cary Fu, Class III Director	72,402	5,044	*
Michael Gianoni, Chairman of the Board and Class III Director	46,770	0	*
David Kepler, Class I Director	61,121	5,044	*
Kimberly Nelson, Class I Director	14,379	0	*
Joanne Olsen, Class III Director	13,221	0	*
James Ringler, Class II Director(4)	138,415	6,485	*
John Schwarz, Class II Director	68,017	5,044	*
Named Executive Officers
Stephen McMillan, President and Chief Executive Officer and Class III Director	25,715	0	*
Mark Culhane, Chief Financial Officer(5)	110,170	0	*
Daniel Harrington, Chief Services Officer(6)	300,357	164,843	*
Hillary Ashton, Chief Product Officer	9,900	0
Kathleen Cullen-Cote, Chief Human Resources Officer	15,182	0	*
Victor Lund, Former Interim President and Chief Executive Officer (prior to June 8, 2020)	0	0	*
Scott Brown, Former Chief Revenue Officer (prior to October 30, 2020)	0	0	*
Directors and Executive Officers and former Executive Officers who are Named Executive Officers as a Group (20 persons)	1,012,729	203,046	*

*	Less than one percent.
(1)

Unless otherwise indicated, total voting power and total investment power are exercised by each individual and/or a member of his or her household. This column includes shares covered by options that are exercisable within 60 days of February 15, 2021 (as listed in the “Shares Covered by Options” column). This column also includes (a) shares granted to directors, the receipt of which have been deferred, as follows: Mr. Kepler, 5,099 shares; and (b) vested restricted share units, the receipt of which have been deferred, as follows: Mr. Fishback, 28,716 units; Mr. Fu, 20,887 units; Mr. Kepler, 8,184 units; Ms. Nelson, 10,777 units; Mr. Ringler, 5,192 units; and Mr. Schwarz, 61,252 units. In each case, these vested deferred shares and shares subject to vested deferred restricted share units can be acquired by such person within 60 days upon such person ceasing to be a director or employee, as applicable.

(2)

Includes shares that the executive officer or director or his or her respective family members have the right to acquire through the exercise of stock options within 60 days after February 15, 2021. These shares are also included in the “Total Shares Beneficially Owned” column.

(3)	The total number of shares of our common stock issued and outstanding as of February 15, 2021 was 110,028,014.
(4)	Includes 124,010 shares held indirectly through a limited liability company.
(5)	Includes 16,750 shares held indirectly through a family revocable trust.
(6)	Includes 47,440 shares attributable to units held by Mr. Harrington in a unitized stock fund under the Teradata 401(k) savings plan.

30	2021 PROXY STATEMENT

Stock Ownership

Other Beneficial Owners of Teradata Common Stock

To the best of our knowledge, based on filings with the SEC made in 2021 by beneficial owners of our stock, the following stockholders beneficially own more than 5% of our outstanding common stock.

NAME	TOTAL NUMBER OF SHARES	PERCENT OF CLASS(1)

First Eagle Investment Management, LLC(2) 1345 Avenue of the Americas, New York, New York 10105	13,631,268	12.4%
Wellington Management Group LLP and affiliated entities(3) 280 Congress Street, Boston, MA 02210	13,199,535	12.0%
The Vanguard Group(4) 100 Vanguard Blvd., Malvern, Pennsylvania 19355	12,372,893	11.2%
BlackRock, Inc.(5) 55 East 52nd Street, New York, New York 10055	10,667,767	9.7%
Ameriprise Financial, Inc.(6) 145 Ameriprise Financial Center, Minneapolis, Minnesota 55474	9,310,449	8.5%
The Hartford Mutual Funds, Inc. on behalf of Hartford Midcap Fund(7) 690 Lee Road, Wayne, Pennsylvania 19087	8,437,723	7.7%

(1)	Percent of class is based on 110,028,014 shares of Teradata common stock issued and outstanding as of February 15, 2021.

(2)

Information is based on Amendment No. 8 to Schedule 13G filed by First Eagle Investment Management, LLC with the SEC on February 10, 2021, which reported sole voting power over 12,670,425 shares and sole dispositive power over 13,631,268 shares. According to this filing, the First Eagle Global Fund, a registered investment company for which First Eagle Investment Management, LLC acts as investment adviser, may be deemed to beneficially own 9,658,435 of these shares.

(3)

Information is based on Amendment No. 4 to Schedule 13G filed by Wellington Management Group LLP with the SEC on February 4, 2021 (the “Wellington 13G/A”), which reported shared power to vote 11,585,916 shares and shared dispositive power over 13,199,535 shares. According to the Wellington 13G/A, these shares are beneficially owned by Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, Wellington Management Company LLP, and one or more of the following investment advisers (the “Wellington Investment Advisers”): Wellington Management Company LLP, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd, and Wellington Management Australia Pty Ltd. These securities are owned of record by clients of the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. According to the Wellington 13G/A, Hartford Midcap Fund is a client of one or more of the Wellington Investment Advisers and has the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, a number of shares reported in the Wellington 13G/A that exceeds more than 5% of our outstanding stock. See footnote 7 below.

(4)

Information is based on Amendment No. 12 to Schedule 13G filed by The Vanguard Group with the SEC on February 10, 2021. According to this filing, The Vanguard Group has sole dispositive power over 12,201,800 shares, shared dispositive power over 171,093 shares, sole power to vote 0 shares, and shared power to vote 83,186 shares. According to this filing, the following subsidiaries acquired the shares being reported by The Vanguard Group: Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited, and Vanguard Investments UK, Limited.

(5)

Information is based on Amendment No. 14 to Schedule 13G filed by BlackRock, Inc. with the SEC on February 1, 2021, which reported sole voting power over 10,225,107 shares and sole dispositive power over 10,667,767 shares. According to this filing, these shares are beneficially owned by the following subsidiaries of Blackrock, Inc.: BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, and BlackRock Fund Managers Ltd.

(6)

Information is based on Amendment No. 1 to Schedule 13G filed by Ameriprise Financial, Inc. with the SEC on February 12, 2021, which reported shared voting power over 6,079,648 shares and shared dispositive power over 9,310,449 shares. According to this filing, Columbia Management Investment Advisers, LLC reported shared voting power over 5,955,331 shares and shared dispositive power over 9,156,081 shares. According to this filing, Ameriprise Financial, Inc., as the parent company of Columbia Management Investment Advisers, LLC, may be deemed to beneficially own the shares reported in such filing by Columbia Management Investment Advisers, LLC. Accordingly, the shares reported in this filing by Ameriprise Financial, Inc. include those shares separately reported in such filing by Columbia Management Investment Advisers, LLC.

(7)

Information is based on Schedule 13G filed by The Hartford Mutual Funds, Inc. on behalf of Hartford Midcap Fund with the SEC on February 9, 2021, which reported shared voting power over 8,437,723 and shared dispositive power over 8,437,723. Hartford Midcap Fund is a client of one or more of the Wellington Investment Advisers and has the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, a number of shares reported in the Wellington 13G/A that exceeds more than 5% of our outstanding stock. See footnote 3 above.

31

DIRECTOR COMPENSATION

Teradata’s Director Compensation Program is designed to enhance our ability to attract and retain highly qualified directors and to align their interests with the long-term interests of our stockholders. The program consists of both a cash component, designed to compensate independent directors for their service on the board and its committees, and an equity component, designed to align the interests of independent directors and stockholders. Mr. Lund, our former Interim President and Chief Executive Officer and director who departed the Company in June 2020, did not receive any compensation in 2020 under the Director Compensation Program. For information regarding Mr. Lund’s compensation, see the Compensation Discussion and Analysis section beginning on page 35 of this proxy statement.

The compensation of the Company’s non-employee directors under the Director Compensation Program is reviewed on an annual basis by the Governance Committee with competitive benchmarking provided periodically by an independent compensation consultant retained by the committee. In May 2020, the Governance Committee engaged FW Cook to conduct a competitive market analysis of Teradata’s director compensation levels compared to the Company’s peers, using Teradata’s executive compensation peer group at the time. Following this process and on the recommendation of FW Cook, the Governance Committee determined that the compensation levels were reasonable and within market median levels and, therefore, no changes were made to the director compensation levels.

Annual Retainers

The Director Compensation Program, for the 2020-2021 board year (the period between the Company’s annual stockholders’ meetings), includes the following annual retainers:

Each non-employee director	$60,000

Additional retainers:

Non-executive Chairman of the Board of Directors	$120,000

Independent Lead Director	$30,000

Each Audit Committee member (including the Chair)	$15,000

Each Compensation and Human Resource Committee member (including the Chair)	$10,000

Each Governance Committee member (including the Chair)	$5,000

Governance Committee Chair	$15,000

Audit Committee Chair	$35,000

Compensation and Human Resource Committee Chair	$25,000

Prior to January 1 of each year, a director may elect to receive all or a portion of his or her annual retainer in Teradata common stock instead of cash. In addition, a director may elect to defer receipt of shares of common stock payable in lieu of cash. Payments for deferred stock may be made only in shares of Teradata common stock.

Annual Equity Grant

The Director Compensation Program provides that, on the date of each annual meeting of stockholders, each non-employee director will be granted restricted share units (“RSUs”) and/or stock options to purchase a number of shares of Teradata common stock in an amount determined by the Governance Committee and approved by the board. For the 2020-2021 board year, each of the non-employee directors received an annual equity grant consisting of RSUs with a total dollar value of $250,000. The RSUs vest in four equal quarterly installments commencing three months after the grant date, and directors may elect to defer receipt of their vested shares.

32	2021 PROXY STATEMENT

Director Compensation

Initial Equity Grant

The Director Compensation Program also provides that upon initial election to the board, each non-employee director will receive a grant of RSUs, with the same vesting schedule as the annual grant described above. Similar to the annual grant, a director may elect to defer receipt of the vested shares subject to the RSUs.

No director received an initial equity grant during 2020.

Mid-Year Equity Grant

Under the Director Compensation Program, the board has the discretion, based on the recommendation of the Governance Committee, to grant mid-year equity grants in the form of stock options and/or awards of restricted shares or RSUs to directors who are newly elected to the board after the annual meeting of stockholders. Mid-year equity grants made in the form of RSUs have the same vesting schedule and deferral options as the annual grants described above. Option grants made in connection with a mid-year equity grant will be fully vested and exercisable on the first anniversary of the grant.

No director received a mid-year equity grant in 2020.

Benefits

We do not provide any retirement or other benefit programs for our directors.

2020 Director Compensation Table

The following table provides information on compensation paid to our non-employee directors in 2020.

NAME	FEES EARNED OR PAID IN CASH(1) ($)	STOCK AWARDS(2) ($)	OPTION AWARDS(3) ($)	TOTAL ($)
Lisa Bacus	70,000	249,580	—	319,580
Timothy Chou	72,500	249,580	—	322,080
Daniel Fishback	95,000	249,580	—	344,580
Cary Fu	75,000	249,580	—	324,580
Michael Gianoni, Chairman	192,500	249,580	—	442,080
David Kepler	110,000	249,580	—	359,580
Kimberly Nelson	75,000	249,580	—	324,580
Joanne Olsen	75,000	249,580	—	324,580
James Ringler	70,000	249,580	—	319,580
John Schwarz	70,000	249,580	—	319,580
William Stavropoulos (4)	16,250	—	—	16,250

(1)	Represents the annual cash retainers earned for 2020. Mr. Kepler elected to receive his cash retainer in deferred shares.

(2)

This column shows the aggregate grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, of RSU awards in 2020. See Note 7 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (our “2020 Annual Report”) for an explanation of the assumptions we made in the valuation of these awards. The grant date fair value of the annual award that was granted on May 5, 2020 for the 2020-2021 board year is $22.87.

The number of RSUs outstanding as of December 31, 2020 for each of the non-employee directors is 0 for Mr. Stavropoulos, and 5,457 for each of the other directors.

(3)

There were no options granted to the non-employee directors for the 2020-2021 board year. The number of shares underlying each option award outstanding as of December 31, 2020 for each of the non-employee directors is as follows: Mr. Ringler, 6,485; Mr. Fu, Mr. Kepler, Mr. Schwarz, and Mr. Stavropoulos, 5,044; and 0 for each of the other directors.

(4)	Retired as a director of the Company in May 2020.

33

Director Compensation

Director Stock Ownership Guidelines

Under the board’s Corporate Governance Guidelines, each director should hold stock valued at no less than five times the amount of the $60,000 annual retainer paid to such director within five years after he or she is first elected to the Teradata Board of Directors. Stock or stock units beneficially owned by the director, for which beneficial ownership is not disclaimed, including stock or stock units held in a deferral account, should be taken into account. However, for this purpose, the board does not believe it appropriate to include stock options granted to directors by the Company. As of December 31, 2020, all of our directors were in compliance with these ownership guidelines.

NO INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the following “Board Compensation and Human Resource Committee Report on Executive Compensation” and the “Board Audit Committee Report” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “Soliciting Material” under SEC rules. In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

BOARD COMPENSATION AND HUMAN RESOURCE

COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation and Human Resource Committee of the Board of Directors (the “Committee”) manages the Company’s compensation programs on behalf of the Board of Directors. The Committee reviewed and discussed with the Company’s management the Compensation Discussion and Analysis included in this proxy statement. In reliance on the review and discussions referred to above, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Dated: February 26, 2021

The Compensation and Human Resource Committee:

Daniel R. Fishback, Chair

Lisa R. Bacus, Member

Timothy C.K. Chou, Member

John G. Schwarz, Member

34	2021 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

This Compensation Discussion and Analysis (this “CD&A”) describes the 2020 compensation program established by the Compensation and Human Resource Committee (the “Committee”) for our named executive officers. Our named executive officers for 2020 include:

NAME	POSITION
Stephen McMillan	President and Chief Executive Officer
Mark Culhane	Chief Financial Officer
Daniel Harrington	Chief Services Officer
Hillary Ashton	Chief Product Officer
Kathleen Cullen-Cote	Chief Human Resources Officer

Our named executive officers for 2020 also include two executives who left the Company during 2020: Victor Lund, who retired as Interim President and Chief Executive Officer on June 8, 2020; and Scott Brown, who resigned as Chief Revenue Officer on October 30, 2020. This CD&A focuses primarily on the compensation earned by our current named executive officers listed in the table above, but also describes, where appropriate, the compensation earned by Mr. Lund and Mr. Brown.

SECTION 1: EXECUTIVE SUMMARY

2020 Business Highlights and Key Compensation Decisions

•

In 2020, despite a challenging business environment, we advanced our business transformation to a profitable growth, cloud-first Company based on a subscription-based recurring revenue model as we position the Company for long-term growth and profitability. To align executive pay with our strategy, the execution of our strategy continues to be factored into our executive compensation program.

•

Our business model reflects our shift to subscription-based transactions that build an attractive recurring revenue stream and position the Company for long-term, profitable growth. With our business model having substantially shifted to subscription-based product bookings, revenue from these transactions will be recognized over the multi-year life of the customer agreement rather than all upfront, as was our historical practice. This shift to a subscription-based model is enabling us to build a more predictable revenue stream over time. Accordingly, recurring revenue growth is one of the key factors that investors use to measure our success, particularly in the current period, as our reported revenue is negatively impacted in the near term.

•

By the end of 2020, with the nearly complete shift of our business to subscription-based transactions, we reached an inflection point in such transition, which we believe positions our Company for future revenue growth. We also continued to make significant advancements with our cloud-based capabilities and offerings, as we pursue our cloud-first strategy.

•

In 2020, our executive compensation program continued to be heavily weighted to performance-based compensation that was tied to our strategy – annual cash incentives were designed to drive annual recurring revenue (“ARR”) growth and profitability, and long-term equity awards were tied to key financial measures that are critical to the execution of our strategy and long-term growth. See pages 45 and 48 of this CD&A for a description of these metrics. As more fully explained on page 42 of this CD&A, in 2020, approximately 92% of the target total direct compensation for our CEO, Mr. McMillan, and approximately 88% for the other named executive officers (excluding Mr. Lund, our former Interim CEO) was performance-based.

35

Compensation Discussion and Analysis

PLAN	MEASURE	WEIGHTING	TIE TO STRATEGY
Annual Incentive Plan(1)	ARR Growth over 1-year period Non-GAAP Operating Margin as a Percentage of Revenue	60% 40%	Drive annual recurring revenue growth Maintain focus on profitability while growing recurring revenue

Long-Term Incentive Plan	Compounded ARR Growth over 3-year period Free Cash Flow as a Percentage of Revenue	50% 50%	Drive recurring revenue over multi-year period Focus on long-term cash-generating ability

(1)	No payout can be earned for either measure unless and until the Company achieves the threshold level of ARR growth. See page 45 of this CD&A.

•

Annual Incentive Plan - The shift to a recurring revenue model was factored into our 2020 annual incentive plan which was weighted heavily on the achievement of significant ARR growth, a key metric for subscription-based businesses. This plan was also built on the achievement of operating margin as a percentage of revenue. The combination of these measures ensured focus on annual revenue growth, which our shareholders value, while maintaining our focus on profitability. The Committee set targets for these financial measures at levels that the Committee believes were sufficiently rigorous and aligned with stockholder interests, as further described on page 45 of this CD&A. Our 2020 results outperformed our ARR growth and non-GAAP operating margin as a percentage of revenue targets for this incentive plan, resulting in an overall achievement of 126%. Consequently, our named executive officers received above-target payouts under the Teradata Management Incentive Plan.

•

Long-Term Incentive Program - Our 2020 long-term incentive program was designed to drive the evolution of our business to a subscription-based model. Payment of the performance-based equity awards is based on the extent to which we achieve key performance metrics over a 3-year period (2020 to 2022) of: (a) compounded ARR growth, and (b) free cash flow as a percentage of revenue. The performance targets for these awards were set at appropriate levels consistent with the Company’s long-term growth strategy. We also continued our firm pay-for-performance commitment by allocating 60% of the long-term incentive opportunity to performance-based share unit awards. With respect to our performance-based equity awards granted as part of our 2018 long-term incentive program, our ARR growth over the 3-year period ended on December 31, 2020 came in above target, as did our annual percentage of subscription-based product bookings for each of the years over the 3-year period ended December 31, 2020, and, consequently, our named executive officers who were employed by the Company at that time received above-target payouts from these awards.

•

As explained in this CD&A, we believe Teradata made significant progress in advancing our business in 2020 and positioning us for profitable growth and long-term success. The compensation of our executives is consistent with this level of performance. In addition, the Committee has demonstrated its commitment to setting challenging performance goals under our executive compensation program that will drive our strategic direction for the coming years and that will provide our executives with pay that links directly to company performance to align with stockholders.

•

To reflect the Company’s cloud-first strategy, the Committee is introducing a cloud-based financial performance measure for both the Company’s 2021 annual bonus program and its 2021 long-term incentive program, as the Company has recently begun to externally report public cloud ARR growth metrics.

Impact of the COVID-19 Pandemic on our Executive Compensation Program

•

Beginning late in the first quarter of 2020, the effects of the COVID-19 pandemic and the related actions by governments around the world to attempt to contain the spread of the virus impacted our business globally. Despite an adverse impact on our revenue and cash flow results in the first quarter of 2020, we substantially recovered from this impact during the second quarter of 2020, and we experienced a more favorable trend for the remainder of 2020 with meaningful ARR growth, recurring revenue growth and strong operating cash flows generated in the second, third and fourth quarters. As a result, the Committee determined that adjustments to the base pay or 2020 annual incentive targets of our named executive officers, or to the performance metrics applicable to our 2020 Management Incentive Plan and the performance-based RSUs granted to our named executive officers, were not necessary or appropriate.

36	2021 PROXY STATEMENT

Compensation Discussion and Analysis

•

Among the actions taken in response to the COVID-19 pandemic, the board adopted the Teradata Incentive Stock Purchase Plan (“ISPP”), effective June 2020. The ISPP provides eligible employees with an opportunity to purchase shares of Teradata common stock from the Company at fair market value using cash compensation that is otherwise due under the Company’s annual incentive programs. The ISPP was intended to help preserve cash and increase cash flow results for 2021. Each of our named executive officers (excluding Mr. Lund, who did not participate in any 2020 annual incentive plan) elected to participate in the ISPP and, accordingly, received their 2020 annual incentive payment in the form of Teradata common stock (excluding Mr. Brown, who did not receive a 2020 incentive payment due to his departure in October 2020).

CEO Transition and New Executive Leadership

•

During 2020, we successfully executed on our transition to a new President and Chief Executive Officer (“CEO”). At the start of 2020, Victor Lund was serving as our Interim President and CEO, having been appointed to the role on November 5, 2019, replacing our former President and CEO, while the board conducted a search for a new CEO. At the time of this appointment, Mr. Lund was serving as our Executive Chairman, and he had previously served as President and CEO. Accordingly, the board viewed Mr. Lund as uniquely positioned to serve in this interim capacity to provide leadership through the CEO transition. Concurrent with Mr. Lund’s appointment, the board promptly established an independent search committee to advise the board on the identification and appointment of a new CEO. The CEO search committee retained Spencer Stuart, a leading executive search firm, to assist the committee in conducting this search.

•

While Mr. Lund was serving as Interim CEO, the board determined that, as a matter of good governance, it was appropriate to split the Chairman and CEO roles. Accordingly, effective February 6, 2020, Michael Gianoni was appointed non-executive Chairman of the Board of Directors, succeeding Mr. Lund. Mr. Lund continued as Interim President and CEO and as a director. Mr. Gianoni had previously served as independent Lead Director of the board since January 2019. As discussed in “Our Corporate Governance” on page 15 of this proxy statement, the board believes that this leadership structure, separating the positions of Chairman and CEO, best serves the interests of Teradata and its stockholders.

•

Following a thorough search and based on the recommendation of the CEO search committee, the board elected Stephen McMillan President and CEO, effective June 8, 2020, succeeding Mr. Lund, who stepped down as Interim President and CEO and as director as of the same date. The board viewed Mr. McMillan, a seasoned technology executive with experience transforming enterprise product and services businesses into industry-leading cloud portfolio offerings, as the right leader for Teradata as we pursue our transformation to a cloud-first, profitable growth company. The Committee designed a competitive, market-based compensation package for Mr. McMillan that reflected his skills and senior leadership experience and accounted for the fact that he was forfeiting compensation from prior employment. In determining Mr. McMillan’s compensation in connection with his election as CEO, the Committee considered his prior experience, the compensation he was foregoing to join the company, the pay for prior leaders as well as the benchmarking provided by the Committee’s compensation consultant.

37

Compensation Discussion and Analysis

•

In connection with Mr. McMillan’s election as President and CEO, upon the board’s request, Mr. Lund stepped down as a director and as an employee of Teradata, effective as of June 8, 2020. In connection with Mr. Lund’s departure, under the terms of Mr. Lund’s outstanding equity awards, his unvested performance-based and service-based RSUs outstanding as of June 8, 2020 vested in full (with payout of any performance awards subject to actual performance results during the applicable performance period). Mr. Lund did not receive any severance payment upon his departure. In addition, Mr. Lund agreed to provide CEO transition services as an advisor to Mr. McMillan to accelerate his onboarding, for the remainder of 2020 and received a consulting fee equal to the continuation of his then-base salary of $83,333.33 per month, pursuant to a consulting agreement entered into between the Company and Mr. Lund. At the time, Mr. Lund had a deep knowledge of the Company and its strategy, as well as experience as a CEO of international public companies. Because Mr. McMillan was a first-time CEO, the board believed that Mr. Lund could provide valuable transition support services as part of Mr. McMillan’s onboarding and transition process.

•

Other senior management changes were made following Mr. McMillan’s appointment as the Company identified top talent who could help further our cloud transformation. Effective August 31, 2020, Hillary Ashton was appointed Chief Product Officer, succeeding Reema Poddar, our former Chief Product Officer, who departed in early 2020. Ms. Ashton had previously served as our Executive Vice President, Product Management, since November 2019. The board viewed Ms. Ashton, an experienced technology executive with significant knowledge and understanding of our product and technology roadmap, as the right executive to lead our global products organization and advance our cloud-first strategy. In connection with her promotion to Chief Product Officer, the Committee designed a competitive, market-based compensation package for Ms. Ashton that reflected her skills and senior leadership experience that was incremental to her existing compensation arrangements.

•	Additional senior leadership changes following Mr. McMillan’s appointment included the following:

•	Effective September 21, 2020, Nicolas Chapman was appointed Chief Strategy Officer.
•

Effective November 1, 2020, Margaret Treese, who has served in various senior legal positions with Teradata since 2007 (most recently as our Senior Vice President, Deputy General Counsel and Secretary since February 2020), was appointed Chief Legal Officer, succeeding Laura Nyquist, our former General Counsel, who retired on October 31, 2020 following 13 years in senior executive roles at Teradata.

•

Effective January 4, 2021, Todd Cione was appointed Chief Revenue Officer, succeeding Scott Brown, our former Chief Revenue Officer, who departed the Company on October 30, 2020, having accepted an offer to become president and CEO of a privately-held technology company based in Silicon Valley that does not compete with Teradata. Because Mr. Brown resigned voluntarily, he did not receive any severance payment upon his departure.

2020 Strategic and Financial Performance at a Glance

In 2020, Teradata continued to make meaningful progress executing our strategic initiatives and delivering value to our shareholders, as evidenced by achieving solid ARR and recurring revenue growth, notwithstanding the impact to our business from the COVID-19 pandemic. (Annual recurring revenue – or ARR – is the annual value at a point in time of all of our recurring revenue contracts.)

38	2021 PROXY STATEMENT

Compensation Discussion and Analysis

In 2020, we continued to make several strategic advancements, including the following:

In support of our goal of delivering long-term shareholder value, we advanced our strategy to be a leading multi-cloud data warehouse platform provider, focused on helping companies leverage all of their data across an enterprise to uncover real-time intelligence, at scale. In 2020, we made progress on the following strategic imperatives:

DRIVE
CONSUMPTION

GROWTH

We drove
consumption of
Vantage (our multi-
cloud data warehouse
platform) through new
use cases and
capabilities and
continued to enhance
Vantage to deliver
meaningful answers to
customers’ toughest
analytics needs.

CLOUD

TRANSFORMATION

We made several key
advancements in our
cloud-based
capabilities and
offerings, realigned
our investments to
cloud, and
experienced
substantial growth in
our cloud business,
more than doubling
our public cloud ARR
in 2020.

GO-TO- MARKET We pivoted to virtual support of customers and executed our pandemic response customer outreach, expanded our partnership and distributor relationships, and initiated customer success programs.

OPTIMIZE COST
STRUCTURE

We improved
efficiency and
execution throughout
the organization
through the
implementation of cost
optimization measures
and rightsizing of our
cost structure,
including through
workforce and real
estate rationalization
measures.

In 2020, Teradata made key advancements in Teradata Vantage, our multi-cloud data warehouse platform that allows companies to leverage all of their data across an enterprise, whether in public or private clouds, on-premises, or in a hybrid environment.

Key advancements during 2020 include:

These and other advancements of Vantage helped Teradata to be recognized as a leader in Cloud Database Management by Gartner in 2020, achieving the highest scores in three out of four use cases in the 2020 Gartner Critical Capabilities for Cloud DBMS for Analytical Use Cases.

39

Compensation Discussion and Analysis

At the core of our progress during the year, and a key element of our strategy, was our commitment to the people and culture of Teradata that values diversity, equity and inclusion. Our executive leadership team has also been further strengthened with a number of new leaders onboarded to execute our strategy. Our following core principles inspire our people to deliver on our stated mission – “We transform how businesses work and people live through the power of data”:

CUSTOMER AND MARKET DRIVEN

We set high ambitions as a profitable,
growth, cloud-first platform company.
We are market-driven, acting based on
insights into our customers, technology
ecosystem and competitors. We
innovate for where customers are going
while building on where they are today.

AGILITY IN EXECUTION We act with a sense of urgency to regain the advantage. We are entrepreneurial without compromising quality. We are realistic stewards of our resources.

ACCOUNTABILITY TO EACH OTHER

We trust and collaborate with each
other, inviting transparency and
challenge.

We debate, decide, commit and follow
through with velocity.

We are inclusive and generous in
helping each other.

In 2020, we advanced our business as

demonstrated by improvements in several key financial metrics;

although our total reported revenue continued to be impacted as expected:

Total reported ARR(1) grew 11% over 2019, exceeding our own expectations.

We built future recurring product revenue, demonstrated in part by reported recurring revenue growth of 7% over prior year, and providing a more stable future revenue stream. In addition, our backlog grew 7% over prior year, which we believe should translate into future revenue growth.

Our cloud business continued to expand, with public cloud ARR(2) increasing 165% from 2019 to 2020.

Total reported revenue decreased 3% from 2019, in line with our expectations, as we essentially completed the transition to a subscription business model and re-aligned our consulting business to position the Company for long-term, profitable growth.

(1)	Annual recurring revenue (ARR) is defined as the annual value at a point in time of all recurring contracts, including subscription, software upgrade rights, maintenance and managed services.

(2)

Public cloud ARR is defined as the annual value at a point in time of all contracts related to public cloud implementations of Teradata Vantage and does not include ARR related to private or managed cloud implementations.

40	2021 PROXY STATEMENT

Compensation Discussion and Analysis

Shareholder Engagement and Compensation Program Enhancements

Teradata received strong support from our shareholders for our executive compensation program, with a 92% FAVORABLE “SAY-ON-PAY” VOTE at our 2020 annual meeting. The Committee views this strong result as confirmation that our compensation program is appropriately structured to support our strategic initiatives and reflects our pay-for-performance commitment.

We greatly value the input received from our shareholders and engage with them on a variety of matters – including execution against our strategy, executive compensation, corporate governance, and other ESG topics – as part of a year-round engagement process described below:

We reach out to our largest investors to engage in discussions regarding issues that are important to them and to seek their input on executive compensation, corporate governance and other ESG matters. Our outreach team includes Investor Relations, Executive Compensation and Corporate Governance representatives from Teradata’s management team, including the Chief Legal Officer and, if requested, independent directors of the board.	We consider investor feedback and perspectives in evaluating and structuring our executive compensation program and preparing proxy statement disclosures.	After proxy materials are filed, we invite our largest investors to discuss proposals to be considered at the next annual meeting of shareholders. As outlined on page 23 of this proxy statement, there are also a number of established channels that any investor may use to communicate with the Company.

As part of the proxy solicitation process, and following our 2020 annual meeting, we continued our practice of soliciting input from our largest 25 institutional investors, representing over 75% of our outstanding shares, and answering their questions regarding a variety of topics of interest to them, such as the impact of the COVID-19 pandemic on our business and our response, the design of our executive compensation program, board diversity and corporate governance best practices, and corporate social responsibility and sustainability matters.

The feedback we received from investors through this engagement process was generally positive and constructive. Investors expressed support for our executive compensation program, including the design of our annual bonus plan and long-term incentive plan and its emphasis on performance-based equity. The feedback from investors regarding our executive compensation program, as well as other governance and other ESG matters, was reported to our board. We will continue to engage with our shareholders in order to receive any feedback they may have regarding the Company.

41

Compensation Discussion and Analysis

Pay-For-Performance Commitment

Teradata is committed to rewarding talent that drives our organizational success. In 2020, we continued to emphasize a culture of high performance, and our talent and rewards strategies centered on incentive programs that provided rewards based on meaningful demonstrations of business achievements and individual performance contributions to the Company. Moving forward, we will continue to drive this philosophy and our core principles in all our talent and rewards programs.

The Committee has designed the compensation program for our current named executive officers to reflect the importance placed on Company and business achievement in a high-performing culture. To that end, our core compensation program is closely aligned with Company performance and consists of base salary, annual incentives and long-term equity incentives as assessed over a 3-year period. As illustrated below, in 2020, approximately 92% of the target total direct compensation for our CEO, Mr. McMillan, and approximately 88% for the other named executive officers (excluding Mr. Lund, our former Interim CEO) was performance-based.

42	2021 PROXY STATEMENT

SECTION 2: COMPENSATION PHILOSOPHY

AND GOVERNANCE

Our executive compensation program is designed to attract, retain and align our business leaders with our goals to drive financial and strategic growth, while also delivering long-term stockholder value. Like our business, this program must be dynamic and adjusted regularly to align with our intensely competitive and changing business, particularly as the Company pursues its business transformation. Underlying this evolving structure, all our compensation programs promote sound governance and balance, driving results while mitigating risks. To that end, the Committee has implemented governance best practices to reduce compensation risks and to align compensation with industry norms and stockholder interests. See Section 6 of this CD&A for more details regarding some of these key policies and practices.

Best Practices We Follow

ESTABLISH COMPETITIVE COMPENSATION LEVELS for our named executive officers within the technology industry	MAINTAIN A “DOUBLE TRIGGER” for change in control severance benefits and equity award vesting	MINIMIZE COMPENSATION RISKS by periodically reviewing our compensation program to confirm that our compensation policies and practices are not encouraging excessive or inappropriate risk-taking	MAINTAIN STOCK OWNERSHIP GUIDELINES in line with stockholder interests requiring robust ownership levels for executive officers

MAINTAIN
CLAWBACK AND
HARMFUL ACTIVITY
POLICIES

so that we can recover cash
or equity incentive
compensation based on
financial results that were
later restated and can
cancel outstanding equity
awards and recover
realized gains if executives
are terminated for cause or
engage in certain other
harmful activity

	RETAIN AN INDEPENDENT COMPENSATION CONSULTANT to provide expert objective, third-party advice regarding executive pay programs and competitive market practices	HOLD ANNUAL ADVISORY VOTE ON EXECUTIVE COMPENSATION to give investors the opportunity to express their views on pay on a regular basis	REVIEW OVERHANG LEVELS AND BURN RATES to confirm that our standards are consistent with industry norms and shareholder expectations

NO EXCISE TAX GROSS-UPs in Company severance plans	NO HEDGING OR PLEDGING of Company stock by executive officers	NO “REPRICING” of stock options or granting of discounted stock options	NO FIXED TERM EMPLOYMENT AGREEMENTS OR DEFINED BENEFIT PLANS

43

SECTION 3: CORE COMPENSATION PROGRAM

Summary of 2020 Compensation Decisions

Base Salary

We provide a base salary to retain and attract key executive talent and to align our compensation with market practices. Base salaries are reviewed and established by the Committee on a competitive basis each year commensurate with executives with similar experience levels and capabilities.

The Committee approved an initial base salary for Mr. McMillan of $800,000, which was negotiated at the time he was elected President and CEO. This salary level was based on the competitive market data. The Committee approved an increase in base salary for Ms. Ashton to $430,000 in connection with her promotion as Chief Product Officer, which was also based on the competitive market data.

The base salary levels for each of our other current named executive officers remained unchanged from 2019 levels.

NAME	ANNUAL BASE SALARY
Stephen McMillan	$800,000
Victor Lund	$1,000,000
Mark Culhane	$510,000
Daniel Harrington	$500,000
Hillary Ashton	$430,000
Kathleen Cullen-Cote	$450,000
Scott Brown	$550,000

Annual Bonus Awards

Our named executive officers, other than Mr. Lund as Interim CEO, participated in our 2020 annual bonus program under the Teradata Corporation Management Incentive Plan (the “2020 Management Plan”).

The Committee approved (i) an initial 2020 target annual bonus opportunity of 125% of base salary for Mr. McMillan, which was negotiated at the time he was elected President and CEO, and (ii) an increase in the 2020 target annual bonus opportunity of 100% of base salary for Ms. Ashton when she was promoted to Chief Product Officer (up from 80% of base salary as approved in February 2020). These target opportunities were consistent with competitive market data. The target incentive opportunity for each of the other named executive officers who participated in the 2020 Management Plan remained unchanged from 2019 levels.

NAME	TARGET OPPORTUNITY (AS % OF BASE SALARY)
Stephen McMillan	125%
Mark Culhane	100%
Daniel Harrington	100%
Hillary Ashton	100%
Kathleen Cullen-Cote	80%
Scott Brown*	100%

* As a result of his departure from the Company in October 2020, Mr. Brown did not receive a 2020 annual bonus payment.

44	2021 PROXY STATEMENT

Section 3: Core Compensation Program

Total payouts under the 2020 Management Plan are based primarily on our achievement of two key financial measures: ARR growth and non-GAAP operating margin as a percentage of revenue, which are calculated as described below.

MEASURE	WEIGHT	BUSINESS OBJECTIVE	DEFINITION
ARR Growth	60%	A measure that stockholders use to determine the extent to which we are shifting to a more predictable business model that is intended to drive consistent revenue growth over time.	The year-over-year growth of the contract value for all active and contractually binding term-based contracts at the end of a period (including cloud offerings, maintenance, software upgrades, subscription licenses, rentals and managed services).
Non-GAAP Operating Margin as a % of Revenue	40%	A measure that helps to focus management on delivering profitable growth.	Reported operating income, adjusted to exclude stock-based compensation expense and other special items, divided by the Company’s total reported revenue.

Importance of ARR Growth: ARR growth is the paramount measure for our business and strategy. Therefore, it is included as a performance measure in both the 2020 Management Plan (calculated on an annual basis) and the 2020-2022 long-term incentive program (calculated over a 3-year period). The Committee intends to motivate our executives to achieve ARR growth over both annual and 3-year periods to track the overall health of our Company and gauge our long-term growth and momentum. The Committee believes that the overlap of this measure reduces the risk that any actions would be taken to sacrifice long-term growth to meet annual targets or vice versa.

To reflect the Company’s cloud-first strategy, the Committee is introducing a cloud-related financial measure for our 2021 annual bonus program as the Company has recently begun to externally report public cloud ARR growth metrics.

The following chart sets forth the 2020 ARR growth and non-GAAP operating margin as a percentage of revenue targets under the 2020 Management Plan. The Committee believed that the target levels for the financial measures were sufficiently rigorous and aligned with stockholder interests. In the case of the ARR growth target, we set the target at a level consistent with our ARR growth rate in 2019, in light of the risk of potential churn of customer contracts for our subscription-based business, as further described below.

FINANCIAL MEASURE (1)	50% (THRESHOLD)	100% (TARGET)	200% (MAXIMUM)	ACTUAL PERFORMANCE (1)	ACHIEVEMENT LEVEL
ARR Growth (2)	7%	9%	11%	9.2%	110%
Non-GAAP Operating Margin as a Percentage of Revenue (2)	8%	10%	12%	11.0%	150%
Total					126%

(1)	No payout can be earned for either measure unless and until the Company achieves the threshold level of ARR growth.
(2)

When establishing the performance objectives under the 2020 Management Plan, the Committee also approved adjustments to actual performance to exclude the impact of foreign currency exchange rates from pre-established plan rate levels, which resulted in a 2% adjustment to ARR growth and a 1.5% adjustment to non-GAAP operating margin as a percentage of revenue.

A meaningful portion of our ARR is comprised of subscription revenue. A substantial majority of the subscription contracts contain cancellation for convenience clauses, which means that we recognize the revenue ratably over the term of the contract. As of the beginning of 2020, only a small number of the subscription contracts had been up for renewal; however, the number of renewal options increase significantly in each of 2020, 2021 and 2022. We did not have historical perspective to predict renewal rates for 2020, because (i) only a small number of these contracts had been up for renewal prior to 2020, and (ii) unlike our old perpetual license model, the customers did not own the underlying software and hardware in a subscription. To mitigate the risk profile of this new model, we have established customer success programs, which are designed to limit the potential churn of customer contracts. Nonetheless, based on the factors outlined above, the Committee approved an ARR growth target of 9% under the 2020 Management Plan, which was below the 2019 ARR growth target of 11%, but equal to the actual ARR growth rate under the 2019 Management Plan.

45

Section 3: Core Compensation Program

Payouts of Annual Bonuses

Each named executive officer who remained employed through the end of the year was eligible to receive a payout under our 2020 Management Plan equal to 126% of his or her target annual incentive opportunity, based on our performance relative to the financial measures described above. However, this achievement level was subject to a +/- 25% modifier based on individual performance objectives. These adjustments, along with the final achievement level for each named executive officer, are listed below:

Name*	Achievement Level After Financial Performance	Adjustment for Individual Performance	Final Achievement Level
Stephen McMillan	126%	0%	126%
Victor Lund	Did Not Participate
Mark Culhane	126%	0%	126%
Daniel Harrington	126%	0%	126%
Hillary Ashton	126%	0%	126%
Kathleen Cullen-Cote	126%	0%	126%

*	As a result of his departure from the Company in October 2020, Mr. Brown did not receive a 2020 annual bonus payment.

The 2020 annual bonus payment amounts are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table of this proxy statement on page 56. Each of our named executive officers who participated in the bonus program elected to receive payment of the 2020 annual bonus in the form of fully vested shares under the ISPP. For more information on the 2020 Management Plan for our named executive officers, please refer to the “Grants of Plan-Based Awards” section on page 58 of this proxy statement.

Signing Bonus

In connection with his election as President and CEO, Mr. McMillan was paid a $500,000 signing bonus, which is subject to a repayment obligation of $250,000 (net of taxes) if his employment is terminated with cause or he resigns for any reason other than good reason during his first year of employment, and $125,000 (net of taxes) if his employment is terminated with cause or he resigns for any reason other than good reason during his second year of employment. This signing bonus was intended to replace incentive compensation that Mr. McMillan forfeited at his prior employer and as an inducement to join the company.

In addition, Ms. Ashton received a signing bonus of $300,000 in connection with her joining the Company to compensate her for compensation she was foregoing at her former employer and as an inducement to join Teradata. Ms. Ashton’s signing bonus is subject to a repayment obligation of $150,000 if her employment is terminated for cause or she resigns for any reason during her second year of employment.

46	2021 PROXY STATEMENT

Section 3: Core Compensation Program

Long-Term Incentives (Equity Awards)

The total direct compensation levels for our named executive officers are heavily weighted to long-term incentive opportunities, which vest over a period of three years. This structure is intended to align executives’ interests with those of our stockholders, enhance our retention incentives and focus our executives on delivering sustainable performance over the longer-term. The design of this program has evolved over the past several years to reflect the core performance metrics and incentive structure the Committee believed was necessary to drive our long-term success through the transition to a subscription-based business model in a manner that was reflective of feedback received from investors during our shareholder engagement process. The following chart includes a high-level summary of the elements of the performance-based and serviced-based RSU equity vehicles and performance criteria, as applicable, for our long-term incentive program since 2017. As noted in the chart below, consistent with our cloud-first strategy, the Committee is introducing a cloud-based financial performance measure for our 2021 long-term incentive program.

Long-Term Equity Program Evolution

47

Section 3: Core Compensation Program

Annual Grants – 2020

In 2020, the Committee made long-term incentive grants to eligible named executive officers at levels that were intended to align their total direct compensation levels with the market data. Of special note, the Committee approved (i) an initial target 2020 long-term incentive opportunity of $8,500,000 for Mr. McMillan, which was negotiated at the time he was elected President and CEO and was in addition to his new-hire grant described below, and (ii) an additional long-term incentive opportunity of $1,300,000 for Ms. Ashton when she was promoted to Chief Product Officer (as a supplement to the $1,500,000 target opportunity granted in February 2020), for additional retention and to reflect the importance of this role at the Company. Mr. Harrington’s long-term incentive opportunity was increased from 2019 levels to reflect his expanded responsibilities within the organization during the year. Mr. Lund did not participate in the 2020 long-term incentive program. The target opportunity for each of the named executive officers who participated in the 2020 long-term incentive program were as follows:

NAME	LONG-TERM INCENTIVE OPPORTUNITY
Stephen McMillan	$8,500,000
Mark Culhane	$3,600,000
Daniel Harrington	$3,100,000
Hillary Ashton	$2,800,000
Kathleen Cullen-Cote	$2,200,000
Scott Brown	$3,100,000

In 2020, we continued our commitment to pay for performance by allocating 60% of the long-term incentive opportunity to performance-based RSUs and 40% to service-based RSUs. This allocation between performance-based and time-based awards is consistent with the market data and feedback received from stockholders as part of our engagement program. The performance-based RSUs will be earned if Teradata achieves two equally weighted financial goals during the 3-year performance period ending December 31, 2022, which were designed to help position the Company as a consumption-based technology leader in the analytics and software-as-a-service industry as described below. The service-based awards vest in equal annual installments over three years and are designed to provide a meaningful retention incentive for our executives in line with competitive market practices.

2020-2022 PERFORMANCE MEASURES	RATIONALE
Compounded ARR Growth. 50% of the award is based on a target level of compounded annual ARR growth over the 3-year period.	ARR growth is a measure that stockholders use to determine the extent to which we are shifting to a more predictable business model that is intended to drive more consistent revenue growth over time.

Free Cash Flow as a Percentage of Revenue. 50% of the award is based on double-digit free cash flow as a percent of the Company’s total reported revenue over the 3-year period. Free cash flow is defined as cash provided by/used in operating activities, less capital expenditures for property and equipment, and additions to capitalized software as reported in the Company’s earnings release for the full-year ending December 31, 2022.

The free cash flow as a percent of revenue measure reflects our long-term ability to generate cash and profitability.

Sign-on Grants

In connection with his election as President and CEO, and in addition to his 2020 annual grant, Mr. McMillan received a new-hire grant of service-based RSUs, with a target value equal to $4,662,327, which was intended to offset compensation that he was forfeiting from his prior employer. This new hire award was subject to the following vesting schedule: 45% of the RSUs vested on December 1, 2020, 42% of the RSUs vest on the first anniversary of the date of grant, and 13% of the RSUs vest on the second anniversary of the date of grant, in each case subject to continued employment.

48	2021 PROXY STATEMENT

Section 3: Core Compensation Program

Retention Grants

The Committee approved several retention grants (or retention incentives) during 2020. These awards were not made in connection with, or as a result of, the financial turmoil initiated by the COVID-19 pandemic. Instead, the awards were made to secure the retention of our management team during the CEO transition and the implementation of our business strategy.

In March 2020, each of Mr. Culhane and Mr. Harrington received a grant of service-based RSUs with a grant value of $2.4 million. The RSUs generally vest in equal annual installments over three years. These grants were made because the Committee views each of Mr. Culhane and Mr. Harrington as critical to the successful execution of the Company’s strategy in light of the CEO transition and other factors, including: (i) in the case of Mr. Culhane, his market positioning and proven financial experience and expertise, and (ii) in the case of Mr. Harrington, his deep knowledge of the Company and his added responsibilities with respect to the Company’s cloud-based initiatives until Ms. Ashton’s appointment as our Chief Product Officer.

●	The Committee’s decision to grant service-based RSUs was made upon consideration of competitive market practices with respect to the nature of retention grants for key executives.

●

As an additional retention incentive given the CEO transition: (i) the March 2020 grants of service-based RSUs granted to each of Mr. Culhane and Mr. Harrington vest in full if the Company terminates his employment without cause, and (ii) a limited number of service-based RSUs granted in 2019 to each of Ms. Ashton (up to 50,000 shares) and Ms. Cullen-Cote (up to 50,000 shares) are eligible for additional accelerated vesting treatment in the event that she is terminated without cause prior to July 1, 2021.

Payout of Performance-Based RSUs for the 2018 – 2020 Performance Period

As part of our annual 2018 long-term incentive plan, we granted performance-based RSUs to our named executive officers who were employed by the Company at that time (i.e., Mr. Culhane, Mr. Harrington and Mr. Lund).

One half of the performance-based RSUs provided an opportunity to earn shares based on the extent to which we achieve three separate annual goals related to the percentage of subscription-based bookings. This measure tracks our percent of total contract value for subscription-based bookings compared to total contract value for subscription-based and perpetual license bookings, which demonstrates to investors our ability to execute our strategy by growing a more reliable and profitable revenue stream. At the beginning of each year of the performance period, we set an annual goal for the percentage of subscription-based bookings. After the end of each year, we communicated the achievement level for the prior year to participants and set the next annual goal. The achievement levels for each year of the 3-year performance period were averaged to determine the actual payout level for subscription-based bookings. The performance goals and targets for 2018, 2019 and 2020, along with actual results for each year, are as follows:

	Annual Performance Goals*			Results and Payouts
Percent of Total Contract Value for Subscription-Based Bookings versus Total Bookings	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Results	Payout Percentage
2018	40%	50%	60%	79%	200%
2019	60%	70%	80%	88%	200%
2020	88%	91%	94%	93%	167%

*

For each performance period, no payout could be earned unless and until we achieved a 10% non-GAAP operating margin. Our non-GAAP operating margin was 10.1%, 12.9% and 11.0% for 2018, 2019, and 2020, respectively, and thus the non-GAAP operating margin “gate” was met for each performance period.

As illustrated above, we have been highly successful in converting customers from perpetual to subscription-based purchasing options, which has resulted in more ratable revenue recognition and increased the predictability of our revenue during this period and for years to come.

49

Section 3: Core Compensation Program

The other half of the performance-based RSUs provided an opportunity to earn shares based on the extent to which we achieved double-digit target level compounded annual ARR growth over the 3-year period, as follows:

	2018-2020 Performance Goals			Results and Payouts
Compounded Annual ARR Growth	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Results	Payout Percentage
2018-2020	8%	10%	12%	10.5%	125%

In determining the performance achievement for compounded annual ARR growth as described in the above table, when applying the foreign currency adjustment in accordance with the design of the awards, the Committee determined to exclude the extraordinary impact of Argentina inflation, which, if not excluded, would have resulted in a maximum (200%) payout for this measure. The Committee believes that this methodology is consistent with the intended design of the awards.

Based on the actual results for the 2018-2020 performance period relative to the goals outlined above, the weighted average payout percentage for each of Mr. Culhane, Mr. Harrington and Mr. Lund for the 2018-2020 performance-based RSUs was 157%.

50	2021 PROXY STATEMENT

SECTION 4: COMPENSATION CONSULTANT AND PEER GROUP

Compensation Consultant

When setting 2020 compensation levels for the named executive officers, the Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as the Committee’s independent compensation consultant, reporting directly to the Committee and serving at the sole discretion of the Committee.

During its engagement, FW Cook provided information to the Committee regarding the target market compensation levels, pay mix, and overall design for the components of total direct compensation based on the pay practices of companies in our compensation peer group, as established by the Committee.

Peer Group

The Committee examines the compensation peer group on an annual basis, with input from management and its independent compensation consultant. When establishing base salary and annual and long-term incentive levels in early 2020, the Committee continued to use the following criteria to select the compensation peer group, as developed with assistance from FW Cook:

•	Revenue of between one-third to three times our size,
•	Market capitalization of between one-third to six times our size,
•	U.S.-based (or Canada-based with a U.S.-style pay model and disclosure), and
•	Software, internet software and services.

The following chart lists the companies in our compensation peer group for 2020 compensation decisions.

Akamai Technologies	FICO	Palo Alto Networks, Inc.

Autodesk, Inc.	Fortinet, Inc.	PTC Inc.

Cadence Design Systems	NetApp, Inc.	ServiceNow

Citrix Systems, Inc.	NortonLifeLock Inc.	Splunk Inc.

DocuSign, Inc.	Nuance Communications	Synopsys, Inc.

Dropbox, Inc.	OpenText Corporation

The Committee regularly reviews the performance of its independent compensation consultant and periodically issues a request for proposal (“RFP”) in the marketplace, which it did in mid-2020. After considering the various responses to the RFP, the Committee retained Radford Rewards Solutions at Aon plc (“Aon”) as its independent consultant in August 2020. In 2020, our Human Resources department purchased compensation surveys and reports from Aon at a cost of approximately $54,000. Aon also advises our board on its director compensation program.

Management also engaged with Aon affiliates of Radford, for various insurance-related products and services, covering health and benefits, pension-related services, other insurance brokerage services and risk services to the business. The aggregate Aon revenue from these additional services in 2020 (not related to Aon’s compensation committee consulting services) was approximately $1,130,000. Although the Committee was aware of the nature of the services performed by Aon affiliates and the compensation surveys and reports provided by Radford, the Committee did not review and approve such services, surveys, reports and insurance premiums and policies, as those were reviewed and approved by management in the ordinary course of business.

51

Section 4: Compensation Consultant and Peer Group

Aon maintains certain policies and practices to protect the independence of the executive compensation consultants engaged by the Committee. In particular, Aon provides an annual update to the Committee on the financial relationship between Aon and the Company, and provides written assurances that, within Aon, the Aon consultants who perform executive compensation services for the Committee have compensation determined separately from Aon’s other lines of business and from the other services it provides to the Company. These safeguards were designed to help ensure that the Committee’s executive compensation consultants continued to fulfill their role in providing independent, objective advice.

In light of the foregoing, the Committee has assessed the independence of Aon pursuant to SEC rules and NYSE listing standards and concluded that there was no conflict of interest that would prevent the consulting firm from independently advising the Committee.

The Committee worked with Aon to evaluate our compensation peer group. As part of this process, the Committee, upon the advice of Aon, updated Teradata’s criteria used to select the compensation peer group to better reflect our current growth strategy, business model and market for executive talent. The new criteria are as follows:

•

Identify companies within the following sub-industries, based on the Global Industry Classification Standard: internet services and infrastructure; application software; systems software; and technology hardware, storage and peripherals;

•	From those sub-industries, focus on the following business areas: cloud and storage; analytics; and security;
•	Include companies with revenue generally above $700 million with a soft cap of $10 billion, with exceptions based on the market for executive talent; and
•	Consider market capitalization on an absolute basis, but also examine other metrics such as revenue to market capitalization.

After completing these four steps, Aon proposed, and the Committee approved, the following companies for inclusion in the new compensation peer group, as set forth below. The new peer group better reflects the size of the Company and our position in the marketplace, as we are closer to the median of the peer group.

COMPANY	REVENUE (in millions)	APPROX. # OF EMPLOYEES	COMPANY	REVENUE (in millions)	APPROX. # OF EMPLOYEES
	$10,811	31,000		$1,304	6,500
	$10,509	42,000		$1,294	4,003
	$5,412	10,800		$1,265	909
	$3,408	8,014		$1,050	3,658
	$3,237	9,000		$940	3,400
	$3,110	14,400		$794	2,723
	$2,707	7,200		$696	2,046
	$2,594	8,238		$592	2,037
	$2,490	3,600		$586	2,248
	$2,359	5,800		$503	6,170
	$1,913	2,760		$440	3,400
	$1,836	7,543

52	2021 PROXY STATEMENT

SECTION 5: SEVERANCE, CHANGE IN CONTROL AND OTHER BENEFITS

Change in Control Severance Plan

Each of our currently employed named executive officers participates in the Teradata Change in Control Severance Plan (the “CIC Plan”), the objectives and provisions of which are summarized below:

Business Objectives

Increased Retention Incentives. The CIC Plan enhances our retention incentives by reducing the personal uncertainty that arises from the possibility of a future business combination and promotes objectivity in the evaluation of transactions that are in the best interests of our stockholders.

Alignment with Market Practices. Based on information provided by the Committee’s independent compensation consultant, change in control severance arrangements are used by a vast majority of the companies included in our compensation peer group, and the terms of our CIC Plan are consistent with prevailing market practices.

Severance Provisions

Severance Protections on Double Trigger. The CIC Plan provides for separation payments and benefits to our current named executive officers, which are reviewed annually by the Committee. The CIC Plan provides benefits on a “double trigger,” meaning that the severance benefits are paid, and equity awards vest, if our executives incur a qualifying termination in connection with a change in control. The threshold for an acquisition of Teradata stock that would constitute a change in control is an acquisition of 50% or more of the Company’s outstanding common stock or voting securities.

No Excise Tax Gross Ups. The CIC Plan does not allow for “gross-up” payments related to excise taxes that may be imposed under Section 280G of the Internal Revenue Code.

Executive Severance Plan

The Company maintains the Teradata Executive Severance Plan (the “Executive Severance Plan”), in which each of our currently employed named executive officers participates. This plan promotes retention incentives for our executives by establishing severance protections for participants that are consistent with both market levels and Teradata’s past practices, while eliminating the need to negotiate individual severance agreements in connection with an executive’s termination or at the time of hire.

For our participating named executive officers, the Executive Severance Plan provides severance protections, as described below, in the event of termination of employment by the Company without cause (and not because of the participant’s disability or death), and, in the case of Mr. McMillan only, upon his resignation for good reason, in either case prior to (and not in connection with) a change in control of the Company. As described above, each of our current named executive officers participates in the CIC Plan, and in the event of a termination of employment by the Company without cause or by the participant for good reason in connection with a change in control, those participants would be entitled to receive severance benefits as provided under the CIC Plan. Each of our participating named executive officers would be entitled to receive the following top level of benefits under the Executive Severance Plan in the event of a qualifying termination of employment:

Severance Benefits

•   Salary and target bonus continuation for one year;

•   A prorated annual cash incentive bonus for the year of termination (generally based on the executive’s “target” bonus opportunity and actual Company performance as determined under the Company’s Management Incentive Plan);

•   Continued medical, dental and visual care coverage, with the Company continuing to subsidize its share of the premium during the 1-year salary continuation period;

•   Outplacement services for up to one year;

•   Pro-rata vesting of service-based and performance-based RSUs (subject to achievement of applicable performance goals for performance-based RSUs); and

•   For all retirement-eligible participants (i.e., participants aged 55 or older), an additional year of vesting service for stock options and service-based RSUs (but not performance-based RSUs), and the opportunity to exercise vested stock options until the earlier of three years after termination or the original option expiration date.*

•   For Mr. McMillan only, enhanced vesting of any outstanding but unvested service-based or performance-based RSUs, such that he will be treated as receiving an additional year of vesting for both types of awards (with payout of any performance-based RSUs subject to actual performance results during the applicable performance period).**

53

Section 5: Severance, Change in Control and Other Benefits

*See discussion under “Retention Grants” on page 49 of this CD&A regarding additional accelerated vesting treatment provided to Ms. Ashton and Ms. Cullen-Cote.

**Also, Mr. McMillan’s New Hire Award is subject to accelerated vesting in full, and each of his time-based and performance-based RSUs granted under the 2020 long-term incentive program is subject to pro-rated vesting (subject to a minimum of two years of vesting credit), upon a termination of Mr. McMillan’s employment by Teradata without cause or by McMillan with good reason (with the performance-based award vesting based on actual performance results for the entire performance period).

To receive severance benefits under the Executive Severance Plan, a participant must agree to a release of claims against the Company. As a condition of participation in the Executive Severance Plan, each eligible employee must also agree to comply with certain restrictive covenants, including non-competition, non-solicitation, non-disparagement and confidentiality provisions to the extent permissible under applicable law.

More information on the CIC Plan and the Executive Severance Plan, including the estimated payments and benefits payable to the named executive officers, is provided under the “Potential Payments Upon Termination or Change in Control” section beginning on page 62 of this proxy statement.

Victor Lund

In connection with Mr. McMillan’s election as President and CEO, Mr. Lund resigned as a director and as an employee of Teradata. Under the terms of Mr. Lund’s outstanding equity awards, his unvested performance-based and service-based RSUs vested in full (with payout of any performance awards subject to actual performance results during the applicable performance period). Mr. Lund did not participate in our Executive Severance Plan and thus did not receive any payment under this plan, and he did not otherwise receive any other severance payment, upon his departure.

Following his resignation, Mr. Lund served as an advisor to Mr. McMillan for the remainder of 2020 in exchange for a monthly consulting fee of $83,333.33. At the time, Mr. Lund had a deep knowledge of the Company and its strategy, as well as experience as a CEO of international public companies. Because Mr. McMillan was a first-time CEO, the board believed that Mr. Lund could provide valuable transition support services as part of Mr. McMillan’s onboarding and transition process.

Scott Brown

Mr. Brown, our former Chief Revenue Officer, departed the Company on October 30, 2020, having accepted an offer to become president and CEO of a privately-held technology company that does not compete with Teradata. Because Mr. Brown voluntarily resigned, he did not receive any payment under the Executive Severance Plan or any other severance payment.

Perquisites

From time-to-time we offer travel-related perquisites to our named executive officers. In particular, during 2020, Teradata covered the commuting expenses for Mr. Culhane, including the cost of housing and transportation in connection with his travel to our headquarters in San Diego. During 2020, Teradata similarly provided Ms. Cullen-Cote with an allowance for travel to our headquarters in San Diego, reimbursing her for expenses (including the cost of housing and transportation) up to $5,000 per month. Because of the Company’s work-from-home mandate in response to the COVID-19 pandemic, Mr. Culhane and Ms. Cullen-Cote were not required to travel to San Diego during most of 2020, however, they continued to receive this benefit due to housing lease commitments and the indefinite nature of the impact of the pandemic on the Company’s return to work plans.

Likewise, Mr. McMillan receives a gross monthly allowance of $15,000 to cover his commuting expenses in connection with his travel to our headquarters in San Diego. As described above, Mr. McMillan was unable to travel to San Diego as planned during the year due to Teradata’s work-from-home mandate as a result of the pandemic. Once we re-open our San Diego office and resume business travel, it is expected that Mr. McMillan will be commuting to our headquarters in San Diego on a frequent basis, and the allowance Mr. McMillan has received will be used toward his travel expenses and the housing costs he expects to incur in San Diego. The Company does not otherwise have any other obligation to reimburse Mr. McMillan for any of his commuting expenses, and this allowance may be revisited by the Committee on an annual basis.

Also, in 2020, Teradata covered (1) the cost of spousal travel for each of Ms. Ashton, Mr. Brown, Mr. Culhane, Ms. Cullen-Cote, and Mr. Harrington in connection with a Company recognition event held prior to the work-from-home mandate, (2) the costs of Ms. Ashton’s relocation to San Diego (on a grossed-up basis, consistent with her relocation benefit), and (3) reimbursement up approximately $9,000 in legal fees that Mr. McMillan incurred in connection with negotiating his offer letter.

54	2021 PROXY STATEMENT

SECTION 6: OTHER COMPENSATION POLICIES AND PRACTICES

We maintain several key compensation policies and practices that reinforce our pay for performance culture and promote the alignment of the interests of our executives and our stockholders, including the following:

POLICY/PRACTICE	DESCRIPTION

Stock Ownership Guidelines	Each covered executive is required to hold Company shares with a value that equals or exceeds a multiple of their base salary: 6x for the CEO and 3x for the other named executive officers. In addition, the executives are subject to retention guidelines so that each covered executive must retain at least 50% of vested shares, net of taxes, until he or she attains the required ownership threshold. Executives generally have 5 years to attain the required ownership level. Each of our current named executive officers exceeded his or her required ownership level as of December 31, 2020.

Clawback and Harmful Activity Policies

We maintain a Compensation Recovery Policy (commonly referred to as a clawback policy), which generally provides that we may recover performance-based compensation if the payout was based on financial results that were subsequently restated. This policy supports the accuracy of our financial statements and, in conjunction with our stock ownership guidelines, helps to align the interests of our named executive officers with those of our stockholders. In light of our pay-for-performance culture, we felt strongly that our executives should be held to this higher standard of accountability.

We also retain the right to cancel outstanding equity awards and recover realized gains if executives are terminated for cause or engage in certain “harmful activity,” such as violating a non-competition or non-solicitation covenant.

Prohibition on Pledging and Hedging	Our insider trading policy prohibits our named executive officers from hedging and from pledging Teradata securities. For more information regarding our policy with respect to hedging and pledging of Teradata securities, see “Policy Regarding Hedging and Pledging of Teradata Securities” on page 17 of this proxy statement.

Compensation Risk Assessment	Members of management from our human resources, legal and risk management groups assess whether our compensation policies and practices encourage excessive or inappropriate risk taking by our employees. This assessment includes a review of the risk characteristics of our business, our internal controls and related risk management programs, the design of our incentive plans and policies, and the impact of risk mitigation features. Management reports its findings to the Board of Directors and, based on that analysis, we do not believe that our compensation programs for employees are reasonably likely to have a material adverse effect on the Company.

Tax Considerations	The Tax Cuts and Jobs Act, enacted in December 2017, included a number of significant changes to Section 162(m) of the Internal Revenue Code, as amended (“Section 162(m)”), such as the repeal of the qualified performance-based compensation exemption and the expansion of the definition of “covered employees” (for example, by including the chief financial officer and certain former named executive officers as covered employees). As a result of these changes, except as otherwise provided in the transition relief provisions of the Tax Cuts and Jobs Act, compensation paid to any of our covered employees generally will not be deductible in 2018 or future years, to the extent that it exceeds $1 million. As has historically been the case, the Committee reserves the ability to pay compensation to our executives in appropriate circumstances, even if such compensation is not deductible under Section 162(m).

55

COMPENSATION TABLES

2020 Summary Compensation

The following table summarizes the total compensation paid to, or earned by, each of our named executive officers for the fiscal year ended December 31, 2020, and the prior two fiscal years.

Name and Principal Position	Year	Salary (1) ($)	Bonus (2) ($)	Stock Awards (3) ($)	Option Awards (4) ($)	Non-Equity Incentive Plan Compensation (5) ($)	All Other Compensation (6) ($)	Total ($)

Stephen McMillan	2020	446,154	500,000	12,539,602		714,575	129,200	14,329,531

Chief Executive Officer

Victor Lund	2020	480,769		-		-	584,188	1,064,957

Former Interim President and Chief Executive Officer	2019	660,000		4,280,196		-	855	4,941,051
	2018	800,000		6,153,372		1,812,500	1,206	8,767,078

Mark Culhane	2020	529,616		5,249,683		642,600	85,916	6,507,815

Chief Financial Officer	2019	502,731		3,820,974		357,000	88,776	4,769,481
	2018	475,000		2,171,778		757,625	57,957	3,462,361

Daniel Harrington	2020	519,231		4,812,200		630,000	16,709	5,978,140

Chief Services Officer	2019	493,607		2,122,785		350,000	29,850	2,996,242
	2018	469,220		1,266,889		748,407	15,350	2,499,866

Hillary Ashton	2020	442,981	300,000	2,616,768		469,956	143,493	3,973,198

Chief Product Officer

Kathleen Cullen-Cote	2020	467,308		1,924,888		453,600	61,943	2,907,739

Chief Human Resources Officer	2019	173,077	300,000	4,045,548		108,360	28,451	4,655,436

Scott Brown	2020	486,539		2,712,338		-	17,418	3,216,295

Former Chief Revenue Officer	2019	275,000		8,324,083		207,900	5,485	8,812,468

(1)	This column shows base salary earned during the applicable year.

(2)

For 2020, this column shows the sign-on bonus paid to Mr. McMillan in connection with his election as Chief Executive Officer. This amount is subject to a repayment obligation of $250,000 (net of taxes) if his employment is terminated with cause or he resigns for any reason other than good reason during his first year of employment, and $125,000 (net of taxes) if his employment is terminated with cause or he resigns for any reason other than good reason during his second year of employment. For 2020, this column shows the sign-on bonus paid to Ms. Ashton upon joining the Company to compensate her for compensation she was foregoing at her former employer and as an inducement to join Teradata. For 2019, this column shows the sign-on bonus paid to Ms. Cullen-Cote upon joining the Company to compensate her for a bonus she was foregoing at her former employer and as an inducement to join Teradata.

(3)

This column shows the aggregate grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”), of performance-based and service-based restricted share units (“RSUs”) granted in the applicable year. For the performance-based RSUs granted in 2020, the following table sets forth the target number of units, their “target” grant date fair value reflected in the Stock Awards column above, and their grant date fair value assuming that the highest level of performance would be achieved. For assumptions, refer to Note 7 of the Notes to Consolidated Financial Statements contained in our 2020 Annual Report.

56	2021 PROXY STATEMENT

Compensation Tables

Name	Target Number of Annual PBRSUs	Probable Grant Date Fair Value	Maximum Grant Date Fair Value

Stephen McMillan	219,355	$4,858,713	$9,717,426

Victor Lund	-	-	-

Mark Culhane	94,779	$1,889,893	$3,779,786

Daniel Harrington	81,615	$1,627,403	$3,254,806

Hillary Ashton	72,209	$1,570,065	$3,140,130

Kathleen Cullen-Cote	57,921	$1,154,945	$2,309,890

Scott Brown	81,615	$1,627,403	$3,254,806

(4)	There were no stock options granted in 2018-2020.

(5)

This column reflects the bonus earned by our named executive officers under the annual bonus program for the applicable year. For 2020, each participating named executive officer elected to receive payment in shares. For more information concerning the 2020 annual incentive, see the Annual Bonus Awards discussion in the Compensation Discussion and Analysis section beginning on page 44 of this proxy statement.

(6)	The amounts reported in this column for 2020 include the following:

	Other Compensation
Name	Spousal Travel	Commuting Expense	Relocation Expenses	Company Contributions to 401(k)	Value of Life Insurance Premiums Paid by Company	Tax Gross- Ups	Legal Fees	Total
Stephen McMillan	-	105,000	-	14,250	855	-	9,095	129,200
Victor Lund	-	-	-	-	855	-	-	855
Mark Culhane	3,496	67,315	-	14,250	855	-	-	85,916
Daniel Harrington	1,389	-	-	14,250	1,070	-	-	16,709
Hillary Ashton	5,766	23,919	69,914	14,250	969	28,675	-	143,493
Kathleen Cullen-Cote	2,377	44,461	-	14,250	855	-	-	61,943
Scott Brown	1,133	10,800	-	4,231	1,254	-	-	17,418

In addition to the compensation Mr. Lund received as Interim President and Chief Executive Officer through June 8, 2020, which is set forth in the Salary column of the Summary Compensation Table, Mr. Lund received a total of $583,333.33 in fees for his service as an advisor to Mr. McMillan from June 8, 2020 through December 31, 2020. For more information, see the discussion regarding Mr. Lund’s consulting arrangement in the Compensation Discussion and Analysis section beginning on page 37 of this proxy statement.

57

Compensation Tables

2020 Grants of Plan-Based Awards

The following table summarizes information for each named executive officer regarding (i) estimated payouts under the 2020 annual bonus program, (ii) estimated payouts for the performance-based RSUs (also referred to as PBRSUs) that were granted in 2020, and (iii) service-based RSUs that were granted in 2020.

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock Units (3)	Option Awards: Number of Shares Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/sh)	($)
Stephen McMillan
Bonus Program			500,000	1,000,000	2,000,000
PBRSUs	06/09/2020	05/04/2020				109,678	219,355	438,710				4,858,713
RSUs	06/09/2020	05/04/2020							200,530			4,441,739
RSUs	06/09/2020	05/04/2020							146,237			3,239,150
Victor Lund
Bonus Program			-	-	-
PBRSUs	-	-				-	-	-	-	-	-	-
RSUs	-	-				-	-	-	-	-	-	-
Mark Culhane
Bonus Program			255,000	510,000	1,020,000
PBRSUs	03/01/2020	02/27/2020				47,390	94,779	189,558				1,889,893
RSUs	03/01/2020	02/27/2020							63,186			1,259,929
RSUs	03/01/2020	02/27/2020							105,309			2,099,861
Daniel Harrington
Bonus Program			250,000	500,000	1,000,000
PBRSUs	03/01/2020	02/27/2020				40,808	81,615	163,230				1,627,403
RSUs	03/01/2020	02/27/2020							54,410			1,084,936
RSUs	03/01/2020	02/27/2020							105,309			2,099,861
Hillary Ashton
Bonus Program			215,000	430,000	860,000
PBRSUs	03/01/2020	02/27/2020				19,746	39,491	78,982				787,450
PBRSUs	09/01/2020	08/24/2020				16,359	32,718	65,436				782,615
RSUs	03/01/2020	02/27/2020							26,327			524,960
RSUs	09/01/2020	08/24/2020							21,812			521,743
Kathleen Cullen-Cote
Bonus Program			180,000	360,000	720,000
PBRSUs	03/01/2020	02/27/2020				28,961	57,921	115,842				1,154,945
RSUs	03/01/2020	02/27/2020							38,613			769,943
Scott Brown
Bonus Program			275,000	550,000	1,100,000
PBRSUs	03/01/2020	02/27/2020				40,808	81,615	163,230				1,627,403
RSUs	03/01/2020	02/27/2020							54,410			1,084,935

(1)

The information included in the “Threshold”, “Target” and “Maximum” columns reflects the range of potential payouts under the 2020 annual bonus program (i.e., non-equity incentive plan awards) when the performance goals were established by the Committee. The actual amounts of the annual incentive awards earned for 2020 are reflected in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

(2)

The information included in the “Threshold”, “Target” and “Maximum” columns reflects the range of potential payouts under the performance-based RSUs granted in 2020. Those performance-based RSUs are earned based on the extent to which specified financial performance goals are achieved over a three-year period ending December 31, 2022. The units earned generally vest on the date, following the end of the 3-year performance period, that the Committee certifies the achievement of the applicable performance goals, provided the executive remains employed by the Company.

(3)

Reflects the number of service-based RSUs granted in 2020, which generally vest in equal installments over three years from the date of grant, provided that the executive remains employed by the Company. In connection with his election as President and Chief Executive Officer, Mr. McMillan received a new hire grant of service-based RSUs covering 200,530 shares, which was intended to offset compensation that he was forfeiting from his prior employer. This new hire award was subject to the following vesting schedule: 45% on December 1, 2020, 42% on the first anniversary of the date of grant, and 13% on the second anniversary of the date of grant, in each case subject to continued employment.

(4)

Reflects the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718, of the performance-based and service-based RSUs granted during 2020. See footnote 3 of the Summary Compensation Table beginning on page 56 of this proxy statement for the assumptions used to calculate these values.

58	2021 PROXY STATEMENT

Compensation Tables

2020 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for each named executive officer with respect to (i) each stock option that had not been exercised and remained outstanding as of December 31, 2020, and (ii) each award of performance-based RSUs and service-based RSUs that had not vested and remained outstanding as of December 31, 2020.

Name	Grant Date	Option Awards				Stock Awards		Equity Incentive Plan Awards
		Number of Securities Underlying Unexercised Options(1) (#)	Number of Securities Underlying Unexercised Options(2) (#)	Option Exercise Price(3) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(4) (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Number of Unearned Shares, Units or Other Rights that have not Vested (4) (#)	Market Value of Unearned Shares, Units or Other Rights that have not Vested(5) ($)
		Exercisable	Unexercisable
Stephen McMillan	06/09/2020					110,291	2,478,239
	06/09/2020							219,355	4,928,907

	06/09/2020					146,237	3,285,945
Victor Lund	11/27/2017							263,884	5,929,474
Mark Culhane	03/01/2020					105,309	2,366,293
	03/01/2020							94,779	2,129,684
	03/01/2020					63,186	1,419,789
	03/01/2019					15,508	348,465
	03/01/2019							54,275	1,219,559
	11/27/2017							93,136	2,092,756
Daniel Harrington	03/01/2020					105,309	2,366,293

	03/01/2020					54,410	1,222,593

	03/01/2020							81,615	1,833,889

	03/01/2019					8,616	193,602

	03/01/2019							30,153	677,538

	11/27/2017							54,330	1,220,792

	12/01/2015	41,416		30.63	11/30/2025

	12/01/2014	33,883		44.43	11/30/2024

	12/03/2013	34,816		45.35	12/02/2023

	11/27/2012	26,122		61.55	11/26/2022

	11/29/2011	28,606		50.7	11/28/2021
Hillary Ashton	09/01/2020					21,812	490,116
	09/01/2020							32,718	735,173

	03/01/2020					26,327	591,568

	03/01/2020							39,491	887,363
	12/01/2019					48,538	1,090,649
Kathleen Cullen-Cote	03/01/2020					38,613	867,634
	03/01/2020							57,921	1,301,485
	08/05/2019					12,222	274,628
	08/05/2019							42,778	961,222
	08/05/2019					40,741	915,450
Scott Brown

(1)	This column shows the number of common shares underlying outstanding stock options that have vested as of December 31, 2020.

(2)

This column shows the number of common shares underlying outstanding stock options that have not vested as of December 31, 2020. As of such date, all outstanding stock options held by each named executive officer had vested in full.

(3)	This column shows the exercise price for each stock option reported in the table, which equaled the fair market value per share on the date of grant.

59

Compensation Tables

(4)	These columns show the aggregate number of performance-based RSUs and service-based RSUs outstanding as of December 31, 2020. The remaining vesting dates for each award are as follows:

GRANT DATE	REMAINING VESTING DATES	VESTING SCHEDULE

11/27/2017	Q1 2021*	2018-2020 performance period: 100% vests after performance level determination is made by the Committee

3/1/2019	3/1/2021, 3/1/2022	1/3 increments over three years from the date of grant

3/1/2019	Q1 2022*	2019-2021 performance period: 100% vests after performance level determination is made by the Committee

8/5/2019	8/5/2021, 8/5/2022	1/3 increments over three years from the date of grant

8/5/2019	Q1 2022*	2019-2021 performance period: 100% vests after performance level determination is made by the Committee

12/1/2019	12/1/2021, 12/1/2022	1/3 increments over three years from the date of grant

3/1/2020	3/1/2021, 3/1/2022, 3/1/2023	1/3 increments over three years from the date of grant

3/1/2020	Q1 2023*	2020-2022 performance period: 100% vests after performance level determination is made by the Committee

6/9/2020	6/9/2021, 6/9/222	42% vests on 6/9/2021, 13% vests on 6/9/2022

6/9/2020	Q1 2023*	2020-2022 performance period: 100% vests after performance level determination is made by the Committee

6/9/2020	6/9/2021, 6/9/2022, 6/9/2023	1/3 increments over three years from the date of grant

9/1/2020	9/1/2021, 9/1/2022, 9/1/2023	1/3 increments over three years from the date of grant

9/1/2020	Q1 2023*	2020-2022 performance period: 100% vests after performance level determination is made by the Committee

*

Additionally, this column under the “Equity Incentive Plan Awards” heading shows the number of outstanding performance-based RSUs at the “target” level for awards with grant dates of March 1, 2019, August 5, 2019, March 1, 2020, June 9, 2020, and September 1, 2020 because our performance through December 31, 2020 was above “threshold” level for those awards. For awards with a grant date of November 27, 2017, the number of outstanding performance-based RSUs is reported at 157% achievement, because our performance through December 31, 2020 was certified at 157%.

(5)	These columns show the aggregate dollar value of the performance-based RSUs and service-based RSUs using the closing stock price on December 31, 2020 of $22.47 per share.

2020 Option Exercises and Stock Vested

The following table sets forth information for each named executive officer with respect to (i) the exercise of stock options in 2020, and (ii) the vesting of performance-based RSUs and service-based RSUs during 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Stephen McMillan	-	-	90,239	1,937,431
Victor Lund			352,247	8,007,856
Mark Culhane	-	-	33,177	731,303
Daniel Harrington			37,172	842,835
Hillary Ashton	-	-	24,269	521,055
Kathleen Cullen-Cote	-	-	26,481	544,714
Scott Brown	-	-	55,052	1,133,521

(1)	None of the named executive officers exercised any stock options during 2020.

(2)	The value realized on vesting equals the number of shares acquired multiplied by the closing market price of our common stock on the acquisition date.

Non-Qualified Deferred Compensation

The Company generally does not maintain any non-qualified defined contribution plans or other deferred compensation plans for employees. However, the 1-year PBRSU award granted to Mr. Lund for the 2017 fiscal year performance period was fully vested at December 31, 2017 but was paid on a deferred basis in three annual installments, with the final installment paid in February 2020. As a result, the Non-Qualified Deferred Compensation Table includes information regarding Mr. Lund’s 2017 PBRSUs.

60	2021 PROXY STATEMENT

Compensation Tables

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year(1) ($)	Aggregate Withdrawals / Distributions(2) ($)	Aggregate Balance at Last Fiscal Year End ($)
Stephen McMillan	-	-	-	-	-
Victor Lund	-	-	(219,894)	1,506,370	-
Mark Culhane	-	-	-	-	-
Daniel Harrington	-	-	-	-	-
Hillary Ashton	-	-	-	-	-
Kathleen Cullen-Cote	-	-	-	-	-
Scott Brown	-	-	-	-	-

(1)

Represents the depreciation in value in the number of shares of our common stock underlying Mr. Lund’s vested 2017 performance-based RSUs from December 31, 2019 through the time of settlement of those performance-based RSUs in 2020. No portion of this amount was reported as compensation to Mr. Lund in the Summary Compensation Table for 2020.

(2)	Represents the payment date value of the number of shares of our common stock that were delivered in settlement of Mr. Lund’s vested 2017 performance-based RSUs during fiscal 2020.

Pension Benefits

We do not maintain any qualified or non-qualified defined benefit plans.

61

POTENTIAL PAYMENTS UPON

TERMINATION OR CHANGE IN CONTROL

Background

We have entered into agreements and maintain plans and arrangements that may require us to pay or provide compensation and benefits to our named executive officers in the event of certain terminations of employment or a change in control. For example, all of our currently employed named executive officers are participants in our CIC Plan, which provides “double-trigger” severance protections in the event that a participating executive’s employment is terminated under qualifying circumstances in connection with a change in control, and in our Executive Severance Plan, which provides severance protections in the event that a participant’s employment is terminated by the Company without cause (other than as a result of death, disability or a change in control), or in the case of Mr. McMillan, if he terminates his employment for good reason. Estimates of the amounts to be paid or provided to each of our named executive officers in connection with a termination of employment or a change in control are provided below.

Estimated Payments to Named Executive Officers

The estimates set forth below of the amounts payable to our named executive officers upon termination of employment or in connection with a change in control generally are based on the assumption that the various triggering events occurred on the last day of 2020, along with other material assumptions noted below. The actual amounts that would be paid to a named executive officer upon termination or a change in control can only be determined at the time the actual triggering event occurs. With respect to Mr. Lund, only the benefits actually received in connection with his departure as Interim President and Chief Executive Officer during fiscal 2020 are reported below. Mr. Brown did not receive any payments or benefits in connection with his resignation on October 30, 2020, other than payment of accrued and vested benefits through the date of his resignation.

The estimated amount of compensation and benefits described below for our named executive officers generally does not take into account compensation and benefits that were already earned at the time of the applicable triggering event, such as equity awards that have previously vested in accordance with their terms or vested benefits otherwise payable under our compensation programs. As a result, the estimates below for our named executive officers do not provide information on the payout of 2020 incentive awards under the annual bonus program for our named executive officers, because those awards were earned as of December 31, 2020 for participating executives, subject to Committee approval, regardless of whether the executive terminated employment or a change in control occurred on that date. Please refer to the Summary Compensation Table for the annual incentives earned by our named executive officers in 2020.

Non-Change in Control Scenarios

Executive Severance Plan

Each of our currently employed named executive officers participates in our Executive Severance Plan.

The Executive Severance Plan generally provides severance benefits in the event of termination of employment by the Company without cause (but not as a result of the participant’s disability or death). In the case of Mr. McMillan, the Executive Severance Plan also provides severance benefits in the event of his termination of employment for good reason. For this purpose, “good reason” for Mr. McMillan’s termination of his employment generally is defined to mean any of the following events or conditions: (a) a material reduction in his authority, duties and responsibilities (other than an isolated, insubstantial and inadvertent action that is not taken in bad faith); (b) any reduction in his annual base salary; (c) the Company’s failure to timely pay annual or long-term incentive compensation to which he is otherwise entitled; (d) a reduction of five percent or more in his “target” or “maximum” annual or long-term incentive opportunity (other than an across-the-board reduction applicable to senior Teradata executives); (e) the Company’s failure to continue any equity compensation plan in which he participates (or a substantially equivalent alternative compensation plan), or the Company’s failure to continue his participation in any such equity compensation plan on substantially the same basis (other than as a result of any isolated, insubstantial and inadvertent action not taken in bad faith); or (f) the Company’s failure, unless otherwise required by law, to continue to provide employee benefits that are substantially equivalent, in the aggregate, to those provided under the Company’s qualified and nonqualified employee benefit and welfare plans of the Company (other than a reduction of less than 5% of the aggregate value of such benefits).

Notwithstanding the foregoing, in the event of the termination of a participating named executive officer’s employment without cause or for good reason in connection with a change in control of Teradata, severance benefits generally would be provided under the CIC Plan, as discussed below.

62	2021 PROXY STATEMENT

Potential Payments Upon Termination or Change in Control

In the event of a qualifying termination of employment without cause (not in connection with a change in control), or a termination of employment by Mr. McMillan for good reason, our participating named executive officers would be entitled to receive the following severance benefits under the terms of the Executive Severance Plan.

•	Salary and target bonus continuation for one year;

•

A prorated annual cash incentive bonus for the year of termination, generally based on the executive’s “target” bonus opportunity and actual performance as determined under the Company’s Management Incentive Plan;

•	Continued medical, dental and vision care coverage, with the Company continuing to subsidize its share of the premium during the 1-year salary continuation period;

•	Outplacement services for up to one year;

•	Pro-rata vesting of service-based and performance-based RSUs (subject to achievement of applicable performance goals for performance-based RSUs); and

•

For retirement-eligible participants (i.e., participants aged 55 or older), an additional year of vesting service for any unvested stock options and service-based RSUs (but not performance-based RSUs), and the opportunity to exercise vested stock options until the earlier of three years after termination or the original option expiration date. Additionally, for purposes of determining vesting of both his service-based RSUs and his performance-based RSUs, Mr. McMillan would be entitled to an additional year of vesting service, regardless of his age.

Severance benefits under the Executive Severance Plan are conditioned upon the participant’s release of claims against the Company, as well as compliance with certain restrictive covenants, including non-competition, non-solicitation, non-disparagement and confidentiality provisions to the extent permissible under applicable law.

Treatment of Equity Awards on Termination of Employment (not in Connection with a Change in Control)

The following chart summarizes the standard vesting treatment of the equity awards held by our currently employed named executive officers in the event of termination of employment, other than termination in connection with a change in control, and other than special vesting terms for certain awards as further described below. The general vesting treatment described below is conditioned upon the participant’s compliance with non-competition and non-solicitation provisions, to the extent permissible under applicable law, for a 12-month period (or, if applicable law requires a shorter period, for the maximum period allowed under applicable law), as well as confidentiality restrictions. Our performance-based RSUs and service-based RSUs generally pay out upon vesting. All stock options currently held by our named executive officers are fully vested.

SITUATION	PERFORMANCE-BASED RSUs	SERVICE-BASED RSUs	STOCK OPTIONS
Death and Long-Term Disability (“LTD”)

In the event of death or LTD during the performance period, a pro-rata portion of the award, calculated as of the date of death or LTD, will become vested based on actual results during the performance period.

In the event of death or LTD after the end of the performance period and prior to payment, awards vest in full, to the extent earned, upon the date of death or LTD.

		Awards vest in full upon the date of death or LTD.	Awards remain exercisable until the later of the expiration of the 10-year term or three years after death or LTD.
Retirement (termination on or after age 55, with the consent of the Committee, where applicable)	Generally, a pro-rata portion of the award, calculated as of retirement, will become vested based on actual results during the performance period.	Generally, a pro-rata portion will become vested as of date of retirement.	Awards remain exercisable until the earlier of three years following retirement date or the expiration date.

63

Potential Payments Upon Termination or Change in Control

SITUATION	PERFORMANCE-BASED RSUs	SERVICE-BASED RSUs	STOCK OPTIONS
Termination without Cause	A pro-rata portion of the award, calculated as of the date of termination, will become vested based on actual results during the performance period.

A pro-rata portion will become vested as of the date of termination, and retirement-eligible participants (i.e., participants aged 55 or older) may be credited with an additional year of vesting service.

Awards generally remain exercisable until the earlier of the fifty-ninth day after termination or the expiration date.

However, awards held by retirement-eligible participants (i.e., participants aged 55 or older) remain exercisable until the earlier of 3 years after termination or the original option expiration date.

Voluntary Resignation (other than retirement, as described above)	Unvested awards are forfeited.	Unvested awards are forfeited.	Awards remain exercisable until the earlier of the fifty-ninth day after termination or the expiration date.

Notwithstanding the general equity vesting terms described above, certain of our equity awards are subject to special vesting terms, as described below:

●

Mr. McMillan’s new hire grant of service-based RSUs—which was intended to offset compensation that he was forfeiting from his prior employer—is subject to accelerated vesting in full in the event of the termination of his employment by the Company without cause or by Mr. McMillan for good reason.

●

Pursuant to his Offer Letter and the Executive Severance Plan, in the event of the termination of his employment by the Company without cause or by Mr. McMillan for good reason (and not in connection with a change of control), Mr. McMillan would be entitled to an additional year of vesting service for purposes of determining pro-rated vesting of his other service-based and performance-based RSUs (with performance-based awards vesting based on actual performance results for the entire performance period).

●

In accordance with their terms, the vesting of Mr. Lund’s RSUs accelerated in full (based on actual performance during the entire performance period for performance-based RSUs) upon his departure as Interim President and Chief Executive Officer in connection with the election of Mr. McMillan as President and Chief Executive Officer.

●

As an additional incentive given the CEO transition, certain awards granted to Mr. Culhane, Mr. Harrington, Ms. Ashton and Ms. Cullen-Cote are subject to special vesting terms. In particular: (i) the March 2020 grants of service-based RSUs awarded to Mr. Culhane and Mr. Harrington vest in full upon termination of employment by the Company without cause, and (ii) a limited number of service-based RSUs granted in 2019 to Ms. Ashton and Ms. Cullen-Cote (up to 50,000 shares each) are eligible for additional accelerated vesting treatment in the event that they are terminated without cause prior to July 1, 2021.

Had his employment been terminated by the Company without cause prior to July 1, 2021, Mr. Brown would have been eligible for accelerated vesting of up to an additional 70,000 of the service-based RSUs that were granted to him in 2019, but Mr. Brown forfeited all unvested RSUs upon his resignation on October 30, 2020.

The tables below quantify the amounts that would be payable to our named executive officers in the event of termination of employment, other than termination in connection with a change in control. The benefits received by Mr. Lund in connection with his departure as Interim President and Chief Executive Officer are reported in the table below quantifying severance benefits upon Retirement.

64	2021 PROXY STATEMENT

Potential Payments Upon Termination or Change in Control

Death or Disability

We would have provided each named executive officer (or his or her beneficiary), other than Messrs. Lund and Brown, with the following estimated payments or benefits had he or she died or become disabled on December 31, 2020.

EXECUTIVE	LIFE INSURANCE ($)(1)	DISABILITY PAYMENTS ($)(2)	RESTRICTED SHARE UNITS ($)(3)	TOTAL ($)
Stephen McMillan	750,000	760,000	6,722,559	8,232,559
Mark Culhane	750,000	529,983	7,657,203	8,937,186
Daniel Harrington	938,400	526,650	5,996,491	7,461,541
Hillary Ashton	850,000	503,319	2,668,077	4,021,396
Kathleen Cullen-Cote	750,000	509,985	3,069,502	4,329,487

(1)

Proceeds would be payable by a third-party insurer. Benefits provided upon death depend on the individual level of benefits chosen by the named executive officer during the annual benefits enrollment process. The named executive officers receive the same Company-provided life insurance coverage as is generally offered to U.S.-based employees. The coverage generally is 200% of base salary for life insurance (but capped at $1,200,000, or at $750,000 in the absence of evidence of insurability). Each U.S.-based employee has the option of choosing a higher level of coverage at his own expense. Each participating named executive officer opted for core coverage for 2020, except for Mr. Brown, who opted for higher coverage.

(2)

Benefits provided upon disability generally depend on the individual level of benefits chosen by the named executive officer during the annual benefits enrollment process. The named executive officers receive the same short-term and long-term disability coverage as is generally offered to U.S.-based employees. The core coverage is (i) for short-term disability, 100% of base salary for two to 18 weeks depending on years of service and 66 2/3% of base salary for the remainder of a 26-week period, and (ii) for long-term disability, 50% of base salary (up to a maximum monthly payment of $15,000) for the duration of an employee’s long-term disability. Each U.S. employee has the option of choosing a higher level of coverage at his own expense. Each participating named executive officer opted for core coverage for 2020, except for Mr. McMillan, who opted for higher coverage. The payments above assume maximum payout based on the named executive officer’s coverage election for 26 weeks of short-term disability plus two years of long-term disability.

(3)	Equity valuations are based on a closing price of our stock on December 31, 2020 of $22.47, with performance-based RSUs for ongoing performance periods included at the “target” level.

Retirement

We would have provided each named executive officer, other than Messrs. Lund and Brown, with the following estimated payments if he or she had retired (with Committee consent, where applicable) on December 31, 2020. For Mr. Lund, the table below reflects benefits received in connection with his retirement as Interim President and Chief Executive Officer on June 8, 2020. For Mr. Brown, the table reflects that he did not receive any payments or benefits in connection with his resignation on October 30, 2020, other than payment of accrued and vested benefits through the date of his resignation.

EXECUTIVE	CONSULTING FEE ($)(1)	RESTRICTED SHARE UNITS ($)(2)(3)	TOTAL ($)
Stephen McMillan	—	—	—
Victor Lund	583,333	11,189,217	11,750,328
Mark Culhane	—	3,959,748	3,959,748
Daniel Harrington	—	2,848,381	2,848,381
Hillary Ashton	—	—	—
Kathleen Cullen-Cote	—	1,550,313	1,550,313
Scott Brown	—	—	—

(1)

Reflects the consulting fee of $83,333.33 per month that Mr. Lund received for serving as an advisor to Mr. McMillan for the remainder of 2020 after Mr. Lund’s retirement as Interim President and Chief Executive Officer on June 8, 2020.

(2)

Equity valuations generally are based on a closing price of our stock on December 31, 2020 of $22.47, except that the value of Mr. Lund’s RSU awards, other than his 2018-2020 PBRSU award, is based on the closing price of our stock on his retirement date of June 8, 2020.

(3)

Messrs. Culhane and Harrington and Ms. Cullen-Cote were eligible for retirement (age 55 or older) on December 31, 2020, and Mr. Lund was over age 55 on the date of his retirement. Committee consent generally would be required for retirement vesting of RSU awards. Mr. Brown forfeited all unvested RSUs upon his resignation on October 30, 2020.

65

Potential Payments Upon Termination or Change in Control

Termination without Cause (not in Connection with a Change in Control)

Each named executive officer, other than Messrs. Lund and Brown, would have been entitled to the following estimated payments and benefits if, on December 31, 2020 and not in connection with a change in control, we terminated the executive’s employment without cause (and not as a result of death or disability), or, in the case of Mr. McMillan, he terminated his employment for good reason.

EXECUTIVE	CASH ($)(1)	RESTRICTED SHARE UNITS ($)(2)	WELFARE BENEFITS ($)	OUT-PLACEMENT COUNSELING ($)	TOTAL ($)

Stephen McMillan	1,800,000	7,361,503	17,496	18,000	9,196,999

Mark Culhane	1,020,000	6,279,207	17,424	18,000	7,334,631

Daniel Harrington	1,000,000	5,040,103	17,424	18,000	6,075,527

Hillary Ashton	860,000	1,750,748	17,424	18,000	2,646,172

Kathleen Cullen-Cote	810,000	2,732,089	1,116	18,000	3,561,205

(1)

The cash amounts reported in this column reflect cash severance benefits under the Executive Severance Plan, but do not reflect any pro-rata annual bonuses for 2020 for any named executive officer. This is because we are required to assume a termination date of December 31, 2020, on which date bonuses for 2020 were already vested, regardless of termination of employment. Please refer to the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the amount of the 2020 bonus paid to each executive.

(2)

Equity valuations are based on a closing price of our stock on December 31, 2020 of $22.47, with performance-based RSUs for ongoing performance periods included at the “target” level. For Mr. McMillan, equity valuations reflect full vesting of his new hire grant of service-based RSUs, and pro rata vesting, with an additional 12 months of vesting service, for his other service-based and performance-based RSU awards. For Messrs. Culhane and Harrington, who were retirement-eligible (age 55 or older) on December 31, 2020, equity valuations reflect full vesting of their March 2020 grants of service-based RSUs, and pro-rata vesting, with an additional 12 months of vesting service, for their other service-based RSU awards. For Ms. Ashton, equity valuations include accelerated vesting of up to 50,000 additional service-based RSUs granted to her during 2019. For Ms. Cullen-Cote, who was retirement-eligible (age 55 or older) on December 31, 2020, the equity values reported above include an additional 12 months of vesting service for service-based equity awards, plus accelerated vesting of up to 50,000 additional service-based RSUs granted to her during 2019.

Change in Control Scenarios

Change in Control Severance Plan

We maintain the CIC Plan to help retain key executives by reducing personal uncertainty that may arise from the possibility of a change in control and to promote their objectivity and neutrality in evaluating transactions that may be in the best interest of the Company and its stockholders. This plan establishes objective criteria to determine whether a change in control has occurred and provides for severance payments and benefits on a “double trigger” basis, which also applies, under the Stock Incentive Plan, to our equity compensation awards. The “double trigger” design is intended to further our goals to retain key executives upon a change in control.

Each named executive officer, other than Messrs. Lund and Brown who are no longer Teradata employees, participates in the CIC Plan.

Under the CIC Plan, if a participating executive’s employment is terminated by us other than for “cause”, death or disability or if the executive resigns for “good reason” within two years after a “change in control” (or within six months prior to a change in control, if the executive can demonstrate that the termination occurred in connection with a change in control), then Teradata or its successor will be obligated to pay or provide the following benefits:

•

A lump sum payment equal to 2.0 times the executive’s annual base salary and annual incentive. For this purpose, annual incentive generally means the average annual incentive earned for the prior three years;

•	A lump sum payment equal to a pro-rata portion of the average annual incentive earned for the prior three years;

•	Continued medical, dental and life insurance coverage for two years; and

•	Continued outplacement and financial counseling services, if such services are offered at such time, for one year.

The CIC Plan provides that upon termination of employment, each participant is prohibited from soliciting our employees for a 1-year period and is subject to confidentiality restrictions. Moreover, each participant is required to sign a release of all claims against the Company prior to receiving severance benefits under the plan. The CIC Plan does not provide for any “gross-up” payments related to excise taxes that may be imposed on an executive in connection with a change in control.

66	2021 PROXY STATEMENT

Potential Payments Upon Termination or Change in Control

For purposes of the plan, the term “cause” generally means the willful and continued failure to perform assigned duties or the willful engaging in illegal or gross misconduct that materially injures the Company. The term “good reason” generally means: (i) the assignment of duties inconsistent with the executive’s position, authority, duties or responsibilities as in effect prior to a change in control; (ii) a reduction in base salary; (iii) failure to pay incentive compensation when due; (iv) a reduction in target or maximum incentive opportunities; (v) a failure to continue the equity compensation plan or other employee benefit programs; (vi) a relocation of the executive’s office by more than forty miles (provided that it also increases the executive’s commute by more than 20 miles); or (vii) failure to require a successor to assume the plan.

The term “change in control” generally means any of the following: (i) an acquisition of 50% or more of our stock by any person or group, other than the Company, our subsidiaries or employee benefit plans; (ii) a change in the membership of our Board of Directors, such that the current incumbents and their approved successors no longer constitute a majority; (iii) a reorganization, merger, consolidation or sale or other disposition of substantially all of our assets in which any one of the following is true—our old stockholders do not hold at least 50% of the combined enterprise, there is a 50%-or-more stockholder of the combined enterprise (other than as a result of conversion of the stockholder’s pre-combination interest in the Company), or the members of our Board of Directors (immediately before the combination) do not make up a majority of the board of the combined enterprise; or (iv) stockholder approval of a complete liquidation.

Treatment of Equity Awards

As described above, the Stock Incentive Plan provides for “double trigger” vesting of employee equity awards in connection with a change in control, meaning that, if the awards are assumed by the surviving entity in the change of control, vesting of the awards will not accelerate unless the executive also has a qualifying termination of employment (by the Company without cause or by the executive for good reason). In contrast, if the surviving entity does not assume the equity awards upon the change in control, unvested awards will become vested upon the occurrence of the change in control. The chart below generally summarizes how the unvested equity awards held by our current named executive officers on December 31, 2020 would be treated in connection with a change of control. All stock options currently held by our named executive officers are fully vested.

PERFORMANCE-BASED RSUs	SERVICE-BASED RSUs

If the award is not assumed by the surviving entity, then the award will vest in full, either at the “target” level, if the CIC occurs during the first year of the performance period, or based on actual performance up to the date of the CIC, if the CIC occurs during the second or third year of the performance period.

If the award is not assumed by the surviving entity, then vesting accelerates upon the CIC.

If the award is assumed, then, subject to the executive’s continued employment, the award will continue to vest, either at the “target” level, if the CIC occurs during the first year of the performance period, or based on actual performance up to the date of the CIC, if the CIC occurs during the second or third year of the performance period. However, vesting of the award will be accelerated if the executive’s employment is terminated without “cause,” terminated on account of death, disability, retirement or reduction in force, or the executive terminates his or her employment for “good reason,” within 24 months after the CIC.

If the award is assumed, then vesting accelerates if the executive’s employment is terminated other than for “cause” or disability or the executive terminates his or her employment for “good reason,” within 24 months after the CIC.

67

Potential Payments Upon Termination or Change in Control

The tables below quantify the amounts that would be payable to our named executive officers, other than Messrs. Lund and Brown, in the event of a change in control or in the event of termination of employment in connection with a change in control.

Qualifying Termination Within Two Years After a Change in Control

Our named executive officers, other than Messrs. Lund and Brown, would have been entitled to the following estimated payments and benefits if a change in control occurred on December 31, 2020 and the executive’s employment was terminated without “cause” or the executive terminated his or her employment for “good reason” immediately following such change in control.

EXECUTIVE	CASH ($)(1)	RESTRICTED SHARE UNITS ($)(2)	WELFARE BENEFITS ($)	OUTPLACEMENT AND FINANCIAL COUNSELING ($)	TOTAL ($)

Stephen McMillan	3,600,000	10,693,067	36,702	18,000	14,347,769

Mark Culhane	2,160,289	9,576,546	36,558	18,000	11,791,393

Daniel Harrington	2,079,494	7,514,691	36,988	18,000	9,649,173

Hillary Ashton	1,720,000	3,794,838	36,786	18,000	5,569,624

Kathleen Cullen-Cote	1,301,537	4,320,419	3,942	18,000	5,643,898

(1)

The cash amounts reported in this column reflect cash severance benefits under the CIC Plan, but do not reflect any pro-rata annual bonuses for 2020. This is because we are required to assume a termination date of December 31, 2020. Each named executive officer employed on that date would have already earned a bonus for 2020 regardless of whether he or she terminated employment. Please refer to the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the amount of the 2020 bonus paid to each executive.

(2)

Equity valuations are based on the following assumptions: (i) a closing price of our stock on December 31, 2020 of $22.47; (ii) the awards are assumed in the corporate transaction and vest immediately prior to the change in control (at the “target” level, in the case of performance-based RSUs with ongoing performance periods as of December 31, 2020); and (iii) each named executive officer’s employment is terminated without “cause” or by the executive for “good reason” immediately after the corporate transaction.

Change in Control and Equity Awards are not Assumed by Surviving Entity

Our named executive officers, other than Messrs. Lund and Brown, would have been entitled to the following estimated payments and benefits in the event that a “change in control” occurred on December 31, 2020, and the named executive officer’s equity awards were not assumed by the surviving entity. If the awards were assumed by the surviving entity, then the awards would not vest on a change in control but would vest on a qualifying termination within two years after the change in control as illustrated in the table immediately above.

NAME	RESTRICTED SHARE UNITS ($)(1)	TOTAL ($)
Stephen McMillan	10,693,067	10,693,067

Mark Culhane	9,576,546	9,576,546
Daniel Harrington	7,514,691	7,514,691

Hillary Ashton	3,794,838	3,794,838
Kathleen Cullen-Cote	4,320,419	4,320,419

(1)

Equity valuations are based on the following assumptions: (i) a closing price of our stock on December 31, 2020 of $22.47; and (ii) the awards are not assumed in the corporate transaction, vest immediately prior to the change in control (at the “target” level, in the case of performance-based RSUs with ongoing performance periods as of December 31, 2020) and are cashed out.

68	2021 PROXY STATEMENT

CEO PAY RATIO DISCLOSURE

We are providing the following information regarding the relationship of the annual total compensation of our CEO and that of our “median employee,” as required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K. The pay ratio information provided below is a reasonable estimate calculated in a manner consistent with the pay ratio disclosure rules.

For our 2020 fiscal year:

•	The estimated median of the annual total compensation of all of our employees, excluding the CEO, was $70,071;

•

The annual total compensation of Mr. McMillan, who was serving as our CEO on December 31, 2020, was $15,851,527, as reported in the Summary Compensation Table on page 56 of this proxy statement, but annualized in accordance with Item 402(u) of Regulation S-K; and

•	The ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was estimated to be 226 to 1.

In determining the pay ratio information provided above, we identified our “median employee” by using the following methodology, as permitted by the SEC’s pay ratio disclosure rules:

•

December 31, 2020 was selected as the date upon which we would identify our employee population and median employee, and, from our tax and payroll records, we compiled a list of all full-time, part-time, temporary and seasonal employees who were employed on that date, including employees working both within and outside of the United States.

•

Total cash compensation during the 2020 fiscal year was used as a consistently applied compensation measure to identify our median employee from the employees on the list. For this purpose, we define total cash compensation as the sum of base wages and annual incentives payable in cash during the year. We did not annualize the total cash compensation of any permanent employees who were employed for less than the full year. For employees working outside of the United States, total cash compensation was converted to U.S. dollars using 2020 exchange rates.

•	Applying the methodology described above, we determined that our median employee for fiscal 2020 was a Business Operations Analyst located in the United States.

For fiscal year 2020, we calculated the annual total compensation of the median employee using the same methodology that we used to determine the annual total compensation of the CEO, as reported in the Summary Compensation Table on page 56 of this proxy statement.

It should be noted that the SEC’s pay ratio disclosure rules provide reporting companies with a great deal of flexibility in determining the methodology used to identify the median employee and the pay ratio. As such, our methodology may differ materially from the methodology used by other companies to prepare their pay ratio disclosures, which may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including those within our industry.

As described in the Compensation Discussion and Analysis beginning on page 35 of this proxy statement, Mr. McMillan joined the Company as our CEO in June 2020. In connection with his election as CEO, Mr. McMillan received a new-hire equity award with a target value equal to $4,662,327 and a signing bonus of $500,000, which were intended to offset compensation that he was forfeiting from his prior employer, and, in the case of the signing bonus, to act as an inducement to join Teradata. While these amounts are included in the calculation of his total annual compensation, these are one-time awards and not reflective of the compensation that Mr. McMillan would otherwise receive on an annual basis. Therefore, in addition to the CEO pay ratio disclosed above, we have calculated an alternative CEO pay ratio, which compares the compensation of the median employee, as disclosed above, to Mr. McMillan’s annual total compensation for 2020, excluding the value of his new-hire equity award and his signing bonus. Excluding the value of his new-hire equity award and signing bonus would result in a total compensation amount of $10,689,200. Using this dollar amount for the annual total compensation of our CEO, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees would be 153 to 1. This alternative CEO pay ratio is not a substitute for the required CEO pay ratio disclosure, but we believe it may be helpful to stockholders in considering the ratio of the compensation of our CEO to that of our median employee.

69

ADVISORY (NON-BINDING) VOTE

ON EXECUTIVE COMPENSATION

(Item 2 on Proxy Card)

The foundation of our executive compensation program is to pay for performance. Our executive officers are compensated based on the key financial and strategic drivers of our business and in a manner that is consistent with competitive practices and sound corporate governance principles. We believe that our executive compensation program aligns our incentive compensation with the long-term interests of our stockholders because it is designed to motivate our executives to deliver long-term sustainable growth and stockholder value, and to provide retention incentives. The board encourages you to review the Executive Compensation section of this proxy statement, including the Compensation Discussion and Analysis and related tables and narratives, beginning on page 35 of this proxy statement, for additional details on our executive compensation program.

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, stockholders are able to vote to approve, on an advisory (non-binding) basis no less than once every three years, the compensation of our named executive officers (a “say-on-pay” vote). Since our annual meeting of stockholders in 2011, we have provided our stockholders with annual say-on-pay voting opportunities. In connection with our 2020 annual meeting, our advisory say-on-pay proposal received a 92% favorable vote.

Since 2015, we have regularly engaged stockholders to solicit their input regarding the Company’s executive compensation program. This past year, we again sought feedback from our largest 25 institutional investors, representing over 75% of Teradata’s outstanding shares. Discussions with investors who responded to our outreach efforts (and others who reached out to us) touched on a number of themes, including stockholders’ desire that a meaningful portion of long-term incentive value continue to be allocated to equity awards that are based on longer-term performance goals with a strong rationale and linkage to our business strategy. In designing our executive compensation program, we have taken into account the common themes expressed by our stockholders. For example, as described in the Compensation Discussion and Analysis, beginning on page 35 of this proxy statement:

A substantial majority (60%) of our 2020 long-term incentive opportunity is allocated to performance-based equity awards, with the remaining 40% providing balance to the program through service-based awards with 3-year graded vesting for retention purposes.

All of our 2020 performance-based equity awards are once again tied to financial goals over a 3-year period that are key to the advancement of our business and valued by stockholders.

We are providing our stockholders with the opportunity to cast non-binding advisory votes to approve the compensation of our named executive officers for 2020, and are asking stockholders to vote to adopt the following resolution:

RESOLVED, that the stockholders of Teradata Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers, as such compensation is described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure and related material, set forth in the Company’s definitive proxy statement for the 2021 annual meeting of stockholders.

This say-on-pay proposal vote is intended to provide an overall assessment of our executive compensation program rather than focus on any specific item of compensation. As an advisory vote, this proposal is non-binding. However, the board and our Compensation and Human Resource Committee, which is responsible for designing and overseeing the administration of our executive compensation program, values the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our executive officers.

The Board of Directors recommends that you vote FOR this proposal.

Proxies will be so voted unless stockholders specify otherwise in their proxies. Abstentions will have the same effect as votes against the matter and shares that are the subject of a broker “non-vote” will be deemed absent and will have no effect on the outcome of the vote. Approval of this resolution requires the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on this item of business. However, the results of this vote are not binding on the board, whether or not any resolution is passed under this voting standard. To the extent there is any significant vote against our executive compensation program, the Compensation and Human Resource Committee will evaluate whether any actions are necessary and appropriate to address stockholder concerns.

70	2021 PROXY STATEMENT

VOTE ON APPROVAL OF THE

TERADATA 2012 STOCK INCENTIVE PLAN

AS AMENDED AND RESTATED

(Item 3 on Proxy Card)

The Board of Directors is asking our stockholders to approve an amendment and restatement of the Teradata 2012 Stock Incentive Plan (the “SIP”). Our stockholders initially approved the SIP on April 20, 2012. The SIP has since been amended and restated and was most recently approved by our stockholders on April 30, 2019. On February 26, 2021, the Board of Directors, upon the recommendation of the Compensation and Human Resource Committee (the “Committee”), approved the further amendment and restatement of the SIP, effective as of March 1, 2021, but subject to stockholder approval as required at the 2021 annual meeting, in order to:

•	Increase the number of shares of our common stock (“Shares”) reserved for sale under the SIP by 3,900,00 Shares; and

•

Eliminate the limit on “full value awards” (awards settled in stock other than stock options and stock appreciation rights (prior to the amendment and restatement, full value awards counted against the share reserve on a 1.93 for 1 basis)).

The Board of Directors recommends that you vote FOR this proposal.

The complete text of the SIP is attached as Appendix A to this proxy statement. The following summary of the plan does not purport to be complete and is qualified in its entirety by reference to Appendix A.

Summary of Amendments

We are seeking stockholder approval of the SIP to authorize an additional 3,900,000 Shares for issuance as awards under the SIP. Additionally, the SIP, as amended and restated, (i) enhances the disclosure in the SIP document regarding the “double-trigger” treatment of equity awards in connection with a change in control, and (ii) contains certain clarifying, administrative and technical changes. The Board of Directors believes that the proposed amendment to the SIP is an integral part of our long-term incentive philosophy and is necessary to continue providing the appropriate levels and types of equity compensation for our employees and non-employee directors.

Factors Regarding Our Equity Usage and Needs

●

Increased Market Volatility Driving Need for More Shares: Stock price volatility, combined with equity award issuances in connection with new hires, and the use of a fungible share counting ratio of 1.93x for full value awards previously, has impacted the pool of Shares we have available under the SIP and contributed to a sooner-than-expected need for additional Shares. To continue to attract and retain employees and align their interests with those of our stockholders, we are seeking stockholder approval to make an additional 3,900,000 Shares available for issuance under the SIP (in addition to the 4,038,536 Shares remaining available for grant). We would expect this increased Share pool under the SIP to be sufficient for equity grants to our employees for up to the next two fiscal years at the current stock price, or longer if our stock price increases as we execute on our business strategy. In this regard, effective March 1, 2021, the Compensation Committee granted a total of 2,822,392 performance-based and service-based restricted share units under the SIP to our employees, which are contingent upon stockholder approval of the increase in the Share reserve as set forth in this Proposal 3. Please refer to the “New Plan Benefits” for additional information about these awards.

●

Equity is Essential to Talent Acquisition and Retention: It is essential that we continue the use of equity compensation to better position us in the market and allow us to retain our skilled employees while attracting talented new employees to help us achieve our objectives, which include increasing stockholder value by growing the business. Without the approval of an addition to our Share reserve, we will not be able to continue to compete in this highly competitive market. This would ultimately result in the loss of critical talent and inhibit our ability to meet our future growth objectives. In addition, the performance-based and service-based restricted share units granted under the SIP to our employees on March 1, 2021 would be cancelled upon the conclusion of the annual meeting and no Shares would be delivered under the awards.

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In addition, we may be required to increase the cash compensation of our compensation programs to remain at competitive levels in the marketplace. We intend to use the additional Shares to recruit and retain employees.

Historic Use of Equity and Outstanding Awards

In determining the size of this Share request, the Committee considered, among other things, our outstanding equity awards, our burn rate, our stock price and volatility, our projected recruiting and retention needs, the potential dilution of our equity compensation program, the voting guidelines of certain institutional investors and proxy advisory firms, and competitive market practices. The results of this comprehensive analysis were presented to the Committee and the Board of Directors for its consideration. Certain of these factors are outlined below:

Outstanding Awards

As of March 1, 2021, there were 4,472,831 Shares subject to outstanding service-based restricted share unit awards, 970,898 Shares subject to outstanding performance-based restricted share unit awards (calculated at target) and 1,261,354 Shares subject to outstanding stock options. As of that date, the weighted average exercise price of the outstanding stock options was $46.39, the weighted average remaining contractual term for the stock options was 4.02 years, and the closing market price of a Share as reported on the NYSE was $42.13 per share.

Burn Rate

We use our burn rate to measure the potential life expectancy of our equity plan and stockholder dilution. Our burn rate experience is summarized in the table below, which provides data on our Share usage under our employee and non-employee director compensation programs for the last three completed fiscal years.

FISCAL YEAR	STOCK OPTIONS GRANTED	SERVICE-BASED RSUs GRANTED	PERFORMANCE- BASED RSUs EARNED	TOTAL SHARES	BURN RATE(2)

2020	0	5,402,996	116,062	5,519,058	5.05%

2019	0	3,268,013	279,010	3,547,023	3.11%

2018(1)	0	483,354	276,597	759,951	1.72%

3-year Average Burn Rate (2018-2020)					3.29%

(1)	2018 annual grants were made in November of 2017. Starting in 2019, the annual grant cycle was adjusted to completely align with the fiscal year.

(2)

On May 29, 2020, the Board adopted the Teradata Incentive Stock Purchase Plan (the “ISPP”), effective as of June 1, 2020. The ISPP provides eligible employees an opportunity to purchase Shares from the Company at fair market value using cash compensation that is otherwise due under the Company’s 2020 annual incentive programs. The purchase date for the Shares was February 25, 2021. The ISPP is scheduled to terminate on June 1, 2021, unless earlier terminated by the board. We have not included the Shares available under the ISPP in the burn rate calculation, as it is a so-called “fair market value purchase plan” (or a “stock in lieu of cash” plan). The ISPP is not intended to be treated as an “equity-compensation plan” within the meaning of Rule 303A.08 of the Listed Company Manual of the NYSE, and, as such, stockholders were not required to approve the plan.

Our burn rate is calculated as the total amount of equity granted in any year, divided by the weighted average number of common shares outstanding. For purposes of this calculation (i) stock options and service-based restricted share unit awards were counted in the year granted, and (ii) performance-based restricted share unit awards were counted in the year earned (and only to the extent earned).

Our burn rate in recent years has been impacted by, among other factors, volatility in our stock price along with the granting of new-hire equity awards, including to senior executives as we build our executive leadership team. We expect that our burn rate will normalize going forward. Our future burn rate will depend on a number of factors, including the number of participants in the SIP, our stock price, changes to our compensation strategy, changes in business practices or industry standards, changes in our capital structure due to stock splits or similar events, the compensation practices of our competitors or changes in compensation practices in the market generally, and the methodology used to establish the equity award mix.

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Dilution and Overhang

We measure the dilutive impact of our equity program (the so-called overhang) by dividing (i) the number of Shares subject to outstanding equity awards, plus the number of Shares available to be granted under the SIP and the Teradata New Employee Stock Inducement Plan (the “NESIP”), described below (the “numerator”), by (ii) the total number of Shares outstanding, plus the Shares included in the numerator. As of March 1, 2021, our fully diluted overhang was approximately 8.98%. The 3,900,000 additional Shares being requested under the SIP would bring our fully diluted overhang to approximately 11.86%, which we believe to be within industry norms.

As noted above, we have included in the overhang calculation Shares available for issuance under the NESIP, which was adopted by the board on May 29, 2020. Under the NESIP, the Company may grant equity incentive compensation as a material inducement for certain individuals to commence employment with Teradata within the meaning of Rule 303A.08 of the NYSE Listed Company Manual. Awards granted under the NESIP may be in the form of stock options, stock appreciation rights, restricted shares, restricted share units, other share-based awards or any combination of those awards. The only individuals eligible to receive grants of awards under the NESIP are individuals who satisfy the standards for “inducement awards” under Rule 303A.08 of the NYSE Listed Company Manual. A total of 550,000 Shares are reserved for grant under the NESIP, subject to adjustment as provided in the NESIP. Shares issued under the NESIP may include authorized but unissued shares, treasury shares, shares purchased in the open market, or a combination of the foregoing. The NESIP is scheduled to terminate on June 1, 2023, or such earlier date that the board shall determine. The NESIP is not intended to be treated as an “equity-compensation plan” within the meaning of Rule 303A.08 of the Listed Company Manual of the NYSE, and, as such, stockholders were not required to approve the plan.

We have not included the Shares available for issuance under the ISPP in the overhang calculation, as it is a so-called “fair market value purchase plan” (or a “stock in lieu of cash” plan).

Plan Highlights

The SIP contains provisions that are consistent with our compensation philosophy and designed to protect the interests of our stockholders, including the following:

FEATURE	DESCRIPTION

Prohibition on Liberal Share Recycling

The SIP prohibits liberal share recycling, meaning that Shares tendered in payment of the exercise price of a stock option, Shares withheld to satisfy a tax withholding obligation, and Shares that are repurchased by the Company with stock option proceeds will not be added back to the SIP. In addition, when a SAR is settled in Shares, all of the Shares underlying the SAR will be counted against the share limit of the SIP.

No Discounted Stock Options or SARs	The SIP does not permit the use of “discounted” stock options or SARs.

No Re-Pricing of Stock Options or SARs; No Reload Awards

The SIP does not permit the “repricing” of stock options and SARs without stockholder approval. This includes a prohibition on cash buyouts of underwater options or SARs and “reloads” in connection with the exercise of options or SARs.

No “Liberal” Change in Control Definition	The SIP does not provide a “liberal” change in control definition, which means that a change in control must actually occur in order for the change in control provisions in the SIP to be triggered.

“Double Trigger” Vesting in Connection with a Change in Control

The SIP provides for “double trigger” vesting of equity awards that are assumed in a change in control transaction, which means that awards assumed in a transaction will continue to vest on their regularly-scheduled vesting date or, if earlier, upon a qualifying termination of employment within 2 years after a change in control.

Forfeiture Provisions	Awards granted under the SIP and certain payouts will be subject to forfeiture as provided by the Committee if a participant is terminated for cause.

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FEATURE	DESCRIPTION

Clawback Provisions

Awards granted under the SIP are subject to recoupment under our Compensation Recovery Policy, which provides that Teradata may recover compensation provided to certain executives under performance-based equity awards if the payment, grant or vesting of such award was based on financial results that were subsequently restated.

No Dividends or Dividend Equivalents on Unvested Awards or Stock Options/SARs

Dividends or dividend equivalents payable with respect to any awards granted under the SIP will be accumulated or reinvested until such award is earned, and the dividends or dividend equivalents shall not be paid if the underlying award does not become vested. Additionally, no dividend equivalents will be granted with respect to Shares underlying a stock option or SAR.

Stock Ownership and Holding Guidelines

Shares issued pursuant to the SIP are subject to the Company’s stock ownership guidelines. Executives are required to retain 100% of their Shares net of taxes received under awards granted under the SIP until the applicable minimum ownership level requirement has been achieved.

Summary of the Plan

General

Awards granted under the SIP may be in the form of stock options, SARs, restricted shares, restricted share units, other share-based awards or any combination of those awards. No awards may be made under the SIP after February 29, 2024.

Administration

The SIP will be administered by the Committee, or by such other committee or subcommittee as may be appointed by our Board of Directors, and which consists entirely of two or more individuals who are “independent directors” within the meaning of NYSE rules and “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee can make rules and regulations and establish such procedures for the administration of the SIP as it deems appropriate and may delegate any of its authority to one or more directors or executive officers of the Company, to the extent permitted by applicable laws. Our board retains authority to administer and issue awards under the SIP and, specifically reserves the exclusive authority to approve and administer all awards granted to non-employee directors under the SIP.

Eligibility

The SIP provides for awards to our non-employee directors and to officers, employees and consultants of the Company and our subsidiaries, except that incentive stock options may only be granted to employees of the Company and our subsidiaries. It is currently anticipated that approximately 8,560 employees and consultants and 8 non-employee directors will be eligible for awards under the SIP. The Committee is authorized to select the employees and consultants who will receive awards under the SIP from time-to-time. Under our current director compensation program, each of the non-employee directors receives a grant of equity awards at the conclusion of the annual meeting.

Shares Available

The maximum number of Shares that may be issued or transferred with respect to awards under the SIP is 31,400,000, subject to adjustment as provided below. Shares issued under the SIP may include authorized but unissued shares, treasury shares, shares purchased in the open market, or a combination of the foregoing.

Shares underlying awards that are settled in cash or that terminate or are forfeited, cancelled or surrendered without the issuance of Shares or the release of a substantial risk of forfeiture will again be available for issuance under the SIP. Shares surrendered to pay the exercise price of stock options, repurchased by us with option proceeds, or withheld for taxes upon exercise or vesting of an award, will not again be available for issuance under the SIP. In addition, when a SAR is exercised and settled in Shares, all of the Shares underlying the SAR will be counted against the share limit of the SIP regardless of the number of Shares used to settle the SAR.

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Shares delivered under awards that are granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Company or with which the Company directly or indirectly combines (“Substitute Awards”), shall not count against the SIP’s share limit, except as may be required by the rules and regulations of any stock exchange or trading market.

Individual Award Limits under Section 162(m)

To comply with the performance-based exception from Section 162(m) of the Internal Revenue Code (“Section 162(m)”), as in effect prior to Tax Reform and Jobs Act of 2017, the SIP imposes the following additional individual sub-limits on awards intended to satisfy the exception:

•	the maximum aggregate number of Shares that may be subject to stock options or SARs granted in any calendar year to any one participant will be 2,000,000 Shares;

•	the maximum aggregate number of restricted shares and Shares subject to restricted share units granted in any calendar year to any one participant will be 750,000 Shares;

•	the maximum aggregate compensation that can be paid pursuant to other share-based awards granted in any calendar year to any one participant will be $5,000,000 or a number of Shares having an aggregate fair market value not in excess of such amount; and

•	the maximum dividend equivalents that may be paid in any calendar year to any one participant will be $500,000.

Although the Tax Reform and Jobs Act of 2017 generally eliminated the ability to deduct compensation qualifying for the “performance-based compensation” exemption to Section 162(m) for tax years commencing after December 31, 2017, these provisions remain in the SIP. We will not make future awards under the SIP that are intended to qualify for this exemption and therefore these limits will not apply.

Non-Employee Director Award Limits

The SIP includes limits on awards to non-employee directors. In particular, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of the awards granted under the SIP during any one calendar year to any one non-employee director may not exceed $500,000. This limitation does not apply to awards made at the election of the non-employee director in lieu of all or a portion of annual and committee cash retainers.

Stock Options

Subject to the terms and provisions of the SIP, options to purchase Shares may be granted to eligible individuals at any time and from time to time as determined by the Committee. Options may be granted as incentive stock options (all of the Shares available for issuance under the SIP may be issued pursuant to incentive stock options), or as non-qualified stock options. Subject to the limits provided in the SIP, the Committee or its delegate determines the number of options granted to each recipient. Each option grant will be evidenced by a stock option agreement that specifies whether the options are intended to be incentive stock options or non-qualified stock options and such additional limitations, terms and conditions as the Committee may determine.

The exercise price for each option (other than Substitute Awards) may not be less than 100% of the fair market value of a Share on the date of grant.

All options granted under the SIP will expire no later than ten years from the date of grant. The method of exercising an option granted under the plan will be set forth in the stock option agreement for that particular option and may include payment of cash or cash equivalent, tender of previously acquired shares with a fair market value equal to the exercise price, a cashless exercise (including withholding of shares otherwise deliverable on exercise or a broker-assisted arrangement as permitted by applicable laws), a combination of the foregoing methods, or any other method approved by the Committee in its discretion.

At the discretion of the Committee, the stock option agreement evidencing an award of stock options may contain limitations on the exercise of options under certain circumstances upon or after the termination of employment or in the event of death, disability or retirement. The granting of an option does not accord the recipient the rights of a stockholder, and such rights accrue only after the exercise of an option and the registration of Shares in the recipient’s name. The Committee last granted stock options in 2017; and with the proposed removal of the fungible share ratio, the Committee does not intend to grant stock option awards in the near future.

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Stock Appreciation Rights

The Committee in its discretion may grant SARs under the SIP. A SAR entitles the holder to receive from us upon exercise an amount equal to the excess, if any, of the aggregate fair market value of a specified number of Shares that are the subject of such SAR over the aggregate exercise price for the underlying Shares. At the discretion of the Committee, the award agreement evidencing an award of SARs may place limitations on the exercise of such SARs under certain circumstances upon or after the termination of employment or in the event of death, disability, or retirement.

The exercise price for each SAR (other than Substitute Awards) may not be less than 100% of the fair market value of a Share on the date of grant.

We may make payment of the amount to which the participant exercising SARs is entitled by delivering Shares, cash or a combination of Shares and cash, as set forth in the applicable award agreement. Each SAR will be evidenced by an award agreement that specifies the date and terms of the award and such additional limitations, terms and conditions as the Committee may determine.

Restricted Shares

Under the SIP, the Committee may grant or sell to participants Shares that are subject to forfeiture and restrictions on transferability. Except for these restrictions and any others imposed by the Committee, upon the grant of restricted shares, the recipient will have rights of a stockholder with respect to the restricted shares, including the right to vote the restricted shares and to receive all dividends and other distributions paid or made with respect to the restricted shares. During the applicable restriction period, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the restricted shares. Each award of restricted shares will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions, which may include restrictions based upon the achievement of performance objectives, as the Committee may determine. Any award of restricted shares will provide that receipt of any dividends paid on those restricted shares will be subject to the same terms and conditions as the underlying award (including service-based vesting conditions and performance objectives) and will not be paid unless the underlying award becomes vested.

Restricted Share Units

Under the SIP, the Committee may grant or sell to plan participants restricted share units, which constitute an agreement to deliver Shares to the participant in the future at the end of a restriction period and subject to such other terms and conditions as the Committee may specify. Restricted share units are not Shares and do not entitle the recipients to the rights of a stockholder. Restricted share units granted under the SIP may or may not be subject to performance conditions. Restricted share units will be settled in cash or Shares, in an amount based on the fair market value of a Share on the settlement date. Each restricted share unit award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions as the Committee may determine, which may include restrictions based upon the achievement of performance objectives.

Other Share-Based Awards

The SIP also provides for grants of other share-based awards under the plan, which may include unrestricted Shares or service-based or performance-based unit awards that are settled in Shares or cash. Each other share-based award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions as the Committee may determine.

Dividend Equivalents

Awards (other than stock options and SARs) may provide the participant with dividend equivalents, on a deferred and contingent basis, and payable either in cash or in additional Shares, as determined by the Committee in its sole discretion and set forth in the related award agreement. Any such dividend equivalents will be subject to the same terms and conditions as the underlying award (including service-based vesting conditions and performance objectives) and will not be paid unless the underlying award becomes vested. No dividend equivalents may be granted with respect to Shares underlying a stock option or SAR.

Performance Objectives

The plan provides that performance objectives may be established by the Committee in connection with any award granted under the SIP. Performance objectives may relate to performance of the Company or one or more of our subsidiaries, divisions,

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departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of an individual participant, and performance objectives may be made relative to the performance of a group of companies or a special index of companies.

The performance objectives applicable to an award granted under the SIP shall be based on such criteria as the Committee may determine, in its discretion, which may include (but shall not be limited to) one or more of the following: revenues; revenue growth; product revenue growth; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); earnings per share; operating income; pre- or after-tax income (before or after allocation of corporate overhead and bonus); cash flow (before or after dividends); cash flow per share (before or after dividends); gross margin; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on assets or operating assets; economic value added (or an equivalent metric); stock price appreciation; total stockholder return (measured in terms of stock price appreciation and dividend growth); cost control; gross profit; operating profit; cash generation; unit volume; stock price; market share; new account wins; capital structure; sales; asset quality; product and services quality or delivery goals; cost saving levels; marketing-spending efficiency; core non-interest income; debt reductions; stockholder equity; regulatory achievements; implementation, completion or attainment of measurable objectives with respect to strategy, research, development, products or projects; business transformation objectives; recruiting and maintaining personnel; or change in working capital. For the avoidance of doubt, any performance objectives that are financial metrics, may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) if applicable or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.

The Committee may provide in any award agreement that any evaluation of attainment of a performance objective may include or exclude any of the following events that occurs during the relevant period: (i) asset write downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual or infrequently occurring items as described in Financial Accounting Standards Board Accounting Standards Update No. 2015-01 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year; (vi) acquisitions or divestitures; (vii) foreign exchange gains and losses; and (viii) other events identified by the Committee.

Change in Control

The SIP provides for “double-trigger” vesting of equity awards in connection with a change in control of Teradata, as described below.

To the extent that outstanding awards granted under the SIP Plan are assumed, converted or replaced by the entity resulting from the change in control, then, except as otherwise provided in the applicable award agreement or in an applicable severance plan or written agreement with the participant, all outstanding awards will continue to vest and become exercisable (as applicable) based on continued service during the remaining vesting period, with performance-based awards being converted to service-based awards at the “target” level (if the change in control occurs before the end of the applicable performance period) or based on actual performance (if the applicable performance period has been completed). Vesting and exercisability of awards that are assumed in connection with a change in control generally would be accelerated in full, on a “double-trigger” basis, if, within 24 months after the change in control, the participant’s employment is involuntarily terminated due to death, disability or termination without “cause”, or, for a participant who is entitled to “good reason” protections under an applicable Teradata severance plan or similar arrangement, the participant terminates his or her employment for “good reason.” Any such awards that are stock options or SARs generally would remain exercisable until the earlier of one year after the termination of the participant’s employment or the expiration date of the award.

To the extent outstanding awards granted under the SIP are not assumed, converted or replaced by the entity resulting from the change in control, then such awards would become vested in full, effective immediately upon the date of the change in control, with performance-based awards becoming vested at the “target” level (if the change in control occurs before the end of the applicable performance period) or based on actual performance (if the applicable performance period has been completed). Any such awards that are stock options or SARs would remain exercisable until the earlier of one year after the termination of the participant’s employment or the expiration date of the award. The Committee also has the right to cancel any awards that are not assumed in connection with a change in control, in exchange for a payment in cash or other property (including shares of the resulting entity) in an amount equal to the excess of the fair market value of the shares subject to the award over any exercise price related to the award, including the right to cancel any “underwater” stock options and SARs without payment therefor.

A change in control generally means (i) the acquisition of 50% or more of our outstanding stock; (ii) our incumbent directors ceasing to constitute at least a majority of the members of our board; (iii) a reorganization, merger, consolidation or sale or

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disposition of substantially all of our assets, unless (a) substantially all of the beneficial owners of our outstanding stock prior to the transaction continue to own (in the same proportions) more than 50% of the outstanding stock of the resulting corporation, (b) no person owns 50% or more of the outstanding stock of the resulting corporation, and (c) at least a majority of the members of the board of the resulting corporation are individuals who were our incumbent directors prior to the transaction; or (iv) stockholder approval of our complete liquidation or dissolution.

For purposes of the SIP, “cause” as a reason for termination of employment or service shall have the meaning provided in any applicable employment, consulting or similar agreement with the participant, or, if not so defined, generally shall mean (i) conviction of a felony, (ii) dishonesty in the course of the participant’s duties, (iii) failure to perform the participant’s duties in any material respect, (iv) a material violation of our ethics and compliance program, or (v) such other events specified in an applicable award agreement. The term “good reason” shall have the meaning provided in our Change in Control Severance Plan or an applicable severance policy or employment, consulting or other applicable agreement between us and the participant. If “good reason” is not defined with respect to a participant in accordance with the foregoing sentence, it shall have no application under the SIP for that participant.

Forfeiture of Awards

If we terminate a participant’s employment or service for “cause” (as defined above), then, as determined in the discretion of the Committee, the participant shall (i) forfeit outstanding awards granted under the SIP; (ii) return all Shares then held by the participant that were acquired pursuant to awards under the SIP within 2 years prior to the participant’s date of termination (in exchange for repayment of any purchase price actually paid by the participant for those Shares); and (iii) repay us the value of any Shares that the participant has disposed of that were acquired pursuant to awards under the SIP within 2 years prior to the participant’s date of termination, less the amount of any purchase price actually paid by the participant for those Shares.

Awards granted under the SIP are also subject to forfeiture or repayment to us as provided pursuant to our compensation recovery (or “clawback”) policy.

Adjustments

In the event of any equity restructuring, such as a stock dividend, stock split, spin off, rights offering or recapitalization through a large, nonrecurring cash dividend, the Committee will adjust the number and kind of Shares that may be delivered under the SIP, the individual award limits, and, with respect to outstanding awards, the number and kind of Shares subject to outstanding awards and the exercise price or other price of Shares subject to outstanding awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Committee may, in its discretion, make such equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights. However, unless otherwise determined by the Committee, we will always round down to a whole number of Shares subject to any award. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.

Transferability

Except as the Committee otherwise determines, awards granted under the SIP will not be transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, stock options and SARs will be exercisable during a participant’s lifetime only by him or her or, in the event of the participant’s incapacity, by his or her guardian or legal representative. Any award made under the SIP may provide that any Shares issued as a result of the award will be subject to further restrictions on transfer.

Amendment

Our Board of Directors may amend, alter or discontinue the SIP at any time, with stockholder approval to the extent required by applicable laws. No such amendment or termination, however, may adversely affect in any material way any holder of outstanding awards without his or her consent, except for amendments made to cause the plan to comply with applicable law, stock exchange rules or accounting rules. No award may be amended or otherwise subject to any action that would be treated as a “repricing” of such award, unless such action is approved by our stockholders.

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Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences of awards made under the SIP, based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the plan. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

Non-Qualified Stock Options. A participant will not recognize taxable income at the time of grant of a non-qualified stock option, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the Shares purchased over their exercise price, and we generally will be entitled to a corresponding deduction.

Incentive Stock Options. A participant will not recognize taxable income at the time of grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the Shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the Shares were transferred, any gain or loss arising from a subsequent disposition of such Shares will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction. If, however, such Shares are disposed of within either of such two- or one-year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such Shares on the date of exercise over the exercise price, and we generally will be entitled to a corresponding deduction, except to the extent the deduction limits may be applicable under Section 162(m).

Stock Appreciation Rights. A participant will not recognize taxable income at the time of grant of a SAR, and we will not be entitled to a tax deduction at such time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any Shares delivered and the amount of cash paid by us, and we generally will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

Restricted Shares. A participant will not recognize taxable income at the time of grant of restricted shares, and we will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Internal Revenue Code to be taxed at such time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant equal to the excess of the fair market value of the Shares at such time over the amount, if any, paid for such Shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the Shares at such time over the amount, if any, paid for such Shares. We are entitled to a corresponding deduction at the time the ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) apply.

Restricted Share Units. A participant will not recognize taxable income at the time of grant of a restricted share unit award, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any Shares delivered and the amount of cash paid by us, and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

Section 162(m). Prior to 2018, Section 162(m) generally provided that the Company may not deduct compensation paid to a “covered employee” (generally our named executive officers serving on the last day of the year other than the chief financial officer) to the extent it exceeds $1 million. Performance-based compensation paid pursuant to stockholder approved plans generally was not subject to the $1 million deduction limit, provided that certain requirements were satisfied. The Tax Cuts and Jobs Act, which was enacted on December 22, 2017, includes a number of significant changes to Section 162(m), such as the repeal of the performance-based compensation exemption and the expansion of the definition of “covered employees” (for example, by including the chief financial officer and certain former named executive officers as covered employees). As a result of these changes, except as otherwise provided in the transition relief provisions of the Tax Cuts and Jobs Act, awards granted under the SIP to a covered employee after the proposed amendment generally will not be deductible in 2018 or future years, to the extent that the total compensation paid to that employee for a year exceeds $1 million. The proposed amendment to the SIP is not intended to affect the availability of transition relief for awards previously granted under the SIP that were intended to qualify as qualified performance-based compensation.

79

Vote on Approval of the Teradata 2012 Stock Incentive Plan as Amended and Restated (Item 3 on Proxy Card)

Section 409A. Section 409A of the Internal Revenue Code imposes certain restrictions upon the payment of nonqualified deferred compensation. We intend that awards granted under the SIP will be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Internal Revenue Code.

Registration with the SEC

The Company intends to file a Registration Statement on Form S-8 relating to the issuance of additional Shares under the SIP with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, after approval of the SIP, as amended and restated, by the Company’s stockholders.

New Plan Benefits

The Committee and the board retain discretion under the SIP to determine which directors, officers, employees and consultants will receive awards and the amount and type of awards. Therefore, we are not able to determine the total number of individuals who will participate in the SIP or the total amount of awards granted thereunder. However, effective March 1, 2021, the Committee granted annual equity awards consisting of 2,822,392 performance-based and service-based restricted share units under the SIP to our employees, which are contingent upon stockholder approval of the increase in the Share reserve as set forth in this Proposal 3. The table below shows the allocation of these awards among the named executive officers listed below, all current executive officers as a group, all current non-employee directors as a group, and all other employees, respectively. The actual number of share units for the annual equity awards was determined by dividing the target value by the preceding 20-day average of Teradata’s common stock as reported on the NYSE prior to, but not including, the effective date of the award. If stockholders do not approve this Proposal 3, then these equity awards would be cancelled upon the conclusion of the annual meeting and no Shares would be delivered under the awards.

Name and Position	Dollar Value ($)	Number of Units

Stephen McMillan	$9,000,000	219,834

Mark Culhane	$2,900,000	70,835

Daniel Harrington	$1,000,000	24,426

Hillary Ashton	$2,900,000	70,835

Kathleen Cullen-Cote	$2,000,000	48,852

Executive Group	$23,800,000	581,339

Non-Executive Director Group	$0	0

Non-Executive Officer Employee Group	$91,748,744	2,241,054

80	2021 PROXY STATEMENT

Vote on Approval of the Teradata 2012 Stock Incentive Plan as Amended and Restated (Item 3 on Proxy Card)

Current Equity Compensation Plan Information

The following table provides information as of December 31, 2020 about Shares issuable under the SIP, ISPP, NESIP, Teradata Corporation 2007 Stock Incentive Plan, Teradata Employee Stock Purchase Plan and certain inducement awards to our Chief Executive Officer.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUABLE UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (a)		WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (b)		NUMBER OF SECURITIES REMAINING AVAILABLE FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (c)

Equity compensation plans approved by security holders	8,831,741	(1)	$49.53	(2)	4,708,892	(3)

Equity compensation plans not approved by security holders	518,838	(4)	N/A		1,407,045	(5)

Total	9,350,579		$49.53		6,115,937

(1)

Represents the number of Shares that may be issued under performance-based restricted share units (at target), service-based restricted share units and deferred shares granted under the SIP to our employees and non-employee directors, along with the number of Shares that may be issued in connection with the exercise of outstanding stock options granted under the SIP and the Teradata Corporation 2007 Stock Incentive Plan.

(2)

Represents the weighted average exercise price of outstanding stock options listed in column (a) (Equity compensation plans approved by security holders) and does not take into account the performance-based restricted share units, service-based restricted share units and deferred shares.

(3)

Represents the number of Shares available for issuance under the SIP and the Teradata Employee Stock Purchase Plan, other than Shares available for issuance in connection with the exercise of outstanding stock options and the settlement of performance-based restricted share units, service-based restricted share units and deferred shares.

(4)

Includes the number of Shares that may be issued under performance-based restricted share units (at target) and service-based restricted share units granted to Mr. McMillan upon his commencement of employment on June 9, 2020 that were unvested as of December 31, 2020. The awards were made as a material inducement for Mr. McMillan joining Teradata as President and Chief Executive Officer and a member of the Board of Directors. The awards are as follows: (i) a make-whole award consisting of service-based restricted share units covering 200,530 shares, of which 44,524 vested on December 1, 2020, 42% will vest on the first anniversary of the date of grant, and 13% will vest on the second anniversary of the date of grant, (ii) an annual grant of service-based restricted share units covering 146,237 shares, which shall vest in equal amounts on the first, second and third anniversaries of the grant date, and (iii) an annual grant of performance-based restricted share units covering 219,355 shares, which shall vest based on the extent to which the Company achieves two equally weighted financial goals (year-over-year growth of reported annual recurring revenue and free cash flow as a percent of total reported revenue) during the 3-year performance period ending December 31, 2022. These restricted share units were all granted outside of the SIP (but generally have terms and conditions consistent with those set forth in that plan) and were approved by the independent members of the Board of Directors in reliance on the employment inducement exemption under the NYSE’s Listed Company Manual Rule 303A.08. Also includes 42,955 service-based restricted share units granted to Nicolas Chapman under the NESIP upon his commencement of employment on September 22, 2020, which were made as a material inducement for Mr. Chapman joining Teradata as EVP and Chief Strategy Officer.

(5)

Includes 900,000 Shares available for issuance under the ISPP, which provides eligible employees an opportunity to purchase Shares from the Company at fair market value using cash compensation that is otherwise due under the Company’s 2020 annual incentive programs. The ISPP is scheduled to terminate on June 1, 2021, unless earlier terminated pursuant to the terms of the ISPP. Also includes 507,045 Shares available for issuance under the NESIP, under which the Company may grant equity incentive compensation as a material inducement for certain individuals to commence employment with Teradata within the meaning of Rule 303A.08 of the NYSE Listed Company Manual. Awards granted under the NESIP may be in the form of stock options, stock appreciation rights, restricted shares, restricted share units, other share-based awards or any combination of those awards. The only individuals eligible to receive grants of awards under the NESIP are individuals who satisfy the standards for “inducement awards” under Rule 303A.08 of the NYSE Listed Company Manual.

The Board of Directors recommends that you vote FOR this proposal.

Approval of this proposal requires the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on this item of business. Proxies solicited by the Board of Directors will be voted FOR this proposal, unless you specify otherwise in your proxy. Abstentions will have the same effect as votes against the matter and shares that are the subject of a broker “non-vote” will be deemed absent and will have no effect on the outcome of the vote.

81

VOTE ON APPROVAL OF THE

TERADATA EMPLOYEE STOCK PURCHASE PLAN

AS AMENDED AND RESTATED

(Item 4 on Proxy Card)

The Teradata Employee Stock Purchase Plan (the “ESPP”) was originally adopted effective as of September 30, 2007, and has been amended from time to time. The ESPP generally provides our eligible employees with the opportunity to use their payroll deductions to buy shares of our common stock on periodic purchase dates. The ESPP is a broad-based employee plan intended to allow our employees to participate in the long-term growth of the Company. It is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code (the “Code”); although we may also make offerings under the ESPP that are not intended to qualify under Section 423 of the Code for eligible employees at foreign subsidiaries.

On February 1, 2021, the Board of Directors amended and restated the ESPP, subject to stockholder approval. Prior to the amendment, the ESPP provided for employee purchases of our common stock on the last business day of each month at a purchase price of 85% of the average of the reported highest and lowest sale prices of shares of Teradata common stock on the New York Stock Exchange on that date. The amendment provides for employee common stock purchases on the last trading day of semi-annual periods at a purchase price of 85% of the lesser of: (i) the Teradata closing stock price on the first trading day of the semi-annual period, and (ii) the Teradata closing stock price on the last trading day of the semi-annual period. The amendment would be effective with respect to the purchase period commencing on September 1, 2021.

These changes to the ESPP generally are designed to more closely align with market practices. They also align the interests of our employees with those of our stockholders by encouraging employees to invest in our common stock under improved stock purchase terms. We expect that the amended ESPP will also serve as an important employee retention and recruitment vehicle, as it enhances the opportunity for our employees to share in the Company’s success through the appreciation in value of our stock. We believe that our success is due to our highly talented employee base, and that our future success depends on the ability to attract and retain high caliber personnel.

The Board of Directors recommends that you vote FOR this proposal.

The complete text of the ESPP is attached as Appendix B to this proxy statement. The following summary of the plan does not purport to be complete and is qualified in its entirety by reference to Appendix B.

Administration

Subject to action by our board, the ESPP is administered by a committee of management, the Teradata Corporation Benefits Committee (the “Benefits Committee”), which has discretionary authority to interpret the ESPP, establish rules and regulations relating to the ESPP from time to time, and to make all other determinations necessary or advisable for the administration of the ESPP. A third party recordkeeper maintains an investment account for each participant with a record of the shares purchased by such participant.

Shares Available

The maximum aggregate number of shares of our common stock that may be purchased under the ESPP, as amended and restated, is 7,000,000 shares. As of the record date, there were 1,381,371 remaining shares available for issuance under the plan. The maximum aggregate number of shares will be subject to adjustment in the event of certain changes to our capital structure as described in the ESPP. The shares of our common stock purchased and issued under the ESPP will consist of authorized and unissued shares.

82	2021 PROXY STATEMENT

Vote on Approval of the Teradata Employee Stock Purchase Plan as Amended and Restated (Item 4 on Proxy Card)

Eligibility

Generally, any person who is employed by Teradata or any of its designated subsidiaries on the first business day of a purchase period, other than those whose customary employment is 20 hours or less per week and/or five months or less in any calendar year, are eligible to participate in the ESPP. As of December 31, 2020, approximately 6,850 employees, including all of our currently employed named executive officers, were eligible to participate in the ESPP. Approximately 2,675 employees participated in the ESPP as of that date, representing approximately 39% of all employees eligible to participate.

Participation and Payroll Deductions

Eligible employees may purchase shares of our common stock at below-market prices through payroll deductions during each purchase period, using amounts accumulated during such purchase period. As described above, the ESPP generally provides for semi-annual purchase periods, but the Benefits Committee may establish different purchase periods from time to time. Eligible employees may elect to participate in the ESPP by executing a stock purchase agreement in accordance with procedures established by the Benefits Committee. The amount of the payroll deduction specified in a stock purchase agreement must be a whole percentage between 1% and 10% of the employee’s compensation (before withholding or other deductions) paid during the purchase period by Teradata or any of our subsidiaries.

Deduction Changes and Withdrawal

Employees may change their rate of payroll deduction in accordance with procedures established by the Benefits Committee and pursuant to Company policy. A participant may withdraw from participation in the ESPP at any time by filing a notice of withdrawal. Upon a participant’s withdrawal, the amount credited to his or her stock purchase account will be applied to the purchase of Teradata common stock on the next exercise date, which occurs on the last business date of the purchase period. A participant who withdraws from the ESPP may again become a participant by executing a new stock purchase agreement.

Purchase of Shares

Amounts in a participant’s account on the last trading day of each semi-annual period will be used to buy shares under the amended purchase terms noted above. Any dividends on shares purchased and held in a participant’s account would be credited to the participant’s account and would be used to purchase additional shares on the next purchase date, unless the participant elects not to have such dividends reinvested.

The ESPP does not restrict resale by holders of the shares acquired under the ESPP. Certain resale restrictions are imposed, however, by the terms of our insider trading and confidentiality policies and the provisions of the federal securities laws. Participants may at any time direct the third-party recordkeeper to sell some or all of the shares credited to their accounts. Participant ESPP rights are not transferable during the participant’s lifetime.

Limitation on Purchase of Shares

A participant may not purchase more than 50,000 shares on any purchase date. Further, no participant may purchase more than $25,000 of our shares in any calendar year (valued under applicable Federal tax rules).

Termination of Employment

When a participant ceases to be our employee for any reason, the amount credited to the participant’s stock purchase account on the date of termination will be used to purchase shares of our common stock on the next applicable purchase date.

Amendment and Termination of the ESPP

Our Board of Directors may amend the ESPP at any time and in any respect, except that, stockholder approval will be required for any amendment for which stockholder approval is required by applicable law or listing requirements, including any amendment that increases the number of shares reserved for purchase under the plan. The ESPP will continue in effect through January 30, 2028, unless the Board of Directors terminates the ESPP prior to that date. Upon termination or expiration of the ESPP, the entire amount credited to the stock purchase account of each participant shall be refunded to such participant.

83

Vote on Approval of the Teradata Employee Stock Purchase Plan as Amended and Restated (Item 4 on Proxy Card)

Federal Income Tax Consequences

The following is a summary of certain federal income tax consequences under the ESPP, based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the ESPP. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

Generally, the ESPP is intended to be an “employee stock purchase plan” within the meaning of IRC Section 423. With respect to offerings of common stock intended to qualify under IRC Section 423, an eligible employee who elects to participate in the ESPP will not recognize any taxable income at the time shares are purchased under the ESPP for the employee.

If the participant disposes of the shares purchased under the ESPP more than two years after the date of grant of the ESPP purchase option and more than one year after the applicable exercise date and the amount realized exceeds the purchase price, the participant will recognize compensation taxable as ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the exercise date over the purchase price, and (ii) the amount realized on such disposition over the purchase price. The participant’s cost basis in the shares will be increased by the amount of ordinary income recognized by the participant. In addition, if the amount realized on such disposition exceeds the fair market value of the shares on the exercise date, such excess will be taxed as long-term capital gain. If the amount realized on such disposition is less than the purchase price of the shares under the ESPP, the participant will recognize long term capital loss in the amount of the difference between the purchase price and the amount realized. We will not be entitled to any deduction with respect to a disposition of the shares occurring under these circumstances.

If the participant disposes of the shares purchased under the ESPP within two years after the date of grant of the ESPP purchase option or within one year after the applicable exercise date, the participant will recognize compensation taxable as ordinary income, and we will be entitled to a corresponding deduction, in an amount equal to the excess of the fair market value of the shares on the applicable exercise date over the purchase price of the shares under the ESPP. The participant’s cost basis in the shares will be increased by the amount of the ordinary income recognized by such participant. In addition, upon such disposition of the shares, the participant will recognize capital gain or loss equal to the difference between the amount realized on such disposition and the participant’s cost basis in the shares, as so increased. We will not be entitled to any deduction with respect to the amount recognized by such participant as a capital gain.

Future Benefits Under the ESPP

Participation in the ESPP is voluntary and dependent on each eligible employee’s election to participate and election of the level of payroll deductions. As a result, the amount of future benefits under the ESPP cannot be determined at this time.

The Board of Directors recommends that you vote FOR this proposal.

Approval of this proposal requires the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on this item of business. Proxies solicited by the Board of Directors will be voted FOR this proposal, unless you specify otherwise in your proxy. Abstentions will have the same effect as votes against the matter and shares that are the subject of a broker “non-vote” will be deemed absent and will have no effect on the outcome of the vote.

84	2021 PROXY STATEMENT

DIRECTORS’ PROPOSAL TO RATIFY THE

APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2021

(Item 5 on Proxy Card)

The Audit Committee of the Board of Directors, which is composed entirely of independent directors, appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2021 to audit our consolidated financial statements. The board has approved this appointment and, as a matter of good corporate governance, is asking you to ratify this appointment.

In determining whether to reappoint PwC as our independent auditor, the Audit Committee considers, among other things, the length of time PwC has been engaged, in addition to considering the quality of the discussions with the independent auditor and an assessment of past performance of PwC. The Audit Committee annually reviews PwC’s independence and performance in deciding whether to retain PwC or engage another firm as our independent registered public accounting firm. In the course of these reviews, the Audit Committee considers, among other things:

•	PwC’s historical and recent performance on the Teradata audit;

•	PwC’s capability and expertise in handling the breadth and complexity of our worldwide operations;

•	The appropriateness of PwC’s fees for audit and non-audit services;

•	PwC’s independence;

•	The potential impact of changing auditors; and

•	PwC’s tenure as our independent auditor, including the benefits of having a long-tenured auditor and controls and processes that help ensure PwC’s independence.

Based on its “Pre-Approval Policy” (as defined on page 87 of this proxy statement) and applicable SEC rules and guidance, the Audit Committee has considered whether the provision of the tax and other non-audit services described below under the caption “Fees Paid to Independent Registered Public Accounting Firm” was compatible with maintaining PwC’s independence and concluded that it was. Based on its review of the above factors, the Audit Committee believes that it is in the best interests of Teradata and our stockholders to retain PwC as our independent registered public accounting firm for 2021.

PwC has been our independent registered public accounting firm since 2007. The firm is considered a leader in providing audit services to the high-technology industry. The board believes that PwC is well-qualified to serve as our independent registered public accounting firm given its experience, global presence with offices or affiliates in or near most locations where we do business, and quality audit work in serving us. PwC rotates its audit partners assigned to audit us at least once every five years in accordance with SEC rules, and the Audit Committee oversees the selection of PwC’s lead engagement partner. To further ensure the independence of our independent registered public accounting firm, the Audit Committee has adopted a policy regarding the hiring of any employees or former employees of PwC or its affiliates.

Representatives of PwC will attend the annual meeting to answer questions, and they may also make any statement they wish at the meeting.

The Board of Directors recommends that you vote FOR this proposal.

Approval of this proposal requires the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on this item of business. If the stockholders do not approve this proposal, the Audit Committee and the Board of Directors will reconsider the appointment but may decide to maintain its appointment of PwC. Proxies solicited by the board will be voted FOR this proposal, unless you specify otherwise in your proxy. Abstentions will have the same effect as votes against the matter and shares that are the subject of a broker “non-vote” will be deemed absent and will have no effect on the outcome of the vote.

85

BOARD AUDIT COMMITTEE REPORT

The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. A more detailed discussion of the factors considered by the Audit Committee in appointing PwC as Teradata’s independent auditor is found on page 85 of this proxy statement.

In the course of fulfilling its oversight responsibilities for the Company, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements for fiscal year 2020, as well as quarterly earnings releases and quarterly reports on Form 10-Q, and, together with the Board of Directors, has reviewed and discussed the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2020 and this proxy statement. In addition, as part of their oversight responsibility, the Audit Committee members have reviewed and discussed with management the adequacy and effectiveness of the Company’s internal control over financial reporting. PwC has also discussed with the Audit Committee significant matters regarding internal control over financial reporting that have come to its attention during the course of its audit of the consolidated financial statements. The Audit Committee also discussed with the Company’s management the process used for certifications by the Company’s Chief Executive and Chief Financial Officers for the Company’s quarterly and year-end filings with the SEC, as well as the clarity and completeness of the Company’s financial disclosures. Further, the Audit Committee discussed with PwC the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission. These matters include: (i) the overall scope and plans for PwC’s independent audit as well as approval of the terms of PwC’s engagement letter; (ii) review of Teradata’s internal audit plan; (iii) review of PwC’s audit strategy and approach, including accounting policies, practices and estimates; and (iv) PwC’s evaluation of our financial reporting and other key findings related to the audit. The Audit Committee also has received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence and has discussed with PwC its independence from management and the Company. Pages 20 and 21 of this proxy statement contains a detailed listing of the Audit Committee’s areas of responsibility.

The Audit Committee had an opportunity to meet in executive session at each regularly scheduled meeting in 2020 with PwC, the Company’s Chief Financial Officer, Vice President of Enterprise Risk and Assurance Services, and Chief Ethics & Compliance and Privacy Officer, each of whom has unrestricted access to the committee.

Based on the reviews and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

Dated: February 26, 2021

The Audit Committee:

Kimberly K. Nelson, Chair

Cary T. Fu, Member

David E. Kepler, Member

Joanne B. Olsen, Member

86	2021 PROXY STATEMENT

FEES PAID TO INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The following table presents the fees accrued or billed for professional audit services rendered by our independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), for the audit of our consolidated financial statements for fiscal years 2020 and 2019, as well as the worldwide fees accrued or billed for other services rendered by PwC in 2020 and 2019.

NAME	2020 ($)		2019 ($)

Audit Fees	2,405,273	(1)	2,498,180	(2)

Audit-Related Fees	95,000	(3)	46,000	(4)

Tax Fees	370,000	(5)	0

All Other Fees	4,838	(6)	4,000	(6)

Total Fees	2,875,111		2,548,180

(1)

Includes fees related to the annual audit and quarterly review of our consolidated financial statements, the audit of internal control over financial reporting, attestation services and review services associated with our filings with the SEC, and consultations with management as to the accounting or disclosure treatment of transactions or events and the actual or potential impact of final or proposed rules, standards or interpretations by regulatory and standard setting bodies (“consultation services”). Also includes $176,649 for the 2019 statutory audits of the financial statements of select foreign subsidiaries.

(2)

Includes fees related to the annual audit and quarterly review of our consolidated financial statements, the audit of internal control over financial reporting, attestation services and review services associated with our filings with the SEC, and consultations with management as to the accounting or disclosure treatment of transactions or events and the actual or potential impact of final or proposed rules, standards or interpretations by regulatory and standard setting bodies (“consultation services”). Also includes $157,930 for the 2018 statutory audits of the financial statements of select foreign subsidiaries.

(3)	Includes fees related to the Company’s implementation of new accounting-related software tools.

(4)	Includes fees related to the Company’s adoption of the new accounting leasing standard (ASC 842).

(5)	Includes tax fees for consulting work related to the application of withholding tax/capital gain taxes and intellectual property in Germany.

(6)	Includes license fees for PwC software products used to assist in conducting accounting research and other service tools.

The Audit Committee has adopted policies and procedures regarding its pre-approval of the audit, audit-related, tax and all other non-audit services to be provided by our independent registered public accounting firm or its affiliates to us or our consolidated subsidiaries (the “Pre-Approval Policy”). This policy is designed to assure that the provision of such services does not impair the independence of our independent registered public accounting firm. Under the Pre-Approval Policy, at the beginning of each fiscal year, the Audit Committee will review the services proposed by management and our independent registered public accounting firm to be provided during that year. The Audit Committee will then provide its pre-approval based on the limitations set forth in the Pre-Approval Policy. These limitations include the following:

•

In no case should we or any of our consolidated subsidiaries retain our independent registered public accounting firm or its affiliates to provide management consulting services or any non-audit services that are not permitted under applicable laws and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002 and the SEC’s related rules and regulations.

•

Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any other non-audit services and tax consulting services will require specific pre-approvals by the Audit Committee and a determination that such services would not impair the independence of our independent registered public accounting firm. Specific pre-approvals by the Audit Committee will also be required for any material changes or additions to the pre-approved services.

•	The Audit Committee recommends that the ratio of total tax and all other non-audit services to total audit and audit-related services procured by us in a fiscal year be less than one-to-one.

•

The Audit Committee will not permit the exclusive retention of our independent registered public accounting firm in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which is not supported in applicable tax law.

•

Pre-approval fee levels for all services to be provided by the independent registered public accounting firm will be established annually by the Audit Committee and updated on a quarterly basis by the Audit Committee at its regularly scheduled meetings. Any proposed services significantly exceeding these levels will require separate pre-approval by the Audit Committee.

•

Our Chief Accounting Officer will report to the Audit Committee on a quarterly basis regarding the status of all pre-approved audit, audit-related, tax and all other non-audit services provided by our independent registered public accounting firm or its affiliates to us or our consolidated subsidiaries.

87

Fees Paid to Independent Registered Public Accounting Firm

•

Back-up documentation will be provided as appropriate to the Audit Committee by management and/or the independent registered public accounting firm when requesting pre-approval of services by our independent registered public accounting firm. At the request of the Audit Committee, additional detailed documentation regarding the specific services will be provided.

•

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by our Chief Financial Officer, with the support of the independent registered public accounting firm, and must include a joint statement as to whether, in the view of management and the independent registered public accounting firm, the request or application is consistent with the SEC’s rules on auditor independence.

Under the Pre-Approval Policy, the Audit Committee has delegated to its Chair limited authority to grant pre-approvals for audit, audit-related, tax and other non-audit services in the event that immediate approval of a service is needed. The Chair shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting for its review and approval. The Audit Committee has not delegated to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

The audit, tax and all other non-audit services provided by PwC to us, and the fees charged for such services, will be actively monitored by the Audit Committee as set forth in the Pre-Approval Policy on a quarterly basis to maintain the appropriate level of objectivity and independence in the firm’s audit work for us. Part of the Audit Committee’s ongoing monitoring includes a review of any de minimis exceptions as provided in the applicable SEC rules for non-audit services that were not pre-approved by the Audit Committee. All services provided by PwC in the fiscal years 2020 and 2019 were pre-approved or ratified by the Audit Committee.

OTHER MATTERS

The Board of Directors does not know of any matters that will be brought before the 2021 annual meeting other than those listed in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including consideration of a motion to adjourn the meeting to another time or place, the individuals named on the proxy card will have authority to vote on such matters in their discretion.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., banks and brokers) to satisfy the delivery requirements for annual reports, proxy statements, and Notice of Internet Availability of Proxy Materials (“Notice”) with respect to two or more stockholders sharing the same address by delivering one annual report, proxy statement and Notice addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are Teradata’s stockholders will be “householding” our proxy materials. A single annual report, proxy statement and/or Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have multiple Teradata common stock record accounts and/or share an address with a family member who is a Teradata stockholder and want to receive more than one copy of the annual report, proxy statement or Notice, you may contact our mailing agent, Broadridge Financial Solutions, at Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York, 11717 (phone: 1-800-542-1061). Broadridge will remove you from the householding program within 30 days after receipt of this request and will mail you a separate copy of the annual report, proxy statement, and Notice. Stockholders who hold their stock through a bank or broker and currently receive multiple copies of the annual report, proxy statement or Notice at their address and would like to request “householding” of their communications should contact their bank or broker.

88	2021 PROXY STATEMENT

ADDITIONAL INFORMATION

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies in connection with the annual meeting. Proxies may be solicited on our behalf through the mail, in person, by telephone, electronic transmission, or facsimile transmission. We have hired Okapi Partners LLC to assist in the solicitation of proxies and related services, at an estimated cost of $27,500 plus reimbursement of reasonable out-of-pocket expenses. In accordance with SEC and NYSE rules, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses of sending proxies and proxy materials as intermediaries to the beneficial owners of our common stock.

Procedures for Stockholder Proposals and Nominations

Under our bylaws, nominations for directors at an annual meeting may be made only by (i) the Board of Directors or a committee of the board, or (ii) a stockholder entitled to vote who has delivered notice to us within 90 to 120 days before the first anniversary of the date of the preceding year’s annual meeting and complied with the additional requirements set forth in our bylaws.

Proxy Access

Our bylaws permit stockholders to nominate director candidates through proxy access for inclusion in our proxy statement.

In general, a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding stock continuously for at least three years, may nominate and include in the Company’s proxy materials director nominees constituting up to 20% of the Board, provided that such stockholder(s) and nominee(s) satisfy the requirements set forth in our bylaws, which generally include the following three conditions.

1	2	3
a single stockholder, or qualified group of up to 20 stockholders 3% for 3 years owning three percent outstanding stock for at least three consecutive years	the individual or qualified group may submit up to 20% of the directors then in office (after giving effect to reduction in board size before the meeting) but in no case less than one nominee	stockholders and nominees who satisfy the requirements specified by our bylaws are included in the proxy statement

To be timely for our 2022 annual meeting of stockholders, the nomination must be received by our Corporate Secretary at the Company’s address provided on page 90 of this proxy statement no sooner than October 23, 2021 and no later than the close of business on November 22, 2021. For additional information regarding the Company’s proxy access provisions, please refer to the bylaws.

Advance Notice Procedure

Our bylaws also provide that, other than the nomination of directors, business may not be brought before an annual meeting unless it is (i) specified in our proxy materials (i.e., proposals brought by the Board of Directors and stockholder proposals that we are required to include in our proxy statement under SEC Rule 14a-8), (ii) brought before the meeting by or at the direction of the board, or (iii) brought by a stockholder entitled to vote who has delivered notice to us (containing certain information specified in the bylaws) within 90 to 120 days before the first anniversary of the date of the preceding year’s annual meeting and complied with the additional requirements set forth in our bylaws. In order to include a proposal in our notice of meeting and proxy materials pursuant to SEC Rule 14a-8, you must comply with the requirements of that rule.

89

Additional Information

A copy of the full text of our bylaws may be obtained upon written request to the Corporate Secretary at Teradata Corporation, 17095 Via Del Campo, San Diego, CA 92127. A copy of our bylaws, which were last amended by the Board of Directors on July 26, 2016, is also available on our corporate governance website at www.teradata.com/articles-and-bylaws.

Stockholder Proposals for 2022 Annual Meeting

To include a stockholder proposal in our 2022 notice of meeting and proxy materials pursuant to SEC Rule 14a-8, a stockholder must satisfy all applicable requirements of that rule, and the proposal must be received by our Corporate Secretary at Teradata Corporation, 17095 Via Del Campo, San Diego, CA 92127, no later than November 18, 2021. To present any other proposal at the 2022 annual meeting of stockholders, or to nominate a candidate for director election at the 2021 annual meeting, a stockholder must submit an advance written notice of such proposal and/or nomination (as applicable) to us that complies with certain requirements set forth in our bylaws. Such advance written notice must be received by our Corporate Secretary at the address provided above no sooner than the close of business on January 4, 2022, and no later than the close of business on February 3, 2022.

90	2021 PROXY STATEMENT

OTHER GENERAL INFORMATION

Who may vote at the meeting?

Only stockholders of record may vote at the meeting. A stockholder of record is a stockholder as of the close of business on March 5, 2021, the record date for the meeting. On the record date, there were 109,523,493 shares of common stock outstanding,

How many votes do I have?

For each share of common stock you own, you are entitled to cast one vote on each director candidate submitted for election and to cast one vote on each other matter properly brought before the meeting,

When will I receive my proxy materials?

Proxy materials for the 2021 annual meeting of stockholders are being made available in printed form on or about March 24, 2021. They will be available online on or about March 22, 2021.

How do I access my proxy materials?

Notice and Access. Proxy materials (including our 2020 annual report, notice of the 2021 annual meeting of stockholders and proxy statement, and proxy card) are being made available via the Internet pursuant to the “notice and access” rules of the SEC. A Notice of Internet Availability of Proxy Materials (“Notice”) is being mailed to most of our record and beneficial stockholders. The Notice includes instructions on how to access the proxy materials on the Internet or request printed copies of these materials. To receive future proxy materials by mail or email, follow the instructions included with the Notice. If you previously elected to receive materials via mail or email delivery, you will not receive the Notice, but you will receive your materials via the delivery method you requested.

Electronic Delivery. At their request, many stockholders are receiving an email providing them with links to receive the Notice and Internet access to the proxy materials rather than receiving a printed copy of the Notice or printed proxy materials.

Paper Copies. If you have previously requested paper copies of your proxy materials, or are otherwise required to receive paper copies, you will receive the 2021 proxy materials, including notice of the meeting, in printed form unless you consent to receive these documents electronically in the future.

How do I receive my proxy materials electronically?

If you are a stockholder of record (i.e., you directly own your common stock through an account with our transfer agent, Computershare Investor Services), you can choose to access your Teradata proxy materials electronically and save the cost of producing and mailing a Notice and other documents by following the instructions provided at www.investordelivery.com or by following the prompt if you choose to authorize your proxy over the Internet. You must provide your sixteen-digit control number listed on your Notice or proxy card to make this election.

Your election to receive proxy materials by electronic access will remain in effect until you revoke your consent at www.proxyvote.com, or your consent is deemed to be revoked under applicable law. You must provide your sixteen-digit control number to revoke your consent.

If you are a beneficial owner (i.e., you indirectly hold your common stock through a nominee such as a bank or broker), please review the information provided by your nominee for instructions on how to elect to view future proxy statements and annual reports over the Internet.

Please keep in mind that choosing electronic delivery saves the Company and its stockholders money and preserves natural resources

91

Other General Information

How do I obtain a separate set of proxy materials?

To save costs, only one set of proxy materials is being printed and mailed to stockholders who have requested printed copies and share an address, unless otherwise requested or required under applicable law. If you have multiple Teradata common stock record accounts and/or share an address with a family member who is a Teradata stockholder and want to receive more than one copy of the Notice and/or proxy materials, you may contact our mailing agent, Broadridge Financial Solutions, at Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York, 11717 (phone: 1-800-542-1061). Broadridge will mail you a separate copy of the proxy materials and will remove you from the householding program within thirty days after receipt of this request.

How can I vote my shares of Teradata stock?

Your vote is important. Stockholders should follow the instructions to vote during the annual meeting at www.virtualshareholdermeeting.com/TDC2021. Shares held in your name as the shareholder of record may be voted electronically during the annual meeting. Shares for which you are the beneficial owner also may be voted during the annual meeting. However, even if you plan to attend the annual meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the annual meeting. You may vote your shares by authorizing a proxy over the Internet or by telephone. In addition, if you received paper copies of the proxy materials by mail, you can also submit a proxy by mail by following the instructions on the proxy card. Voting your shares by authorizing a proxy over the Internet, by telephone or by written proxy card will ensure your representation at the annual meeting regardless of whether you attend.

If you are a stockholder of record, please authorize your proxy electronically by going to the www.proxyvote.com website or by calling the toll-free number (for residents of the United States and Canada) listed on your Notice and proxy card. Please have your Notice or proxy card in hand when going online or calling. If you authorize your proxy via the Internet, you do not need to return your proxy card. If you choose to authorize your proxy by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided.

If you hold your shares beneficially through a nominee (such as a bank or broker), you may be able to authorize your proxy by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

How do I revoke my proxy for the annual meeting?

You may revoke your proxy at any time before it is voted at the meeting by:

•   properly executing and delivering a later-dated proxy (including a telephone or Internet proxy authorization);

•   voting by casting a ballot electronically at the annual meeting; or

•   sending a written notice of revocation to the inspectors of election in care of our Corporate Secretary at Teradata Corporation, 17095 Via Del Campo, San Diego, CA 92127.

What if I want to vote at the meeting?

The method by which you vote and authorize your proxy will in no way limit your voting rights if you later decide to vote electronically at the meeting (other than shares held through our 401(k) savings plan, which must be voted prior to the meeting). If you beneficially own your shares through a nominee (such as a bank or broker), please follow the voting instructions provided by your broker, trustee or other nominee. Stockholders should follow the instructions to vote during the annual meeting at www.virtualshareholdermeeting.com/TDC2021. Shares held in your name as the shareholder of record may be voted electronically during the annual meeting. Shares for which you are the beneficial owner also may be voted during the annual meeting. However, even if you plan to attend the annual meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the annual meeting. Voting online during the meeting will replace any previous votes.

92	2021 PROXY STATEMENT

Other General Information

What are the requirements for ensuring that my shares are voted by proxy at the meeting?

Your shares will be voted at the meeting as directed by the instructions on your proxy card, voting instructions or electronic proxy if (1) you are entitled to vote, (2) your proxy was properly executed or properly exercised electronically, (3) we received your proxy prior to the voting deadlines for the annual meeting (May 3, 2021 at 11:59 p.m. for record stockholders who do not vote at the meeting, such time as directed by the nominee for beneficial owners, and April 29, 2021 for participants in our 401(k) savings plan), and (4) you did not revoke your proxy prior to or at the meeting.

How do I vote the shares I hold in the Teradata 401(k) savings plan?

If you are a participant in the Teradata 401(k) savings plan, your proxy includes the number of Teradata common stock units (share interests) allocated to your plan account. You may instruct the trustee how to vote the number of share interests allocated to your plan account, which must be received by April 29, 2021 at 11:59 p.m. The trustee will vote the share interests allocated to your plan account in accordance with your instructions. If you do not vote your share interests in the Teradata 401(k) savings plan, the trustee will vote the unallocated share interests, as well as any allocated share interests held by the plan, in the same proportion as the share interests for which it received timely voting instructions.

What is considered a quorum to conduct the annual meeting?

To have a quorum necessary to conduct business at the meeting, it is necessary to have shares that represent (in person or by proxy) the holders of a majority of our shares of common stock outstanding on the record date, which is the close of business on March 5, 2021. Shares of common stock represented in person or by proxy (including shares that abstain with respect to a particular proposal to be voted upon and “broker non-votes”) will be counted as present for the purpose of determining whether a quorum exists at the meeting for that proposal. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

How many votes are required to approve each item?

With respect to Proposal 1 (the election of directors), the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on the election of directors is required to elect each director.

With respect to Proposal 2 (the advisory “say-on-pay” vote on executive compensation), the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on such question is required to adopt this advisory resolution in accordance with Teradata’s bylaws. However, the results of this vote are not binding on the board, whether or not any resolution is passed under this voting standard.

With respect to Proposal 3 (the approval of the amended and restated Teradata 2012 Stock Incentive Plan), the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on such item of business is required to approve the plan.

With respect to Proposal 4 (the approval of the amended and restated Teradata Employee Stock Purchase Plan), the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on such item of business is required to approve the plan.

With respect to Proposal 5 (the ratification of the appointment of the Company’s independent auditors), the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on such item of business is required to ratify the appointment.

Abstentions effectively count as votes “against” the adoption of a proposal and the election of a director. Moreover, if you do not instruct your nominee (such as your bank or broker) how to vote your shares with respect to the election of directors, the advisory vote on executive compensation, the approval of the amended and restated Teradata 2012 Stock Incentive Plan, and the approval of the amended and restated Teradata Employee Stock Purchase Plan, the nominee may not vote on these proposals. However, broker “non-votes” will have no effect on the outcome of the vote for any proposal or the election of any director. Broker “non-votes” occur when a nominee returns a properly executed proxy but does not vote on a particular item because the nominee has not received voting instructions from the beneficial owner and, therefore, does not have the authority to vote on a proposal.

93

Other General Information

How does the Board recommend that I vote my shares?

The Teradata Board of Directors recommends that you vote:

•   FOR the election of (i) each of the three Class II director nominees, Ms. Bacus and Messrs. Chou and Schwarz, and (ii) the Class I director nominee, Mr. McMillan (see page 6);

•   FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement (see page 70);

•   FOR the approval of the amended and restated Teradata 2012 Stock Incentive Plan (see page 71);

•   FOR the approval of the amended and restated Teradata Employee Stock Purchase Plan (see page 82); and

•   FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021 (see page 85).

If you submit your proxy without specific voting instructions, your shares represented by that proxy will be voted as recommended by our board. As discussed above, if you hold your shares beneficially through a nominee (such as a bank or a broker) and fail to provide specific voting instructions to that nominee, your shares will not be voted in the election of directors, the advisory “say-on-pay” vote on executive compensation, the approval of the amended and restated Teradata 2012 Stock Incentive Plan, or the approval of the amended and restated Teradata Employee Stock Purchase Plan.

The 2021 annual meeting is being held virtually. What do I need to do to attend the annual meeting?

In consideration of the health and safety of our stockholders, employees, and directors, the 2021 annual meeting will be held virtually via a live webcast. To attend the annual meeting, including to vote and/or submit questions, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders will need to visit www.virtualshareholdermeeting.com/TDC2021 and use their 16-digit Control Number provided in the Notice, proxy card or instructions that accompanied your proxy materials, to log in to this website and access the live audio webcast of the meeting.

We encourage stockholders to log in to this website and access the webcast before the annual meeting’s start time. Please allow ample time for online check-in, which will begin at 7:45 a.m. Pacific Time. We will offer live technical support during the meeting. If you encounter any technical difficulties accessing the meeting, please call 844-986-0822 (US) or 303-562-9302 (International). Please note that if you do not have your control number and you are a registered owner, operators will be able to provide your control number to you. However, if you are a beneficial owner (and thus hold your shares in an account at a bank, broker, or other holder of record), you will need to contact the bank, broker, or other holder of record to obtain your control number prior to the meeting. Further instructions on how to attend, vote and/or ask questions at the annual meeting, including how to demonstrate your ownership of Teradata common stock as of the record date, are available at www.virtualshareholdermeeting.com/TDC2021.

Will I be able to ask questions at the annual meeting? How do I access the voting results of the meeting?

Stockholders may submit a question online during the meeting at www.virtualshareholdermeeting.com/TDC2021. We will answer as many questions as time permits at the meeting.

Following the meeting, we will post to the Investor Relations section of our website (www.teradata.com) a replay of the annual meeting (including the question and answer session). We will include the results of the votes taken at the meeting, in a quarterly report on Form 10-Q or a current report on Form 8-K that we expect to file with the SEC within four business days after the date of the annual meeting or any adjournment or postponement thereof. Stockholders may also find information on how to obtain a transcript of the meeting by writing to our Corporate Secretary at Teradata Corporation, 17095 Via Del Campo, San Diego, CA 92127.

The above notice and proxy statement are sent by order of the Board of Directors.

Margaret A. Treese

Chief Legal Officer and Secretary

Dated: March 18, 2021

94	2021 PROXY STATEMENT

Other General Information

Cautionary Note on Forward-Looking Statements

Statements in this proxy statement relating to Teradata’s future plans, expectations, beliefs, intentions and prospects, such as statements regarding our future business, operating and ESG-related goals (including our greenhouse gas management program goal) and the expected benefits of our transition to a subscription-based business model, are forward-looking statements. These forward-looking statements are based upon current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially, including the factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2020 and subsequent quarterly reports on Forms 10-Q, as well as the Company’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, the forecasts regarding our future share usage and burn rate set forth in Proposal No. 3 (Approval of the Teradata 2012 Stock Incentive Plan as Amended and Restated) include embedded assumptions which are highly dependent on the public trading price of Teradata common stock and other factors, which we do not control. These forecasts reflect various assumptions regarding our future operations. The inclusion of the forecasts set forth in Proposal No. 3 should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such.

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APPENDIX A

TERADATA 2012 STOCK INCENTIVE PLAN

(AMENDED AND RESTATED AS OF MARCH 1, 2021)

1.    Establishment, Purpose, Duration.

(a)    Establishment. Teradata Corporation (the “Company”) established the Teradata 2012 Stock Incentive Plan (the “Plan”), effective as of January 31, 2012 (the “Effective Date”). Definitions of capitalized terms used in the Plan are contained in Section 2 of the Plan. The Plan, as previously amended and restated effective as of February 22, 2016 and as of March 1, 2019 (the “2019 Restatement Date”), is hereby amended and restated, as set forth herein, as of March 1, 2021, subject to the approval by the stockholders of the Company to the extent required by Applicable Laws.

(b)    Purpose. The purpose of the Plan is to attract and retain Directors, officers, key employees and Consultants of the Company and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

(c)    Duration. No Award may be granted under the Plan after the day immediately preceding the fifth (5th) anniversary of the 2019 Restatement Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

(d)    Prior Plan. The Teradata Corporation 2007 Stock Incentive Plan, as amended and restated (the “Prior Plan”) terminated in its entirety effective on April 20, 2012, which was the date that stockholders initially approved this Plan (the “Approval Date”); provided that all outstanding awards under the Prior Plan as of the Approval Date shall remain outstanding and are administered and settled in accordance with the provisions of the Prior Plan.

2.    Definitions. As used in the Plan, the following definitions shall apply.

“Applicable Laws” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

“Approval Date” has the meaning given such term in Section 1(d).

“Award” means a Nonqualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Share, Restricted Share Unit or Other Share-Based Award granted pursuant to the terms and conditions of the Plan.

“Award Agreement” means either: (a) an agreement, either in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award; or (b) a statement, either in written or electronic format, issued by the Company to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant.

“Board” means the Board of Directors of the Company.

“Cause” as a reason for a Participant’s termination of employment or service shall have the meaning provided in the applicable employment agreement or consulting agreement between, or severance plan covering, the Participant and the Company or a Subsidiary, if any, or if there is no such agreement or plan, as applicable, that defines the term, then unless otherwise defined in the applicable Award Agreement, “Cause” shall mean (a) conviction of the Participant for committing a felony under federal law or the law of the state in which such action occurred, (b) dishonesty in the course of fulfilling the Participant’s duties to the Company or a Subsidiary, (c) failure on the part of the Participant to perform substantially such Participant’s duties to the Company or a Subsidiary in any material respect, (d) a material violation of the Company’s ethics and compliance program, or (e) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant’s Award Agreement. Notwithstanding any other provision of the Plan to the contrary, following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

A-1

Appendix A

“Change in Control” means, unless otherwise provided in the applicable Award Agreement, the occurrence of any of the following events:

(a)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this paragraph (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (c) of below; or

(b)    Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)    Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, fifty percent (50%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction; and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

(d)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“CIC Severance Plan” means the Teradata Change in Control Severance Plan, as the same may be amended from time to time, or any successor plan thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation and Human Resource Committee of the Board or such other committee or subcommittee of the Board as may be duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. To the extent required by Applicable Laws, the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “independent director” within the meaning of applicable rules of any securities exchange upon which Shares are listed.

“Company” has the meaning given such term in Section 1(a) and any successor thereto.

“Consultant” means an independent contractor that (a) performs services for the Company or a Subsidiary in a capacity other than as an Employee or Director and (b) qualifies as a consultant under the applicable rules of the SEC for registration of shares on a Form S-8 Registration Statement.

“Date of Grant” means the date as of which an Award is determined to be effective and designated in a resolution by the Committee and is granted pursuant to the Plan. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee. In no event shall the Date of Grant be earlier than the Effective Date.

A-2	2021 PROXY STATEMENT

Appendix A

“Director” means any individual who is a member of the Board who is not an Employee.

“Effective Date” has the meaning given such term in Section 1(a).

“Employee” means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Law.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Fair Market Value” means the value of one Share on any relevant date, determined under the following rules: (a) the closing sale price per Share on that date as reported on the principal exchange on which Shares are then trading, if any, or if applicable the New York Stock Exchange, or if there are no sales on that date, on the next preceding trading day during which a sale occurred; (b) if the Shares are not reported on a principal exchange or national market system, the average of the closing bid and asked prices last quoted on that date by an established quotation service for over-the-counter securities; or (c) if neither (a) nor (b) applies, (i) with respect to Stock Options, Stock Appreciation Rights and any Award of stock rights that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code, and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

“Good Reason” means, if the Participant is a participant in the CIC Severance Plan or is subject to a Severance Policy that defines “Good Reason”, “Good Reason” as defined in the CIC Severance Plan or the Severance Policy, as applicable, or, if the Participant is not a participant in the CIC Severance Plan or a Severance Policy that defines “Good Reason”, “Good Reason” as defined in any employment, consulting or other agreement with the Company or a Subsidiary to which the applicable Participant is a party. If “Good Reason” is not defined in accordance with the foregoing sentence, “Good Reason” shall have no application in this Plan.

“Incentive Stock Option” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

“Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

“Other Share-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted in accordance with the terms and conditions set forth in Section 10.

“Participant” means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

“Performance Objectives” means the performance objective or objectives established by the Committee pursuant to the Plan. Any Performance Objectives may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of the individual Participant, and may include, without limitation, the Performance Objectives set forth in Section 13(b). The Performance Objectives may be made relative to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Objectives as compared to various stock market indices. Performance Objectives may be stated as a combination of the listed factors. Any Performance Objectives that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), if applicable, or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.

“Plan” has the meaning given such term in Section 1(a).

“Prior Plan” has the meaning given such term in Section 1(d).

“Restricted Shares” means Shares granted or sold pursuant to Section 8 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 8 has expired.

“Restricted Share Unit” means a grant or sale of the right to receive Shares or cash at the end of a specified restricted period made pursuant to Section 9.

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“SEC” means the United States Securities and Exchange Commission.

“Severance Policy” means a severance policy maintained by the Company or a Subsidiary.

“Share” means a share of common stock of the Company, $0.01 par value per share, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Section 15.

“Stock Appreciation Right” means a right granted pursuant to Section 7.

“Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

“Subsidiary” means: (a) with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (b) for all other purposes under the Plan, any corporation or other entity in which the Company owns, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

“Substitute Awards” means Awards that are granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Company or with which the Company directly or indirectly combines.

“Ten Percent Stockholder” means any Participant who owns more than 10% of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

3.    Shares Available Under the Plan.

(a)    Shares Available for Awards. The maximum number of Shares that may be issued or delivered pursuant to Awards under the Plan shall be 31,400,000. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing. The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 15.

(b)    Share Usage. In addition to the number of Shares provided for in Section 3(a), the following Shares shall be available for Awards under the Plan: (i) Shares covered by an Award that expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such Shares and the release of the “substantial risk of forfeiture” under Section 83 of the Code, if applicable; (ii) Shares covered by an Award that is settled only in cash; and (iii) any Shares subject to outstanding awards under the Prior Plan as of the Approval Date that on or after the Approval Date are forfeited, canceled, surrendered or otherwise terminated without the issuance of such Shares and the release of the “substantial risk of forfeiture” under Section 83 of the Code, if applicable. In addition, Shares granted through Substitute Awards shall not count against the Share limit in Section 3(a) (except as may be required by reason of the rules and regulations of any stock exchange or other trading market on which the Shares are listed). This Section 3(b) shall apply to the number of Shares reserved and available for Incentive Stock Options only to the extent consistent with applicable Treasury regulations relating to Incentive Stock Options under the Code.

(c)    Prohibition of Share Recycling. Notwithstanding the foregoing, the following Shares issued or delivered under this Plan shall not again be available for grant as described above: (i) Shares tendered in payment of the exercise price of a Stock Option; (ii) Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation; and (iii) Shares that are repurchased by the Company with Stock Option proceeds. Without limiting the foregoing, with respect to any Stock Appreciation Right that is settled in Shares, the full number of Shares subject to the Award shall count against the number of Shares available for Awards under the Plan regardless of the number of Shares used to settle the Stock Appreciation Right upon exercise.

(d)    Per Participant Limits. Subject to adjustment as provided in Section 15 of the Plan, the following limits shall apply with respect to Awards that are intended to qualify for the Performance-Based Exception: (i) the maximum aggregate number of Shares that may be subject to Stock Options or Stock Appreciation Rights granted in any calendar year to any one Participant shall be 2,000,000 Shares; (ii) the maximum aggregate number of Restricted Shares and Shares issuable or deliverable under Restricted Share Units granted in any calendar year to any one Participant shall be 750,000 Shares; (iii) the maximum aggregate compensation that can be paid pursuant to Other Share-Based Awards granted in any calendar year to any one Participant shall be $5,000,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount; and (iv) the maximum dividend equivalents that may be paid in any calendar year to any one Participant shall be $500,000.

(e)    Director Limits. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Director during any single calendar year (excluding Awards made at the election of the Director in lieu of all or a portion of annual and committee cash retainers) shall not exceed $500,000.

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4.    Administration of the Plan.

(a)    In General. The Plan shall be administered by the Committee. Except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to: select Award recipients; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; grant waivers of terms, conditions, restrictions and limitations applicable to any Award, or accelerate the vesting or exercisability of any Award, in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate. To the extent permitted by Applicable Laws, the Committee may, in its discretion, delegate to one or more Directors or executive officers of the Company any of the Committee’s authority under the Plan. The acts of any such delegates shall be treated hereunder as acts of the Committee with respect to any matters so delegated.

(b)    Determinations. The Committee shall have no obligation to treat Participants or eligible Participants uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or Employees, Directors or Consultants who are eligible to receive, Awards (whether or not such Participants or eligible Employees, Directors or Consultants are similarly situated). All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its stockholders, Directors, Employees, Consultants, Participants and their estates and beneficiaries.

(c)    Authority of the Board. The Board may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes. To the extent the Board has reserved any such authority or responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4(c)) shall include the Board. To the extent that any action of the Board under the Plan conflicts with any action taken by the Committee, the action of the Board shall control. Without limiting the foregoing, the Board specifically reserves the exclusive authority to approve and administer all Awards granted to Directors under the Plan.

5.    Eligibility and Participation. Each Employee, Director and Consultant is eligible to participate in the Plan. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Law and the amount of each Award.

6.    Stock Options. Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

(a)    Award Agreement. Each Stock Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Option, the number of Shares covered by the Stock Option, the conditions upon which the Stock Option shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. The Award Agreement also shall specify whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

(b)    Exercise Price. The exercise price per Share of a Stock Option shall be determined by the Committee at the time the Stock Option is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Option (other than a Substitute Award) be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

(c)    Term. The term of a Stock Option shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Option exceed ten (10) years from its Date of Grant.

(d)    Exercisability. Stock Options shall become vested and exercisable at such times and upon such terms and conditions as shall be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (i) performance goals based on one or more Performance Objectives, and (ii) time-based vesting requirements.

(e)    Exercise of Stock Options. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Option may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Option is to be exercised and full payment of the exercise price for such Shares. The

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exercise price of a Stock Option may be paid: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; (iii) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by Applicable Laws); (iv) by a combination of the methods described in clauses (i), (ii) and/or (iii); or (v) through any other method approved by the Committee in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

(f)    Special Rules Applicable to Incentive Stock Options. Notwithstanding any other provision in the Plan to the contrary:

(i)    Incentive Stock Options may be granted only to Employees of the Company and its Subsidiaries. The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.

(ii)    To the extent that the aggregate Fair Market Value of the Shares (determined as of the Date of Grant) with respect to which an Incentive Stock Option is exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) is greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code, then the Stock Option shall be treated as a Nonqualified Stock Option.

(iii)    No Incentive Stock Option shall be granted to any Participant who, on the Date of Grant, is a Ten Percent Stockholder, unless (x) the exercise price per Share of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the Date of Grant, and (y) the term of such Incentive Stock Option shall not exceed five (5) years from the Date of Grant.

7.    Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

(a)    Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

(b)    Exercise Price. The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Appreciation Right (other than a Substitute Award) be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

(c)    Term. The term of a Stock Appreciation Right shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Appreciation Right exceed ten (10) years from its Date of Grant.

(d)    Exercisability of Stock Appreciation Rights. A Stock Appreciation Right shall become vested and exercisable at such times and upon such terms and conditions as may be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (i) performance goals based on one or more Performance Objectives, and (ii) time-based vesting requirements.

(e)    Exercise of Stock Appreciation Rights. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (a) the excess of (i) the Fair Market Value of a Share on the exercise date over (ii) the exercise price per Share, multiplied by (b) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

8.    Restricted Shares. Subject to the terms and conditions of the Plan, Restricted Shares may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

(a)    Award Agreement. Each Restricted Shares Award shall be evidenced by an Award Agreement that shall specify the number of Restricted Shares, the restricted period(s) applicable to the Restricted Shares, the conditions upon which the restrictions on the Restricted Shares will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

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(b)    Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Shares as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share, restrictions based on the achievement of specific Performance Objectives, time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Shares. Unless otherwise provided in the related Award Agreement or required by Applicable Law, the restrictions imposed on Restricted Shares shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

(c)    Custody of Certificates. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Restricted Shares in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

(d)    Rights Associated with Restricted Shares during Restricted Period. During any restricted period applicable to Restricted Shares: (i) the Restricted Shares may not be sold, transferred, pledged, assigned or otherwise alienated; (ii) unless otherwise provided in the related Award Agreement, the Participant shall be entitled to exercise full voting rights associated with such Restricted Shares; and (iii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Restricted Shares during the restricted period; provided, however, that that any dividends with respect to unvested Restricted Shares shall be accumulated or deemed reinvested in additional Restricted Shares until such Award is earned and vested, and shall be subject to the same terms and conditions as the original Award (including service-based vesting conditions and the achievement of any Performance Objectives).

9.    Restricted Share Units. Subject to the terms and conditions of the Plan, Restricted Share Units may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

(a)    Award Agreement. Each Restricted Share Unit Award shall be evidenced by an Award Agreement that shall specify the number of units, the restricted period(s) applicable to the Restricted Share Units, the conditions upon which the restrictions on the Restricted Share Units will lapse, the time and method of payment of the Restricted Share Units, and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

(b)    Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Share Units as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share Unit, restrictions based on the achievement of specific Performance Objectives or time-based restrictions or holding requirements.

(c)    Form of Settlement. Restricted Share Units may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

10.    Other Share-Based Awards. Subject to the terms and conditions of the Plan, Other Share-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion. Other Share-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, Shares, and shall be in such form as the Committee shall determine, including without limitation, unrestricted Shares or time-based or performance-based units that are settled in Shares and/or cash.

(a)    Award Agreement. Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Share-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

(b)    Form of Settlement. An Other Share-Based Award may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

11.    Dividend Equivalents. Awards may provide the Participant with dividend equivalents, on a contingent basis and either in cash or in additional Shares, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided, however, that that any dividend equivalents with respect to an unvested Award shall be accumulated or deemed reinvested until such Award is earned and vested, and shall be subject to the same terms and conditions as the original Award (including service-based vesting conditions and the achievement of any Performance Objectives). Notwithstanding the foregoing, no dividend equivalents shall be granted with respect to Shares underlying a Stock Option or Stock Appreciation Right.

12.    Compliance with Section 409A. Awards shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any Award is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary

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to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section 12): (a) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (b) if an Award is subject to Section 409A of the Code, and if the Participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), then, to the extent required to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant, no distribution or payment of any amount shall be made before the date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

13.    Performance Awards.

(a)    In General. As determined by the Committee in its sole discretion, the grant, vesting, exercisability and/or settlement of any Restricted Shares, Restricted Share Units and Other Share-Based Awards may be conditioned on the attainment of one or more Performance Objectives during a performance period established by the Committee.

(b)    Performance Objectives. Performance Objectives may be based on such criteria as determined by the Committee in its discretion, which may include (but shall not be limited to) the following criteria: revenues; revenue growth; product revenue growth; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); earnings per share; operating income; pre- or after-tax income (before or after allocation of corporate overhead and bonus); cash flow (before or after dividends); cash flow per share (before or after dividends); gross margin; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on assets or operating assets; economic value added (or an equivalent metric); stock price appreciation; total stockholder return (measured in terms of stock price appreciation and dividend growth); cost control; gross profit; operating profit; cash generation; unit volume; stock price; market share; new account wins; capital structure; sales; asset quality; product and services quality or delivery goals; cost saving levels; marketing-spending efficiency; core non-interest income; debt reductions; stockholder equity; regulatory achievements; implementation, completion or attainment of measurable objectives with respect to strategy, research, development, products or projects; business transformation objectives; recruiting and maintaining personnel; or change in working capital.

(c)    Adjustments. The Committee may provide in any Award Agreement that any evaluation of attainment of a Performance Objective may include or exclude any of the following events that occurs during the relevant period: (i) asset write downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual or infrequently occurring items as described in Financial Accounting Standards Board Accounting Standards Update No. 2015-01 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year; (vi) acquisitions or divestitures; (vii) foreign exchange gains and losses; and (viii) other events identified by the Committee. Moreover, if the Committee determines that a change in the Company’s business, operations, corporate structure or capital structure, or in the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may, in its discretion and without the consent of any Participant, adjust such Performance Objectives or the related level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

(d)    Certification of Performance. The Committee shall certify in writing whether the applicable Performance Objectives and other material terms imposed on such Award have been satisfied, and, if they have, ascertain the amount of the payout or vesting of the Award.

14.    Transferability. Except as otherwise determined by the Committee, no Award or dividend equivalents paid with respect to any Award shall be transferable by the Participant except by will or the laws of descent and distribution; provided, that if so determined by the Committee, each Participant may, in a manner established by the Board or the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Shares or other property issued or delivered under such Award. Except as otherwise determined by the Committee, Stock Options and Stock Appreciation Rights will be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

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15.    Adjustments. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation), such as a stock dividend, stock split, reverse stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be an equitable adjustment in the numbers of Shares specified in Section 3 of the Plan and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, and the exercise price or other price of Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 15 that would (a) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A of the Code or (b) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A of the Code. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants and any other persons claiming under or through any Participant.

16.    Fractional Shares. The Company shall not be required to issue or deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Committee, fractional shares shall be settled in cash.

17.    Withholding Taxes. To the extent required by Applicable Law, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of a Stock Option or Stock Appreciation Right exercise, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue or deliver Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of a Stock Option or Stock Appreciation Right or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, in each case having a Fair Market Value equal to the minimum amount required by Applicable Law to be withheld or paid (or such other amount that will not result in adverse accounting consequences for the Company or a Subsidiary). Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

18.    Foreign Employees. Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals, or who are subject to Applicable Laws of one or more non-United States jurisdictions, on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, and the like as may be necessary or advisable to comply with provisions of Applicable Laws of other countries in which the Company or its Subsidiaries operate or have employees.

19.    Termination for Cause; Forfeiture of Awards.

(a)    Termination for Cause. If a Participant’s employment or service is terminated by the Company or a Subsidiary for Cause, as determined by the Committee in its sole discretion, then, promptly upon receiving notice of the Committee’s determination, the Participant shall: (i) forfeit all Awards to the extent then held by the Participant; and (ii) to the extent demanded by the Committee in its sole discretion, (A) return to the Company or the Subsidiary all Shares that the Participant has not disposed of that had been acquired, pursuant to Awards within 2 years prior to the Participant’s date of termination in exchange for payment by the Company or the Subsidiary of any amount actually paid therefor by the Participant; and (B) with respect to any Shares acquired pursuant to an Award within 2 years prior to the Participant’s date of termination that were disposed of, pay to the Company or the Subsidiary, in cash, the excess, if any, of: (x) the Fair Market Value of the Shares on the date acquired, over (y) any amount actually paid by the Participant for the Shares.

(b)    Compensation Recovery Policy. Any Award granted to a Participant or amounts paid thereunder shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Company, including any such policy that may be adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the Securities and Exchange Commission rule or applicable securities exchange.

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Appendix A

(c)    Set-Off and Other Remedies. To the extent that amounts are not immediately returned or paid to the Company as provided in this Section 19, the Company may, to the extent permitted by Applicable Laws, seek other remedies, including a set off of the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant for any reason, including, without limitation, wages, or vacation pay or other benefits; provided, however, that, except to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4), such offset shall not apply to amounts that are “deferred compensation” within the meaning of Section 409A of the Code.

20.    Change in Control.

(a)    Treatment of Awards that are Assumed. To the extent outstanding Awards granted under the Plan are assumed, converted or replaced by the resulting entity in the event of a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are continued by the Company), then, except as otherwise provided in the applicable Award Agreement or in another written agreement with the Participant, or in a Company severance plan applicable to the Participant:

(i)    Any such outstanding Awards that are subject to Performance Objectives shall be converted to service-based Awards by the resulting entity (A) as if “target” performance had been achieved, if the Change in Control occurs before the end of the applicable performance period, or (B) based on actual performance for the completed performance period, as determined by the Committee, if the Change in Control occurs after the end of the applicable performance period; and in either case, such converted Awards shall continue to vest and become exercisable (as applicable) based on the Participant’s continued service during the remaining vesting period;

(ii)    All other such outstanding Awards shall continue to vest and become exercisable (as applicable) based on the Participant’s continued service during the remaining vesting period, if any; and

(iii)    Notwithstanding the foregoing, if the Participant’s employment or service is terminated during the twenty four (24) months following the Change in Control (A) by the Company without Cause, (B) on account of the Participant’s death or disability (as defined in the Teradata Long-Term Disability Plan or another long-term disability plan sponsored by the Company), or (C) by the Participant for “Good Reason”, if such Participant participates in the Teradata Change in Control Severance Plan, a Teradata Severance Policy or a similar arrangement that defines “Good Reason” in the context of a resignation following a Change in Control (or similar transaction), all such outstanding Awards shall become vested and exercisable (as applicable) in full, effective as of the date of such termination, and any such Awards that are Stock Options or Stock Appreciation Rights shall remain exercisable until the earlier of (x) the first anniversary of such termination of employment or service, and (y) the expiration of the term of such Stock Option or Stock Appreciation Right.

(b)    Treatment of Awards that are not Assumed. To the extent outstanding Awards granted under the Plan are not assumed, converted or replaced by the resulting entity in connection with a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are not continued by the Company), then, except as otherwise provided in the applicable Award Agreement or in another written agreement with the Participant, or in a Company severance plan applicable to the Participant, then, effective immediately prior to the Change in Control:

(i)    All service-based and performance-based vesting restrictions with respect to all such outstanding Awards shall lapse, with any applicable Performance Objectives deemed to be satisfied (A) as if “target” performance had been achieved, if the Change in Control occurs before the end of the applicable performance period, or (B) based on actual performance for the completed performance period, as determined by the Committee, if the Change in Control occurs after the end of the applicable performance period; and all such Awards shall become fully vested and exercisable (as applicable), effective as of the date of such Change in Control;

(ii)    Subject to Section 20(b)(iii) below, all such outstanding Awards that are Stock Options or Stock Appreciation Rights shall remain exercisable until the earlier of (A) the first anniversary of such termination of employment or service, and (B) the expiration of the term of such Stock Option or Stock Appreciation Right; and

(iii)    The Committee may, without the consent of Participants, provide that any outstanding Award (or a portion thereof), including those that vest by reason of this Section 20(c), shall be cancelled in exchange for a payment in cash or other property (including shares of the resulting entity in connection with a Change in Control) in an amount equal to the excess, if any, of the Fair Market Value of the Shares subject to the Award, over any exercise price related to the Award, which amount may be zero if the Fair Market Value of a Share on the date of the Change in Control does not exceed the exercise price per Share of the applicable Awards.

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Appendix A

(c)    Certain Outstanding Awards. For the avoidance of doubt, each Award granted prior to the 2019 Restatement Date shall be subject to the applicable Change in Control provisions of the Plan as in effect immediately before such date and the terms and conditions of the applicable Award Agreement.

21.    Amendment, Modification and Termination.

(a)    In General. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no alteration or amendment that requires stockholder approval in order for the Plan to comply with any rule promulgated by the SEC or any securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

(b)    Adjustments to Outstanding Awards. The Committee may in its sole discretion at any time (i) provide that all or a portion of a Participant’s Stock Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (ii) provide that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Objectives or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee shall not make any adjustment pursuant to this Section 21(b) that would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A of the Code, or that would cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A of the Code.

(c)    Prohibition on Repricing. Except for adjustments made pursuant to Sections 15 or 20, the Board or the Committee will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Stock Option or Stock Appreciation Right to reduce the exercise price. No Stock Option or Stock Appreciation Right will be cancelled and replaced with an Award having a lower exercise price, or for another Award, or for cash without further approval of the stockholders of the Company, except as provided in Sections 15 or 20. Furthermore, no Stock Option or Stock Appreciation Right will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the stockholders of the Company. This Section 21(c) is intended to prohibit the repricing of “underwater” Stock Options or Stock Appreciation Rights without stockholder approval and will not be construed to prohibit the adjustments provided for in Sections 15 or 20.

(d)    Effect on Outstanding Awards. Notwithstanding any other provision of the Plan to the contrary (other than Sections 15, 20, 21(b) and 23(e)), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided that the Committee may modify an Incentive Stock Option held by a Participant to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code without the Participant’s consent.

22.    Applicable Laws. The obligations of the Company with respect to Awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

23.    Miscellaneous.

(a)    Stock Ownership Guidelines. By accepting any benefit under the Plan, each Participant thereby agrees to comply with the terms and conditions of the Company’s Executive Stock Ownership Guidelines and/or other similar policies, including the retention ratios contained therein, each as in effect from time to time and to the extent applicable to the Participant.

(b)    Deferral of Awards. Except with respect to Stock Options, Stock Appreciation Rights and Restricted Shares, the Committee may permit Participants to elect to defer the issuance or delivery of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts. All elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

(c)    No Right of Continued Employment. The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any

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Appendix A

Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

(d)    Unfunded, Unsecured Plan. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(e)    Severability. If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to Applicable Laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(f)    Acceptance of Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

(g)    Successors. All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award Agreements shall be deemed to refer to such successors.

[END OF DOCUMENT]

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APPENDIX B

TERADATA EMPLOYEE STOCK PURCHASE PLAN

(AS AMENDED AND RESTATED ON FEBRUARY 1, 2021)

1.    Purpose

The Teradata Employee Stock Purchase Plan (“Plan”) provides Eligible Employees with an opportunity to purchase Teradata Common Stock through payroll deductions and is intended as an employment incentive and to encourage ownership of Teradata Common Stock to enable Eligible Employees to participate in the economic progress of Teradata Corporation (“Teradata”) during the term of the Plan.

The Company intends to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code. Notwithstanding the forgoing, the Company may make Offerings under the Plan that are not intended to qualify under Section 423 of the Code to the extent deemed advisable for Designated Subsidiaries outside the United States (“Non-423 Component”). Furthermore, the Company may make separate Offerings under the Plan, each of which may have different terms, but each separate Offering will be intended to comply with the requirements of Section 423 of the Code.

This Plan was originally adopted effective as of September 30, 2007 and has since been amended from time to time. The Board of Directors approved an amendment and restatement of the Plan on February 1, 2021, as set forth herein, to be effective with respect to the Offering Date commencing September 1, 2021; but such amendment and restatement is subject to approval by the Company’s stockholders at the 2021 annual meeting of stockholders and shall be null and void and of no further effect if such stockholder approval is not obtained.

2.    Definitions

2.1    “Affiliate” means any person that directly, or through one or more intermediaries, controls, or is controlled by, or under common control with, the Company.

2.2    “Beneficiary” has the meaning set forth in Section 15.

2.3    “Benefits Committee” means the Teradata Corporation Benefits Committee.

2.4    “Board of Directors” means the Board of Directors of the Company.

2.5    “Code” means the Internal Revenue Code of 1986, as amended.

2.6    “Company” means Teradata Corporation, a Delaware corporation.

2.7    “Compensation” means the total amount received by a Participant from the Company or a Subsidiary as salary, wages, bonus or other remuneration including (i) overseas premium pay, (ii) appropriate commission or other earnings by sales personnel, (iii) overtime pay, (iv) payments for cost-of-living increases, and (v) sick pay, but excluding retention and work completion bonuses and contributions of the Company or a Subsidiary to an employee benefit plan thereof.

2.8    “Continuous Service” means the length of time an Employee has been in the continuous employ of the Company and/or a Subsidiary and/or an Affiliate.

2.9    “Designated Subsidiary” means a Subsidiary which shall have been designated by the Chief Executive Officer or the Benefits Committee of the Company to participate in the Plan; provided, that any such designation may be revoked in like manner at any time.

2.10    “Eligible Employees” means only those persons who on an Offering Date: (i) are Employees of the Company or a Designated Subsidiary, and (ii) are not deemed for purposes of Section 423(b)(3) of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary or the parent of the Company, if any. With respect to Offerings made under the Non-423 Component of the Plan, the definition of “Eligible Employee” may be further limited.

2.11    “Employees” means all persons employed by the Company or a Subsidiary, and unless otherwise prohibited by applicable law, excludes those persons whose customary employment is 20 hours or less per week and/or whose customary employment is

B-1

Appendix B

for five months or less in any calendar year. “Employee” does not include leased employees within the meaning of Section 414(n) of the Code, and does not include “payroll service or agency employees” as defined in the following sentence. “Payroll service or agency employee” means an individual (i) for whom the direct pay or compensation with respect to the performance of services for the Company or any Subsidiary or Affiliate is paid by any outside entity, including but not limited to a payroll service or temporary employment agency rather than by the Teradata internal corporate payroll system, or (ii) who is paid directly by the Company or any Subsidiary or Affiliate, but not through an internal corporate payroll system (e.g., through purchase order accounts). The determination whether an individual is a “payroll service or agency employee” shall be made solely according to the method of paying the individual for services, without regard to whether the individual is considered a common law employee of the Company for any other purpose, and such determination will be within the discretionary authority of the Benefits Committee.

2.12    “Exercise Date” means the last business day of each Purchase Period.

2.13    “Fair Market Value” means the value of one share of Teradata Common Stock on any relevant date, determined under the following rules: (a) the closing sale price per share on that date as reported on the principal exchange on which the shares are then trading, if any, or if applicable the New York Stock Exchange, or if there are no sales on that date, on the next preceding trading day during which a sale occurred; (b) if the shares are not reported on a principal exchange or national market system, the average of the closing bid and asked prices last quoted on that date by an established quotation service for over-the-counter securities; or (c) if neither (a) nor (b) applies, the fair market value as determined by the Board of Directors in good faith and in accordance with applicable laws.

2.14    “Investment Account” has the meaning set forth in Section 12.

2.15    “Offering” means the offering of shares of Teradata Common Stock to Eligible Employees pursuant to the Plan that occurs on each Offering Date.

2.16    “Offering Date” means the first business day of each Purchase Period.

2.17    “Participant” means an Eligible Employee who elects to participate in the Plan.

2.18    “Payroll Department” means the department of the Company or a Subsidiary from which a Participant’s Compensation is disbursed.

2.19    “Plan” means this Teradata Employee Stock Purchase Plan.

2.20    “Purchase Period” means each six month period commencing September 1 and ending February 28 (or February 29, as applicable) and commencing March 1 and ending August 31, or such other period as may be determined in the discretion of the Benefits Committee from time to time (but in no event will any Purchase Period be longer than maximum period permitted for an employee stock purchase plan under Section 423 of the Code).

2.21    “Recordkeeper” means the third-party administrator that maintains records for the Plan.

2.22    “Stock Purchase Agreement” has the meaning set forth in Section 5.

2.23    “Subsidiary” means any corporation in which the Company, directly or indirectly, owns stock possessing 50% or more of the total combined voting power of all classes of stock.

2.24    “Teradata Common Stock” means shares of common stock, par value $0.01, of Teradata.

3.    Shares

The aggregate number of shares of Teradata Common Stock which may be purchased under the Plan shall not exceed a total of seven million (7,000,000). Notwithstanding the foregoing, the aggregate number of shares is subject to adjustment in accordance with Section 20 hereof. Shares issued under the Plan will consist of authorized and unissued shares.

4.    Offering

Each Eligible Employee on an Offering Date shall be entitled to purchase, in the manner and on the terms herein provided, shares of Teradata Common Stock at the Purchase Price set forth in Section 8 hereof with amounts withheld pursuant to Section 6 hereof during the Purchase Period in which such Offering Date occurs.

Anything herein to the contrary notwithstanding, if any person entitled to purchase shares pursuant to any Offering hereunder would be deemed, for the purposes of Section 423(b)(3) of the Code, to own stock (including any number of shares which such

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Appendix B

person would be entitled to purchase hereunder and under any other similar plan or stock option plan of the Company, the parent of the Company or any Subsidiary) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, the parent of the Company or a Subsidiary, the maximum number of shares which such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number which, when added to the number of shares of stock of the Company, the parent of the Company or a Subsidiary which such person is so deemed to own (excluding any number of shares which such person would be entitled to purchase hereunder), is one less than such 5% and any balance remaining in such person’s account to purchase shares of Teradata Common Stock under this Plan (“Stock Purchase Account”) shall be refunded.

5.    Entry Into the Plan; Stock Purchase Agreements

Any Eligible Employee may become a Participant in the Plan by filing a stock purchase agreement on a form provided by the Company (a “Stock Purchase Agreement”) and in accordance with procedures established by the Benefits Committee prior to the 20th day of the month immediately preceding each Offering Date or by such other date(s) as may be designated by the Benefits Committee. Once an Eligible Employee has filed a Stock Purchase Agreement and become a Participant in the Plan, he shall remain a Participant until he withdraws from the Plan in accordance with Section 13 hereof, and he shall not be required to file a Stock Purchase Agreement for any succeeding Offering until he withdraws from the Plan.

A Participant may change his level of payroll deduction prior to the 20th day of the month immediately preceding each Offering Date or by such other date(s) as may be designated by the Benefits Committee.

6.    Payment for Shares; Payroll Deductions

Payment for shares of Teradata Common Stock purchased hereunder shall be made by authorized payroll deductions from a Participant’s Compensation pursuant to this Section.

In his Stock Purchase Agreement, a Participant shall authorize a deduction from each payment of Compensation during a Purchase Period of an amount equal to any full percentage of such payment; provided, however, that the minimum deduction shall be 1% and the maximum deduction shall be 10% of any payment of Compensation.

A Participant on an unpaid leave of absence will remain a Participant in the Plan but no amounts will be credited to the Participant’s Stock Purchase Account during the time the Participant receives no Compensation.

7.    Payroll Deductions

Amounts deducted from a Participant’s Compensation pursuant to Section 6 hereof shall be recorded by the Company and applied to the purchase of Teradata Common Stock hereunder. No interest shall accrue or be payable to any Participant with respect to any deducted amounts.

8.    Purchase Price

The Purchase Price per share of the shares of Teradata Common Stock sold to Participants hereunder for any Offering shall be 85% of the lower of: (i) the Fair Market Value of Teradata Common Stock on the Offering Date, or (ii) the Fair Market Value of Teradata Common Stock on the Exercise Date. Anything herein to the contrary notwithstanding, the Purchase Price per share shall not be less than the par value of a share of Teradata Common Stock.

9.    Purchase of Shares; Limitation on Right to Purchase

As of each Exercise Date, each Participant shall be offered the right to purchase, and shall be deemed, without any further action, to have purchased, at the Purchase Price in United States dollars, the number of full shares of Teradata Common Stock which can be purchased with the amount credited to such Participant’s Stock Purchase Account. All such shares shall be maintained in Investment Accounts for the Participants. All dividends paid with respect to such shares shall be credited to the Participants’ Investment Accounts, and will be automatically reinvested in shares of Teradata Common Stock, unless the Participant elects not to have such dividends reinvested. Any remaining balance in a Participant’s Stock Purchase Account not used to purchase full shares of Teradata Common Stock shall be applied to purchase shares of Teradata Common Stock on the next Exercise Date or, in the event that there is no next Exercise Date, shall be refunded to the Participant.

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Appendix B

At the time a Participant’s payroll deduction amounts are used to purchase the Teradata Common Stock, he or she will have all of the rights and privileges of a stockholder of Teradata with respect to the shares purchased under the Plan.

Anything herein to the contrary notwithstanding, (i) a Participant may not purchase more than 50,000 shares of Teradata Common Stock through this Plan in any Purchase Period; and (ii) if at any time when any person is entitled to complete the purchase of any shares pursuant to the Plan, taking into account such person’s rights, if any, to purchase stock under all other employee stock purchase plans of the Company, its parent and of any Subsidiaries, the result would be that during the then current calendar year such person would have first become entitled to purchase under the Plan and all such other plans a number of shares of stock which would exceed the maximum number of shares permitted by the provisions of Section 423(b)(8) of the Code, then the number of shares which such person shall be entitled to purchase pursuant to the Plan shall be reduced by the number which is one more than the number of shares which represents the excess, and any remaining balance of the Participant’s payroll deductions shall be refunded.

10.    Expiration of Purchase Period

As of each Exercise Date the amount of payroll deductions for each Participant in the applicable Purchase Period shall be applied to purchase shares of Teradata Common Stock at the Purchase Price.

11.    Issuance of Shares

The shares of Teradata Common Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and sold at the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a stockholder shall exist with respect to such shares.

As soon as practicable after such Exercise Date, the Company shall cause a book entry to be registered in the street name of the Recordkeeper on behalf of the Participants, for the number of shares of Teradata Common Stock purchased by the Participants on such Exercise Date, as designated in the Participant’s Stock Purchase Agreement. Such designation may be changed at any time by filing notice thereof. The Benefits Committee shall have sole discretion to adopt rules governing the registration of shares purchased hereunder, and may restrict the types of designations permitted under a Participant’s Stock Purchase Agreement.

12.    Investment Accounts Maintained by Recordkeeper

The Recordkeeper shall maintain an Investment Account for each Participant with a record of the shares purchased by the Participant. The Participant may at any time direct the Recordkeeper to (i) sell some or all of the shares credited to his Investment Account and deliver the cash in U.S. currency to the Participant, subject to any applicable delivery or transfer charge or (ii) provide the Participant a notice of issuance of uncertificated shares reflecting some or all of the whole shares credited to his Investment Account. Shares credited to a Participant’s Investment Account shall not be transferred out of such Account during the two year period following the Exercise Date unless: (a) sold pursuant to Section 12(i) above, (b) transferred due to death pursuant to Section 15, or (c) otherwise permitted in the sole discretion of the Benefits Committee.

13.    Withdrawal

A Participant may withdraw from the Plan at any time by filing notice of withdrawal. Upon a Participant’s withdrawal, the amount credited to his Stock Purchase Account shall go toward the purchase of Teradata Common Stock on the next Exercise Date. Any Participant who withdraws from the Plan may again become a Participant hereunder in accordance with Section 5 hereof.

14.    Termination of Continuous Service

If a Participant’s Continuous Service terminates for any reason during a Purchase Period, the amount credited to his Stock Purchase Account as of the termination date shall be used to purchase shares of Teradata Common Stock pursuant to Section 9 hereof as of the next succeeding Exercise Date. The Participant may elect within 60 days of the date of his termination of employment to liquidate his Investment Account by either of the methods described in Section 12 or some combination of both. If the Recordkeeper receives no directions from the Participant within 60 days after his termination date, the Recordkeeper may deem that the Participant elected to retain ownership of the stock in the Participant’s own name and receive appropriate evidence of such ownership, and the Recordkeeper may proceed accordingly.

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Appendix B

If a Participant transfers to part-time status during a Purchase Period, his payroll deductions for the Plan shall terminate as of the date of such transfer and the amount credited to his Stock Purchase Account as of the effective date of any such occurrence shall remain in the Stock Purchase Account until the Exercise Date. The Recordkeeper shall continue to maintain the Participant’s Investment Account.

15.    Death

If a Participant dies during a Purchase Period, the amount credited to his Stock Purchase Account as of the date of death shall be applied to the purchase of Teradata Common Stock on the Exercise Date.

The Recordkeeper shall transfer the Participant’s Investment Account to the executor or administrator of the Participant’s estate. If no executor or administrator is appointed (to the knowledge of the Company), the Company in its discretion may direct the Recordkeeper to transfer the Investment Account to the Participant’s spouse or to any one or more dependents of the Participant.

16.    Procedure if Insufficient Shares Available

In the event that on any Exercise Date the aggregate funds available for the purchase of shares of Teradata Common Stock pursuant to Section 9 hereof would purchase a number of shares in excess of the number of shares then available for purchase under the Plan, the Benefits Committee shall proportionately reduce the number of shares which would otherwise be purchased by each Participant on such Exercise Date in order to eliminate such excess, the Plan shall automatically terminate immediately after such Exercise Date and any remaining balance credited to the Stock Purchase Account of each Participant shall be refunded to each such Participant.

17.    Rights not Transferable

Rights to purchase shares under the Plan are exercisable only by the Participant during his lifetime and are not transferable by him other than by will or the laws of descent and distribution. If a Participant attempts to transfer his rights to purchase shares under the Plan other than by will, he shall be deemed to have requested withdrawal from the Plan and the provisions of Section 13 hereof shall apply with respect to such Participant.

18.    Administration of the Plan

Subject to the general control of, and superseding action by, the Board of Directors, the Benefits Committee shall have full power to administer the Plan. It shall adopt rules not inconsistent with the provisions of the Plan for its administration. It shall adopt the form of Stock Purchase Agreement, all notices required hereunder, and any on the registration of certificates for shares purchased hereunder. Its interpretation and construction of the Plan and Rules shall, subject as aforesaid, be final and conclusive.

19.    Amendment of the Plan

The Board of Directors may at any time, or from time to time, alter or amend the Plan in any respect, except that, stockholder approval will be required for any alteration or amendment for which stockholder approval is required by applicable law or listing requirements, including any amendment that increases the number of shares reserved for purchase under the Plan other than as provided in Section 20 hereof.

20.    Recapitalization; Effect of Certain Transactions

The aggregate number of shares of Teradata Common Stock reserved for purchase under the Plan as provided in Section 3 hereof, the maximum number of shares which a Participant may purchase in any Purchase Period as provided in Section 9 hereof, and the calculation of the Purchase Price per share as provided in Section 8 hereof shall be appropriately adjusted to reflect a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, extraordinary cash dividend or other increase or decrease in the number of issued shares of Teradata Common Stock, effected without receipt of consideration by the Company. If Teradata shall merge or consolidate, whether or not Teradata is the surviving or resulting corporation in such merger or consolidation, any Offering hereunder shall pertain to and apply to shares of stock of Teradata or any shares issued in connection with such merger or consolidation in exchange for shares of stock of Teradata, unless prior to such merger or consolidation, the Board of Directors of the Company shall, in its discretion, terminate the Plan and/or any Offering hereunder. Notwithstanding the foregoing, a dissolution or liquidation of Teradata shall cause the Plan and any Offering hereunder to terminate and the entire amount credited to the Stock Purchase Account of each Participant thereunder shall be paid to each such Participant.

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Appendix B

21.    Expiration and Termination of the Plan

The Plan shall continue in effect through January 30, 2028 unless terminated prior thereto pursuant to Section 16 or 20 hereof, or pursuant to the next succeeding sentence. The Board of Directors shall have the right to terminate the Plan or any Offering hereunder at any time. In the event of the expiration of the Plan or its termination or the termination of any Offering pursuant to the immediately preceding sentence, the entire amount credited to the Stock Purchase Account of each Participant hereunder shall be refunded to each such Participant.

22.    Treatment of Fractional Shares

For any amounts of payroll deductions that are insufficient to purchase a whole share, the Recordkeeper may determine whether its standard practice will be to credit the Participants’ Investment Accounts with fractional shares or with the insufficient cash amount that will be carried over and applied to the next Purchase Period. If the Investment Accounts are credited with fractional shares, such fractional shares shall be cashed out when a Participant closes his or her Investment Account.

23.    Notice

Any notice which a Participant files pursuant to the Plan shall be in the appropriate form and shall be delivered by hand or mailed, postage prepaid, to such Participant’s Payroll Department.

24.    Repurchase of Stock

The Company shall not be required to repurchase from any Participant shares of Teradata Common Stock which such Participant acquires under the Plan.

25.    Use of Funds

All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

26.    Alternate Contribution Methods

Anything herein to the contrary notwithstanding, in the event authorized payroll deductions from a Participant’s Compensation are not permitted by reason of the provisions of local law applicable to the Company or a Designated Subsidiary, or are not practicable in the opinion of the Benefits Committee, the appropriate alternative method pursuant to which affected Participants may make payment for shares of Teradata Common Stock purchased hereunder which would otherwise have been made pursuant to Section 6 hereof shall be designated by the Benefits Committee. Payments made hereunder shall be deemed to have been made pursuant to Section 6 hereof.

27.    Fees

The Recordkeeper may charge Participants reasonable transaction fees, as agreed by the Company.

28.    Tax Consequences

Any tax consequences arising from the grant or exercise of any right granted hereunder or the payment for Teradata Common Stock covered hereby shall be borne solely by the Participant. The Company, and/or any Affiliate or the Benefits Committee may make such provisions and take such steps as may be deemed necessary or appropriate for the withholding of all taxes required by law to be withheld as determined in the sole discretion of the Company, any Affiliate or the Benefits Committee with respect to rights granted under the Plan and the exercise of such rights or the sale of Teradata Common Stock, including, but not limited, to: (a) deducting the amount so required to be withheld from any other amount then or thereafter payable to or on behalf of a Participant, and/or (b) requiring a Participant or person or entity acting on behalf of the Participant to pay to the Company or any Affiliate the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Teradata Common Stock, and/or (c) by causing the exercise of a right hereunder and/or the sale of any Teradata Common Stock held by or on behalf of a Participant to cover such liability, up to the amount required to satisfy minimum statutory withholding requirements as determined applicable in the sole discretion of the Company, any Affiliate or the Benefits Committee.

[End of Document]

B-6	2021 PROXY STATEMENT

TERADATA CORPORATION 17095 VIA DEL CAMPO SAN DIEGO, CA 92127

Your Internet or telephone proxy authorizes the proxyholders to vote the shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 3, 2021 (April 29, 2021 for participants in Teradata’s 401(k) Savings Plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/TDC2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Transmit your voting instructions via telephone up until 11:59 P.M. on May 3, 2021 (April 29, 2021 for participants in Teradata’s 401(k) Savings Plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to help Teradata’s sustainability efforts and reduce the costs incurred printing and mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years or go to www.investordelivery.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D35915-P48843-Z78998             KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TERADATA CORPORATION

The Board of Directors recommends that you vote FOR the Director Nominees listed below and FOR each of the other proposals listed below:
1. Election of Directors	For	Against	Abstain

Class II Nominees:

1a. Lisa R. Bacus	☐	☐	☐

1b. Timothy C.K. Chou	☐	☐	☐

1c. John G. Schwarz	☐	☐	☐

Class I Nominee:

1d. Stephen McMillan	☐	☐	☐

Please sign exactly as your name(s) appear(s) on this proxy card. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	For	Against	Abstain

2. An advisory (non-binding) vote to approve executive compensation.	☐	☐	☐

3. Approval of the amended and restated Teradata 2012 Stock Incentive Plan.	☐	☐	☐

4. Approval of the amended and restated Teradata Employee Stock Purchase Plan.	☐	☐	☐

5. Approval of the ratification of the appointment of the independent registered public accounting firm for 2021.	☐	☐	☐

NOTE: If you attend the meeting and decide to vote by ballot, your ballot will supersede and revoke this proxy. If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in which you are signing.

This proxy card confers on the proxyholders discretionary authority with respect to matters not known or determined at the time of the mailing of the Notice of the 2021 Annual Meeting of Stockholders.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annual Meeting of Stockholders

Teradata’s 2021 Annual Meeting of Stockholders will be held at 8:00 a.m., Pacific Time on May 4, 2021. Due to the COVID-19 pandemic, the Annual Meeting will be held in a virtual format only to provide a safe experience for our stockholders, directors and employees. You or your proxyholder may participate, vote and examine our stockholder list at the Virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/TDC2021 and using your 16-digit control number. Please see your Proxy Statement for additional instructions should you wish to attend the meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D35916-P48843-Z78998

TERADATA CORPORATION

Proxy/Voting Instruction Card

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR TERADATA’S 2021 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Teradata Corporation, a Delaware corporation (“Teradata” or the “Company”), hereby appoints Stephen McMillan, Mark Culhane and Margaret A. Treese, and each of them, proxies, with full power of substitution, to vote all shares of common stock of Teradata that the undersigned is entitled to vote at Teradata’s Virtual Annual Meeting of Stockholders to be held at www.virtualshareholdermeeting.com/TDC2021 (or at any alternate location and/or by means of communication determined by or on behalf of the Board of Directors) on May 4, 2021, and at any postponement or adjournment thereof, in the manner indicated on the reverse side and in such proxyholders’ sole discretion, upon any matter that may properly come before the meeting, or any postponement or adjournment thereof, including to vote for the election of a substitute nominee for director as such proxyholders may select in the event any nominee named on this proxy card is unable to serve. This proxy card also provides voting instructions to the trustee of the Teradata Corporation Savings Plan, the Company’s 401(k) plan (the “Teradata Savings Plan”) and to the trustees and administrators of other plans, with regard to shares of Teradata common stock the undersigned may hold under such plans for which the undersigned is entitled to vote at said meeting to the extent permitted by such plans and their trustees and administrators. By executing this proxy card, the undersigned acknowledges receipt from the Company of the Notice of the 2021 Annual Meeting of Stockholders and accompanying Proxy Statement and hereby revokes any previously granted proxy that relates to the aforementioned Annual Meeting.

The proxyholders or the trustees and administrators of the plans, as the case may be, will vote the shares in accordance with the directions on this proxy card. If you do not indicate your choices on this proxy card, the proxyholders will vote the shares in accordance with the directors’ recommendations. If you are a Teradata Savings Plan participant entitled to vote at the 2021 Annual Meeting of Stockholders and do not indicate your choices on this proxy card, those shares will be voted by the trustee of such plan.

(Continued and to be signed on the reverse side.)